UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RICHFIELD OIL & GAS COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒   No fee required.

☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5)   Total fee paid:

☐   Fee paid previously with preliminary materials.

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

2)   Form, Schedule or Registration Statement No.:

3)   Filing Party:

4)    Date Filed:

RICHFIELD OIL & GAS COMPANY

15 W. South Temple, Suite 1050

Salt Lake City, UT 84101

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 19, 2012

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of Richfield Oil & Gas Company, a Nevada corporation (the “Company”). The meeting will be held at the Little America Hotel, 500 S. Main Street, Salt Lake City, UT 84101 on Friday, October 19, 2012, at 10:00 a.m., local time, for the following purposes:

1.	To ratify the appointment of Mantyla McReynolds LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

2.	To approve an amendment to our Articles of Incorporation to, among other things, effect a reverse stock split of our common stock at an exchange ratio of between 1-for-5 and 1-for-10, decrease the number of authorized shares of our common stock to 250,000,000, and clarify and amend certain language in Article V (Directors) and Article VII (Indemnification), subject to the authority of our board of directors (the “Board”) to abandon such amendment; and

3.	To consider and transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

All members of our Board unanimously adopted a resolution approving the appointment of Mantyla McReynolds LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2012, as well as the amendment to our Articles of Incorporation to, among other things, effect a reverse stock split of our common stock, decrease the number of authorized shares of our common stock, and clarify and amend certain language in Article V (Directors) and Article VII (Indemnification), subject to the Board’s authority to abandon such amendment, and determined that such actions are advisable to and in the best interests of the Company and its stockholders. The Board recommends that you vote “FOR” the ratification of the appointment of Mantyla McReynolds LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and “FOR” the approval of an amendment to our Articles of Incorporation to, among other things, effect a reverse stock split of our common stock at an exchange ratio of between 1-for-5 and 1-for-10, decrease the number of authorized shares of our common stock to 250,000,000, and clarify and amend certain language in Article V (Directors) and Article VII (Indemnification), subject to the Board’s authority to abandon such amendment.

Only stockholders of record as of the close of business on September 18, 2012 are entitled to notice of and to vote at the Special Meeting or at any adjournment or postponement thereof. All stockholders of record are cordially invited to attend the Special Meeting in person.

The approval of each of the items above requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote thereon. Accordingly, regardless of the number of shares that you own, your vote is important. Even if you plan to attend the Special Meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope to ensure that your shares will be represented at the Special Meeting if you are unable to attend. If you fail to attend the Special Meeting in person or by proxy, your shares will not be counted for purposes of determining whether a quorum is present at the meeting and it will have the same effect as a vote against the approval of the amendment to our Articles of Incorporation, but will not affect the outcome of a vote regarding a proposal to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies.

You may revoke your proxy at any time prior to its exercise by delivering a properly executed, later-dated proxy, by filing a written revocation of your proxy with our Corporate Secretary at our address set forth above or by voting in person at the Special Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING REPLY ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

By order of the Board of Directors,

/s/ Douglas C. Hewitt, Sr.
Douglas C. Hewitt, Sr.
Chief Executive Officer

Salt Lake City, UT

October 2, 2012

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RICHFIELD OIL & GAS COMPANY

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 19, 2012

GENERAL INFORMATION

This Proxy Statement is first being mailed to stockholders of Richfield Oil & Gas Company, a Nevada corporation (the “Company”) on or about October 2, 2012 in connection with the solicitation of proxies by its Board of Directors (the "Board"). The proxies are to be voted at a Special Meeting of Stockholders (the "Special Meeting") to be held at the Little America Hotel, 500 S. Main Street, Salt Lake City, UT 84101, at 10:00 a.m., local time, on October 19, 2012, and any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. The Board is not aware of any other matters to be presented at the Special Meeting.

 The Board is soliciting your proxy to vote your shares at the Special Meeting. We will bear the cost of the solicitation, including the cost of the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card, and any additional information furnished to our stockholders. In addition to solicitation by mail, certain of our directors, officers and employees may, without extra compensation, solicit proxies by telephone, facsimile, electronic means and personal interview. We will also make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and we will reimburse them for postage and clerical expenses.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

1.	When and Where is the Special Meeting?

The Special Meeting will be held on Friday, October 19, 2012, beginning at 10:00 a.m., at the Little America Hotel, 500 S. Main Street, Salt Lake City, UT 84101. Check-in will begin at 9:30 a.m., local time.

2.	What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will vote upon the matters outlined in the Notice of Special Meeting of Stockholders, which include (1) ratification of the appointment of Mantyla McReynolds LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and (2) approval of an amendment to our Articles of Incorporation to, among other things, effect a reverse stock split of our common stock at an exchange ratio of between 1-for-5 and 1-for-10, decrease the number of authorized shares of our common stock to 250,000,000, and clarify and amend certain language in Article V (Directors) and Article VII (Indemnification), subject to the Board’s authority to abandon such amendment. The Board is not aware of any other matters to be presented at the Special Meeting. In addition, our management will report on our performance and respond to questions from stockholders following the adjournment of the formal business at the Special Meeting.

3.	What is included in the proxy materials?

The proxy materials include (1) the Notice of Special Meeting of Stockholders, (2) this Proxy Statement, and (3) a proxy card.

4.	What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Douglas C. Hewitt, Sr., our President and Chief Executive Officer and Executive Chairman of the Board, and Michael A. Cederstrom, our General Counsel and Corporate Secretary, will serve as proxies for the Special Meeting.

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5.	What is a proxy statement?

A proxy statement is a document that the regulations of the SEC require us to give you when we ask that you designate Mr. Hewitt and Mr. Cederstrom each as proxies to vote on your behalf. This Proxy Statement includes information about the proposals to be considered at the Special Meeting and other required disclosures, including additional information about the Company.

6.	What is the record date and what does it mean?

The record date for the Special Meeting is September 18, 2012. The record date is established by the Board as required by Nevada law. Owners of record of our common stock at the close of business on the record date are entitled to:

•	receive notice of the Special Meeting; and
•	vote at the Special Meeting and any adjournments or postponements thereof in accordance with our Bylaws.

At the close of business on September 18, 2012, there were 285,940,590 shares of our common stock outstanding and 250,000 shares of our non-voting convertible preferred stock outstanding.

7.	Who may attend the Special Meeting?

All stockholders of record who owned shares of common stock at the close of business on September 18, 2012, or their duly appointed proxies, may attend the Special Meeting or any adjournments or postponements thereof, as may our invited guests. Seating is limited and admission is on a first-come, first-served basis. Please note that if you hold shares in "street name" (that is, in a brokerage account or through a bank or other nominee), you will need to bring a copy of a statement reflecting your share ownership as of September 18, 2012. Any person attending will need to bring your proxy card or personal identification and check in at the registration desk at the Special Meeting.

8.	What am I voting on?

We are asking you to vote on the following two items of business at the Special Meeting:

•	To ratify the appointment of Mantyla McReynolds LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and
•	To approve an amendment to our Articles of Incorporation to, among other things, effect a reverse stock split of our common stock at an exchange ratio of between 1-for-5 and 1-for-10, decrease the number of authorized shares of our common stock to 250,000,000, and clarify and amend certain language in Article V (Directors) and Article VII (Indemnification), subject to the Board’s authority to abandon such amendment.

We are not aware of any other business to be conducted at the Special Meeting.

9.	How many shares must be represented in order to hold the Special Meeting?

The required quorum for the transaction of business at the Special Meeting is a majority of all outstanding shares of our common stock entitled to vote at the Special Meeting, represented in person or by proxy. The 250,000 shares of our non-voting convertible preferred stock outstanding as of September 18, 2012 are not entitled to vote at the Special Meeting. Consequently, the presence, in person or by proxy, of the holders of at least 142,970,296 shares of our common stock is required to establish a quorum at the Special Meeting. Shares that are voted with respect to a particular matter are treated as being present at the Special Meeting for purposes of establishing a quorum.

10.	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

Most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

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•	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Special Meeting.

•	Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and the proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a signed proxy from the stockholder of record giving you the right to vote the shares. Your broker or nominee has provided voting instructions for you to use in directing the broker or nominee how to vote your shares. If you fail to provide sufficient instructions to your broker or nominee, that stockholder of record may be prohibited from voting your shares. See "Will my shares be voted if I do not provide my proxy?"

11.	How do I vote?

For each of the matters to be voted on, you may vote “For” or “Against,” or abstain from voting. The procedures for voting are fairly simple:

Stockholders of Record:    Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•	In Person. You may vote in person at the Special Meeting by completing a ballot; however, attending the Special Meeting without completing a ballot will not count as a vote.
•	By Mail. You may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

Street Name Stockholders:    Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•	By Mail. You may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.
•	In Person with a Proxy from the Record Holder. You may vote in person at the Special Meeting if you obtain a legal proxy from your bank, broker or other nominee. Please consult the voting form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Special Meeting.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE SPECIAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED ABOVE SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING. SUBMITTING YOUR PROXY VIA MAIL DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON AT THE SPECIAL MEETING.

12.	How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of September 18, 2012.

13.	What if I don't specify a choice for a matter when returning my proxy?

A proxy that is properly completed and submitted will be voted at the Special Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•	FOR the ratification of the appointment of Mantyla McReynolds LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

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•	FOR the approval of an amendment to our Articles of Incorporation to, among other things, effect a reverse stock split of our common stock at an exchange ratio of between 1-for-5 and 1-for-10, decrease the number of authorized shares of our common stock to 250,000,000, and clarify and amend certain language in Article V (Directors) and Article VII (Indemnification), subject to the Board’s authority to abandon such amendment.

If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board knows of no matters, other than those previously stated, to be presented for consideration at the Special Meeting.

14.	Will my shares be voted if I do not provide my proxy?

In some cases, your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Specifically, brokerage firms often have the authority to cast votes on certain "routine" matters if they do not receive instructions from their customers. For example, the ratification of the selection of independent registered public accounting firms is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. This is called a "broker discretionary vote." When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote." The approval of an amendment to the Articles of Incorporation to effect a reverse stock split and a decrease in the authorized shares of our common stock is not considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. Therefore, if you are a street name stockholder and do not provide voting instructions to your broker with respect to this matter, it will result in a broker non-vote with respect to the proposal to amend our Articles of Incorporation.

15.	What votes are needed for each proposal to pass and is broker discretionary voting allowed?

Proposal		Vote Required	Broker Discretionary Vote Allowed
(1)	To ratify the appointment of Mantyla McReynolds LLC as our independent registered public accounting firm for the year ending December 31, 2012	Majority of the shares represented in person or by proxy and entitled to vote	Yes

(2)	To approve an amendment to our Articles of Incorporation to, among other things, effect a reverse stock split of our common stock at an exchange ratio of between 1-for-5 and 1-for-10, decrease the number of authorized shares of our common stock to 250,000,000, and clarify and amend certain language in Article V (Directors) and Article VII (Indemnification), subject to the Board’s authority to abandon such amendment	Majority of the shares represented in person or by proxy and entitled to vote	No

16.	What happens if additional proposals are presented at the Special Meeting?

Other than the ratification of Mantyla McReynolds LLC as our independent registered public accounting firm, and the approval of an amendment to our Articles of Incorporation, we do not expect any matters to be presented for a vote at the Special Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Special Meeting. Under our Bylaws, the deadline for notifying us of any additional proposals to be presented at the Special Meeting has passed and, accordingly, stockholders may not present proposals at the Special Meeting.

17.	Can I change my vote after submitting my proxy?

If you are a stockholder of record, you may revoke a previously submitted proxy at any time before the polls close at the Special Meeting by:

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•	requesting, completing and mailing in another properly completed proxy card with a later date;
•	giving written notice of revocation to our Corporate Secretary by mail to Corporate Secretary, 15 W. South Temple, Suite 1050, Salt Lake City, UT 84101; or
•	attending the Special Meeting and voting in person; however, attending the Special Meeting will not by itself have the effect of revoking a previously submitted proxy.

If you are a street name stockholder, you must follow the instructions on revoking your proxy, if any, provided by your bank or broker.

18.	Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

19.	What does it mean if I receive more than one set of proxy materials?

It means that you have multiple accounts with brokers and/or our transfer agent, Interwest Transfer Company, Inc. (“Interwest”). Please vote all of these shares. We recommend that you contact your broker and/or Interwest to consolidate as many accounts as possible under the same name and address. Please submit your request by mail to Interwest, P.O. Box 17136, Salt Lake City, UT 84117, or by telephone at 1-801-272-9294. Interwest may also be reached through its website at www.interwesttc.com.

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PROPOSAL NO. 1

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed Mantyla McReynolds LLC (“Mantyla McReynolds”) to serve as our independent registered public accounting firm and to audit our financial statements for the fiscal year ending December 31, 2012. Mantyla McReynolds has previously audited our financial statements for the fiscal years ending December 31, 2010 and 2011. The Board has been advised by Mantyla McReynolds that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. As a matter of good corporate governance, the Board has determined to submit its selection of Mantyla McReynolds to stockholders for ratification.

Audit and Related Fees for Fiscal Years 2011 and 2010

The following table sets forth a summary of the fees billed to us by Mantyla McReynolds, for professional services performed for the years ended December 31, 2011 and 2010, respectively:

	2011	2010
Audit Fees (1)	$96,000	$60,825
Audit-Related Fees (2)	—	25,850
Tax Fees	—	—
All Other Fees	—	—
Total	$96,000	$86,675

(1)	Consisted of fees for professional services rendered by Mantyla McReynolds for the audit of our annual financial statements included in our registration statement on Form 10, as amended, and the review of financial statements included in our Forms 10-Q or services that are normally provided by our principal accountants in connection with statutory and regulatory filings or engagements.

(2)	Consisted of fees for assurance and related services by Mantyla McReynolds that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit fees” such as comfort or assurance letters.

The Board has not yet established an audit committee, and as such, the Board as a whole is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm and approves in advance any services to be performed by the independent registered public accounting firm, whether audit-related or not. The Board reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of our independent registered public accounting firm. All of the fees shown above were pre-approved by the Board as a whole.

The proposal to ratify the appointment of Mantyla McReynolds as our independent registered public accounting firm will require approval by holders of a majority of the shares represented in person or by proxy and entitled to vote at the Special Meeting. Abstentions will be treated as a vote against this proposal. If you hold your shares in street name and do not provide timely voting instructions, your broker may exercise discretionary authority, thereby avoiding a broker non-vote.

If the selection of the independent registered public accounting firm is not ratified, the Board will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Board believes that such a change would be in the best interest of our Company and our stockholders.

Representatives of Mantyla McReynolds will be present at the Special Meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION

OF THE APPOINTMENT OF MANTYLA MCREYNOLDS AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012.

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PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION

Our Board has adopted, declared advisable and is submitting for stockholder approval a proposal to approve an amendment to our Articles of Incorporation. By voting in favor of Proposal No. 2, stockholders will be approving an amendment to our Articles of Incorporation to, among other things, effect a reverse stock split of our outstanding common stock, reduce the number of authorized shares of common stock to 250,000,000 shares, and clarify and amend certain language in Article V (Directors) and Article VII (Indemnification). After the receipt of stockholder approval of this amendment, the Board will thereafter have the ability until our 2013 Annual Meeting of Stockholders to unilaterally decide whether or not to effect the amendment. Thereafter, if the amendment is effected, the amendment will be filed with the Secretary of State of the State of Nevada. Pursuant to the law of our state of incorporation, Nevada, our Board must adopt any amendment to our Articles of Incorporation and submit the amendment to stockholders for their approval. The affirmative vote of a majority of the outstanding shares of common stock is required to approve Proposal No. 2.

The form of the proposed amendment to our Articles of Incorporation to, among other things, effect the reverse stock split is attached to this Proxy Statement as Appendix A. Our Board, in its discretion, may elect to adopt the amendment to our Articles of Incorporation upon receipt of stockholder approval, or may not elect to adopt the amendment if our Board determines in its discretion not to proceed with the reverse stock split. In determining whether or not to implement the reverse stock split following the receipt of stockholder approval, our Board may consider, among other things, factors such as:

•	the historical price of our common stock;

•	the anticipated impact of the reverse stock split on the trading market for our common stock;

•	the overall reduction to be realized in our administrative costs; and

•	prevailing general market and economic conditions.

At the close of business on September 18, 2012, we had 285,940,950 shares of common stock issued and outstanding or reserved for issuance, consisting of:

•	285,940,950 shares of common stock outstanding;

•	2,500,000 shares of common stock reserved and available for issuance in connection with the 250,000 shares of our outstanding non-voting convertible preferred stock;

•	29,491,821 shares of common stock reserved for issuance upon exercise of outstanding warrants; and

•	6,009,043 shares of common stock reserved for issuance pursuant to outstanding convertible promissory notes.

We do not expect the reverse stock split itself to have any economic effect on our stockholders, debt holders or holders of warrants, except to the extent certain stockholders are entitled to receive from our transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number.

Reasons for the Reverse Stock Split

The Board authorized the reverse stock split with a view to increasing the per share trading price of our common stock. We believe an increased share trading price could have the following benefits:

•	Future Listing Applications. We are not currently listed or quoted on a stock exchange or trading market. However, we may in the future apply for listing on a stock exchange or trading market which includes in its listing standards a minimum price per share greater than the current price per share of our common stock.

•	Increase in Eligible Investors. The reverse stock split could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stocks with a price below a certain threshold), potentially increasing trading volume and liquidity of our common stock.

•	Increased Analyst and Broker Interest. The reverse stock split could increase analyst and broker interest in our common stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Some of those policies and practices may also function to make the processing of trades in low-priced stocks economically unattractive to brokers.

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•	Decreased Transaction Costs for Stockholders. Brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, and because of this, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Risk Factors Associated with the Reverse Stock Split

We cannot assure you that the reverse stock split, if implemented, will have the desired effect of raising the price of our common stock over the long term. The history of similar reverse stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the trading price per share of our common stock after the reverse stock split would rise in proportion to the reduction in the number of pre-split shares of our common stock outstanding before the reverse stock split;

•	the reverse stock split would result in a per share price that would increase the level of investment by institutional investors or increase analyst and broker interest in our company; or

•	the reverse stock split will result in decreased transaction costs for our stockholders.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

After the effective date of the reverse stock split, each stockholder would own a reduced number of shares of common stock. However, the reverse stock split would affect all stockholders uniformly and would not affect any stockholder’s percentage ownership interest in the Company (except to the extent certain stockholders are entitled to receive from our transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number). Proportionate voting rights and other rights and preferences of the holders of common stock would not be affected by the reverse stock split (except to the extent certain stockholders are entitled to receive from our transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold approximately 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split. The number of stockholders of record also would not be affected by the reverse stock split.

The following table contains approximate information relating to our common stock, as of September 18, 2012, under the following circumstances: (i) prior to any reverse stock split; (ii) in the event a reverse stock split is effected at a 1-for-5 exchange rate; and (iii) in the event a reverse stock split is effected at a 1-for-10 exchange rate:

Common Stock	Prior to Reverse Stock Split	After Assumed 1- for-5 Reverse Stock Split	After Assumed 1- for-10 Reverse Stock Split
Authorized	450,000,000	250,000,000	250,000,000
Outstanding	285,940,590	57,188,118	28,594,059
Reserved and available for issuance in connection with outstanding non-voting convertible preferred stock	2,500,000	500,000	250,000
Reserved for issuance pursuant to outstanding warrants	29,491,821	5,898,365	2,949,183
Reserved for issuance pursuant to outstanding convertible promissory notes	6,009,043	1,201,809	600,905

Because the total number of shares of authorized common stock is not being reduced in an amount proportionate to the reverse stock split, the ability of the Board to issue authorized and unissued shares without further stockholder action will be significantly increased.

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Under the terms of our outstanding warrants, the reverse stock split would result in a proportionate increase in the exercise price of the warrants, as well as a proportionate decrease in the number of shares issuable to the holders thereof upon exercise of the warrants. With respect to our non-voting convertible preferred stock and our convertible promissory notes, the reverse stock split would effect a reduction in the number of shares of common stock into which such non-voting convertible preferred stock and such convertible promissory notes are convertible proportionally to the exchange ratio of the reverse stock split.

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split would not affect the registration of our common stock under the Exchange Act.

In addition, the proposed adoption of the amendment to the Articles of Incorporation would reduce the total number of shares of common stock that we are authorized to issue from 450,000,000 shares to 250,000,000 shares. Because the total number of shares of authorized common stock is not being reduced in an amount proportionate to the reverse stock split, the ability of the Board to issue authorized and unissued shares without further stockholder action will be significantly increased. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock. The effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Articles of Incorporation or Bylaws. However, our Articles of Incorporation authorize us to issue 50,000,000 shares of preferred stock and the reverse stock split would have no effect on the number of shares of preferred stock that we are authorized to issue.

Effective Date

Our Board, in its discretion, may elect to effect or not effect the reverse stock split upon receipt of stockholder approval. The reverse stock split and the decrease in the number of our authorized shares of common stock would become effective on the date of filing of a certificate of amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. On the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the exchange ratio contained in the certificate of amendment. If our Board does not implement the reverse stock split by the date of our 2013 Annual Meeting of Stockholders, stockholder approval would again be required prior to the implementation of any reverse stock split.

Treatment of Fractional Shares

We do not currently intend to issue fractional shares in connection with the reverse stock split. Therefore, we do not expect to issue certificates representing fractional shares. As authorized by the Board, stockholders would be entitled to receive from our transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number.

The ownership of a fractional share interest following the reverse stock split would not give the holder any voting, dividend or other rights, except to receive the number of shares rounded up to the next whole number, as described above.

Effect on Non-Registered Stockholders

Non-registered stockholders holding our common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the reverse stock split than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Book-Entry Shares

The issuance of additional shares to avoid the creation of fractional shares as a result of the reverse stock split and the combination of and reduction in the number of our outstanding shares of common stock as a result of the reverse stock split would occur automatically on the effective date without any action on the part of our stockholders. Our registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts.

Stockholders who hold registered shares of our common stock in book-entry form do not need to take any action to receive post-reverse stock split shares of our common stock in registered book-entry form. These stockholders will have their pre-reverse stock split shares exchanged automatically and a statement will be mailed to them upon exchange indicating the number of post-reverse stock split shares owned by such stockholders.

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Issuance of Additional Shares to Avoid the Creation of Fractional Shares; Exchange of Stock Certificates

On the effective date, shares of our pre-split common stock will automatically be combined and changed into shares of post-split common stock, based on the exchange ratio selected by our Board. No additional action on our part or on the part of any stockholder will be required in order to effect the reverse stock split. Following the effective date of the reverse stock split, certificates representing shares of pre-split common stock will automatically, and without any action on the part of any person, represent the number of shares of post-split common stock determined by the exchange ratio selected by our Board. Stockholders who wish to receive new stock certificates following the reverse stock split may surrender their certificates representing shares of pre-split common stock in exchange for certificates representing shares of post-split common stock.

No fractional shares of post-split common stock will be issued to any stockholder. Accordingly, stockholders of record who would otherwise be entitled to receive fractional shares of post-split common stock will receive from our transfer agent the number of shares of post-split common stock rounded up to the next whole number.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATES.

Accounting Consequences

The reverse stock split will not affect the common stock capital account on our balance sheet. As of the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the exchange ratio, and the additional paid−in capital account will be credited with the amount by which the stated capital is reduced. In future financial statements, we will restate net income or loss per share and other per share amounts for periods ending before the reverse stock split to give retroactive effect to the reverse stock split. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

No Appraisal Rights

Under the Nevada Revised Statutes, stockholders are not entitled to dissenters’ rights with respect to the proposed adoption of the amendment to our Articles of Incorporation to effect the reverse stock split, and we will not independently provide our stockholders with any such right.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in Proposal No. 2 as a result of their ownership of shares of our common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in Proposal No. 2 that are different from or greater than those of any other of our stockholders.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following is a general summary of certain United States federal income tax consequences of the reverse stock split to holders of our common stock, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, published rulings, administrative pronouncements and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. This discussion is included for general information purposes only and does not address all aspects of federal income taxation that may be relevant to holders that may be subject to special tax rules.

In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and United States federal tax consequences other than federal income taxation. This discussion also assumes that the shares of our common stock were, and the shares of our common stock received pursuant to the reverse stock split will be, held as "capital assets" (as defined in the Code).

If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

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For purposes of this discussion, a “U.S. Holder” is any beneficial owner of shares of our common stock that for United States federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for United States federal income tax purposes.

A "Non-U.S. Holder" is a beneficial owner (other than a partnership) of shares of our common stock who is not a U.S. Holder.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service ("IRS") regarding the United States federal income tax consequences of the reverse stock split and there can be no assurance the IRS will not challenge the statements set forth below or that a court would not sustain any such challenge.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT OR THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

A holder of our common stock generally will not recognize any gain or loss as a result of the reverse stock split. In general, a stockholder’s aggregate tax basis in the common stock received in the reverse stock split will equal such holder’s aggregate tax basis in our common stock surrendered in the reverse stock split. The holding period for the shares of our common stock received in the reverse stock split generally will include the holding period for the shares of our common stock surrendered in the reverse stock split. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares. Non-U.S. Holders may have certain information reporting requirements if we are deemed a United States real property holding corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO, AMONG OTHER THINGS, EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT AN EXCHANGE RATIO OF BETWEEN 1-FOR-5 AND 1-FOR-10, DECREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK TO 250,000,000 SHARES, AND CLARIFY AND AMEND CERTAIN LANGUAGE IN ARTICLE V (DIRECTORS) AND ARTICLE VII (INDEMNIFICATION), SUBJECT TO THE BOARD’S AUTHORITY TO ABANDON SUCH AMENDMENT.

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FINANCIAL STATEMENTS

Our financial statements are attached to this Proxy Statement as Appendix B.

SUPPLEMENTARY FINANCIAL INFORMATION

As a smaller reporting company, we have elected to not provide supplementary financial information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements attached to this Proxy Statement. This discussion contains forward-looking statements that involve risks and uncertainties because they are based on current expectations and relate to future events and future financial performance. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many important factors, including those set forth in the section entitled “Risk Factors” in our registration statement on Form 10.

Overview

We are an oil and gas exploration and production company with ten projects in Utah, Kansas, Oklahoma and Wyoming. We are currently producing oil from four projects in Kansas. We are currently completing one well in Juab County, Utah which we refer to as the “Liberty #1 Well,” and which is in the completion stage of development. The focus of our business is acquiring, retrofitting, and operating or selling oil and gas production. We have two strategic directions:

a)	We used our research technology to identify properties in Kansas that were initially developed between the 1920s and 1950s. We identified significant oil and gas reserves from these early exploration properties, which were previously underdeveloped due to inefficient and antiquated exploration and production methods and low commodity prices. In most cases these wells were developed and left fallow by major oil and gas companies. Using current technology and methodologies, we successfully developed both production and proved reserves within these fields and others, and we intend to continue to develop our Kansas properties, where we are participating in approximately 3,000 acres.

b)	We have conducted a limited amount of exploration for oil and gas reserves in the Central Utah Overthrust region, where we are participating in over 30,000 acres. Of these, we are currently the operator of approximately 10,000 acres. We lease or own 100% of the mineral rights on these properties. We intend to conduct drilling operations on some of our Utah properties, and to conduct additional exploration activities.

We use a systematic approach for the acquisition of leases and development of drilling programs. Our approach focuses on three areas of development planning:

a)	Activities involving the identification, acquisition and development of leases of property in which oil or gas is known to exist. This represents approximately 20% of our development planning.

b)	Activities involving low or moderate exploration and development risk. These include leases of property where oil and gas has been produced in the past but there are no existing wells. This represents approximately 20% of our development planning.

c)	Activities involving the acquisition of projects where it is reasonably believed that potential hydrocarbon values exist based on analysis involving geochemical, radiometric, gravitational and supportable seismic data. This may include projects that have never been drilled or tested for oil and gas in the past. This represents approximately 60% of our development planning.

We have initiated the development of ten projects to date, resulting in four oil-producing projects. Our development plans may be delayed and are dependent on certain conditions, including, the receipt of necessary permits, the ability to obtain adequate financing and weather conditions. Uncertainties associated with these factors could result in unexpected delays. In addition, the feasibility of a number of the projects described below is subject to further geological testing and/or drilling to determine whether commercial quantities of hydrocarbons are present.

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In addition to the projects currently under development, we intend to initiate the development of additional projects from time to time. However, the number of projects we initiate each year will depend on a number of factors, including the availability of adequate financing, the availability of mineral leases, the demand for oil and gas, the number of projects we have under development, and our available resources to devote to our project development efforts.

Production History

The following table presents information about our produced oil volumes during the three months and six months ended June 30, 2012 compared to the three months and six months ended June 30, 2011 and the year ended December 31, 2011 compared to the year ended December 31, 2010.  We did not produce natural gas during either of the three months or six months ended June 30, 2012 or the years ended December 31, 2011 or 2010. As of June 30, 2012, we were selling oil from a total of 12 gross wells (10.7 net wells), compared to 11 gross wells (10.5 net wells) at June 30, 2011.  At December 31, 2011, we were selling oil from a total of eleven gross wells (10.2 net wells) compared to ten gross wells (7.0 net wells) at December 31, 2010.  All data presented below is derived from accrued revenue and production volumes for the relevant period indicated.

	Three Months Ended		Six Months Ended		Years Ended
	June 30,		June 30,		December 31,
	2012	2011	2012	2011	2011	2010
Net Production:
Oil (Bbl)	2,885	1,343	4,923	3,906	7,161	7,990
Natural Gas (Mcf)	-	-	-	-	-	-
Barrel of Oil Equivalent (Boe)	2,885	1,343	4,923	3,906	7,161	7,990

Average Sales Prices:
Oil (Bbl)	$79.39	$102.42	$91.18	$100.88	$99.51	$73.48

Average Production Costs:
Oil (per Bbl)	$42.50	$385.61	$74.35	$155.36	$143.04	$118.35

Depletion of Oil and Gas Properties

Our depletion expense is driven by many factors, including certain exploration costs involved in the development of producing reserves, production levels and estimates of proved reserve quantities and future developmental costs. The following table presents our depletion expenses per barrel of oil for the three months and six months ended June 30, 2012 compared to the three months and six months ended June 30, 2011 and for the year ended December 31, 2011 compared to the year ended December 31, 2010.

	Three Months Ended		Six Months Ended		Years Ended
	June 30,		June 30,		December 31,
	2012	2011	2012	2011	2011	2010

Depletion of Oil	$9.61	$9.61	$9.61	$9.61	$9.61	$18.80

Results of Operations

The following presents an overview of our results of operations for (i) the three months ended June 30, 2012 compared to the three months ended June 30, 2011; (ii) the six months ended June 30, 2012 compared to the six months ended June 30, 2011; and (iii) the year ended December 31, 2011 compared to the year ended December 31, 2010.

Three Months Ended June 30, 2012 Compared to the Three Months Ended June 30, 2011

As of June 30, 2012, we had established oil production from 12 gross (10.7 net) wells in which we hold working interests compared to 11 gross (10.5 net) wells which had established production as of June 30, 2011. Our net oil production for the three months ended June 30, 2012 averaged approximately 32 Bopd compared to approximately 15 Bopd for the three months ended June 30, 2011. We had no natural gas production during the three months ended June 30, 2012 and 2011. The increase in production in 2012 over 2011 is primarily due to the new well added in the Koelsch project resulting in an increase of an average of 14 Bopd.

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Our revenues from oil sales increased for the three months ended June 30, 2012 compared to the three months ended June 30, 2011 by 66.5% or $91,493 from $137,544 for the three months ended June 30, 2011 to $229,037 for the three months ended June 30, 2012.  The increase in revenue is due to an increase of 1,542 barrels of net oil produced, or $122,419, offset by a decrease in our average realized crude oil prices of $23.03 Bopd or $30,926 for the 2012 period.

We realized a net loss of $864,906 (representing a net loss of approximately $(0.01) per basic and diluted share of common stock) for the three months ended June 30, 2012 compared to a net loss of $1,819,067 (representing a net loss of approximately $(0.01) per basic and diluted share of common stock) for the three months ended June 30, 2011.  The decrease in net loss of $954,161 was primarily due to a decrease in our operating expenses offset by a lower gain on settlement of liabilities. The loss per share for the three months ended June 30, 2012 decreased compared to the same period 2011 due to an increase in our shares of common stock outstanding and a decrease in our net loss.

Total operating expenses decreased 58.1% or $1,331,029 from $2,324,981 for the three months ended June 30, 2011 to $973,953 for the three months ended June 30, 2012.  The decrease in operating expenses was due primarily to a decrease in general and administrative expenses and production expenses partially offset with an increase in gain on sale of assets.

General and administrative expenses decreased 32.4% or $543,493 from $1,678,428 for the three months ended June 30, 2011 to $1,134,933 for the three months ended June 30, 2012. The decrease is primarily attributable to a $528,663 decrease in stock based compensation and related payroll taxes of consultants, employees and directors of the Company and a $170,380 decrease in engineering, accounting, audit and legal fees from the costs associated with the Company’s initial plans to go public in Canada in 2011, both of which are offset by a $56,879 increase in bad debt expense, and a $98,669 increase in other expenses.

Production expenses decreased 76.3% or $395,280 to $122,598 or $42.50 per barrel of oil (Bbl) for the three months ended June 30, 2102 from $517,879 or $385.61 Bbl for the three months ended June 30, 2011. During the three months ended June 30, 2011, the increased production expenses associated with the Kansas properties was caused by general maintenance on wells, including work required by the Kansas Corporation Commission (“KCC”).

During the three months ended June 30, 2012, we incurred production taxes of $8,380 compared to $8,254 during the three months ended June 30, 2011. The increase in production taxes was due to the increase in oil sales revenue offset by the decrease in the average effective tax rates in the counties where the oil was produced in 2012.

Exploration expenses increased 36.1% or $13,881 from $38,404 for the three months ended June 30, 2011 to $52,285 for the three months ended June 30, 2012. This increase is mainly due to an increase in delay rentals that were incurred in 2012.

Lease expiration expenses decreased 99.6% or $40,950 from $41,123 for the three months ended June 30, 2011 to $173 for the three months ended June 30, 2012. This decrease is due to extending all but one of the leases that were up for renewal in the three month period ended June 30, 2012.

We recorded depletion, depreciation, amortization and accretion of $61,208 during the three months ended June 30, 2012 compared to depletion, depreciation, amortization and accretion of $40,893 during the three months ended June 30, 2011.  The $20,315 or 49.7% increase in depletion, depreciation, amortization and accretion was primarily due to the increase in well related equipment purchased in the past 12 months that are now being depreciated. Depletion expense for the three months ended June 30, 2012 and 2011 was $9.61 per barrel produced.

The gain on sale of assets for the three months ended June 30, 2012 was $405,624 compared to $0 for the three months ended June 30, 2011. In the three months ended June 30, 2012, the gain was mainly due to selling a 21% working interest in the Prescott Lease and a 5% carried interest in the Perth Project to unaffiliated investors (see Note 5 to our Unaudited Condensed Consolidated Financial Statements, attached hereto as Appendix B).

The gain on the settlement of liabilities decreased 96.9% or $543,994 to $17,164 during the three months ended June 30, 2012 from $561,158 during the three months ended June 30, 2011. This decrease is due to a one time gain in 2011 created as a result of settling disputed amounts of trade and other payables for lower than carrying values.

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The remaining other income and expenses decreased from a $192,788 net interest expense for the three months ended June 30, 2011 to a $136,754 net interest expense for the three months ended June 30, 2012. The net interest expense decrease relates to a decrease of interest and finance charges of $28,573 and an increase in interest income of $27,461 assessed on past due accounts.

Six Months Ended June 30, 2012 Compared to the Six Months Ended June 30, 2011

The following presents an overview of our results of operations for the six months ended June 30, 2012 compared to the six months ended June 30, 2011.

As of June 30, 2012, we had established oil production from 12 gross (10.7 net) wells in which we hold working interests compared to 11 gross (10.5 net) wells which had established production as of June 30, 2011. Our net oil production for the six months ended June 30, 2012 averaged approximately 27 Bopd compared to approximately 22 Bopd for the six months ended June 30, 2011. We had no natural gas production during the six months ended June 30, 2012 and 2011. The increase in production in 2012 over 2011 is primarily due to the new well added in the Koelsch project resulting in an increase of an average of 7 Bopd, partially offset by a decrease in production due to a sale in the first quarter of 2011 or our working interest in the Chase Silica Field.

Our revenues from oil sales increased for the six months ended June 30, 2012 compared to the six months ended June 30, 2011.  Revenues increased by $54,856 from $394,042 for the six months ended June 30, 2011 to $448,898 for the six months ended June 30, 2012.  The increase in revenue is due to an increase of 1,017 barrels of net oil produced, or $92,730, during the 2012 period and a decrease in our average realized crude oil prices of $9.70 per Bopd or $37,874 for the 2012 period.

We realized a net loss of $2,916,985 (representing a net loss of approximately $(0.01) per basic and diluted share of common stock) for the six months ended June 30, 2012 compared to a net loss of $3,139,575 (representing a net loss of approximately $(0.02) per basic and diluted share of common stock) for the six months ended June 30, 2011.  The decrease in net loss of $222,590 was primarily due to a decrease in our operating expenses offset by an increase in interest and finance expenses and a lower gain on settlement of liabilities. The decrease in the loss per share for the six months ended June 30, 2012 compared to the same period 2011 was due to an increase in our shares of common stock outstanding and a decrease in our net loss.

Total operating expenses decreased 20.6% or $784,098 from $3,812,830 for the six months ended June 30, 2011 to $3,028,732 for the six months ended June 30, 2012.  The decrease in operating expenses was due primarily to a decrease in general and administrative, production, and lease exploration expenses offset by an increase in gain on sale of assets.

General and administrative expenses decreased 4.7% or $140,637 from $3,004,844 for the six months ended June 30, 2011 to $2,864,207 for the six months ended June 30, 2012. The decrease is primarily attributable to a $102,649 decrease in stock based compensation and related payroll taxes of consultants, employees and directors of the Company, against the comparable period; a $361,016 decrease in other expenses due to a one time stock issuance penalty awarded to certain stockholders during the six months ended June 30, 2011, offset by a $59,675 increase in engineering, audit and legal fees associated with the preparation of the Form 10 registration with the United States Securities and Exchange Commission (the “SEC”); a $192,332 increase in bad debt allowance, and a $71,021 increase in all other expenses.

Production expenses decreased 39.7% or $240,824 to $366,015 or $74.35 per barrel of oil (Bbl) for the six months ended June 30, 2102 from $606,839 or $155.36 Bbl for the six months ended June 30, 2011. The decrease in production expenses is associated with the significant production costs we incurred for the six months ended June 20, 2011 on the Kansas properties that was caused by general maintenance on wells, including work required by the Kansas Corporation Commission (“KCC”), partially offset by increased field operating expenses related to our Perth project due to removal, repair, and reinstallation of a submersible pump for the six months ended June 30, 2012.

During the six months ended June 30, 2012, we incurred production taxes of $16,154 compared to $24,200 during the six months ended June 30, 2011. This 33.2% or $8,046 decrease in production taxes was due to the increase in oil sales revenue offset by the decrease in the average effective tax rates in the counties where the oil was produced in 2012.

Exploration expenses increased 17.6% or $12,040 from $68,359 for the six months ended June 30, 2011 to $80,399 for the six months ended June 30, 2012. This increase is mainly due to costs associated with increased working ownership interest in our oil and gas properties including the Freedom Acquisition (see Note 4 to our Unaudited Condensed Consolidated Financial Statements, attached hereto as Appendix B), higher geological and geophysical costs associated with the Company’s increased work on our undeveloped Utah projects and an increase in delay rentals that were incurred in 2012.

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Lease expiration expenses decreased 87.5% or $99,126 from $113,296 for the three months ended June 30, 2011 to $14,170 for the three months ended June 30, 2012. This decrease is due to extending most all of the leases that were up for renewal in the six month period ended June 30, 2012.

We recorded depletion, depreciation, amortization and accretion of $113,682 during the six months ended June 30, 2012 compared to depletion, depreciation, amortization and accretion of $85,706 during the six months ended June 30, 2011.  The $27,976 or 32.6% increase in depletion, depreciation, amortization and accretion was primarily due to the increase in well related equipment purchased in the past 12 months that are now being depreciated. Depletion expense for the six months ended June 30, 2012 and 2011 was $9.61 per barrel produced.

The gain on sale of assets increased from $90,414 for the six months ended June 30, 2011 to $425,895 for the six months ended June 30, 2012. This increase of 371.0% or $335,481 is due mainly to selling a 21% working interest in the Prescott Lease and a 5% carried interest in the Perth Project to unaffiliated investors (see Note 5 to our Unaudited Condensed Consolidated Financial Statements, attached hereto as Appendix B).

The gain on the settlement of liabilities decreased 96.7% or $505,679 to $17,199 during the six months ended June 30, 2012 from $522,878 during the six months ended June 30, 2011. This decrease is due to a one time gain in 2011 created as a result of settling disputed amounts of trade and other payables for lower than carrying values.

The remaining other income and expenses increased from a $249,682 net interest expense for the six months ended June 30, 2011 to a $353,950 net interest expense for the six months ended June 30, 2012. The $104,268 increase relates to an increase in interest and finances charges of $156,575 from $249,682 for the six months ended June 30, 2011 to $406,257 for the six months ended June 30, 2012. This increase is the result of our higher interest rates charged on the Company’s debt and interest on the debt assumed on the Freedom Acquisition during the six months ended June 30, 2012. This increase in interest expense is offset by a $52,307 increase in interest income assessed on past due accounts receivable balances.

Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010

As of December 31, 2011, we had established oil production from 10 gross (9.5 net) wells in which we hold working interests compared to 11 gross (7.8 net) wells which had established production as of December 31, 2010. Our net oil production for the year ended 2011 averaged approximately 20 Bopd after royalties compared to approximately 32 Bopd for the year ended 2010. The decrease in production in 2011 over 2010 is primarily due to the sale of properties.

Our revenues increased for the year ended December 31, 2011 compared to December 31, 2010, due to more favorable oil pricing. Revenues increased by $125,532, or 21.4%, to $712,616 for the year ended December 31, 2011 compared to $587,084 for the year ended December 31, 2010. The increase in revenue was primarily due to an increase of $26.03 in our average realized crude oil prices, or $186,401 period-over-period, partially offset by a decrease of 829 barrels of net oil produced, or $60,869 during the period. During the year ended December 31, 2011, we realized a $99.51 average price per barrel of crude oil compared to a $73.48 average price per barrel of crude oil during the year ended December 31, 2010.

We realized a net loss of $9,613,034 (representing a net loss of approximately $(0.04) per basic and diluted share of common stock) for the year ended December 31, 2011 compared to a net loss of $6,657,743 (representing a net loss of approximately $(0.05) per basic and diluted share of common stock) for the year ended December 31, 2010. The increase in net loss was primarily due to an increase in our operating expenses. The decrease in loss per share in 2011 is due to the increase of our shares of common stock outstanding.

Total operating expenses were $10,094,229 for the year ended December 31, 2011 compared to $7,005,822 for the year ended December 31, 2010. The increase in operating expenses was due primarily to an increase in general and administrative expenses, which were $8,343,090 for the year ended December 31, 2011 compared to $5,351,830 for the year ended December 31, 2010. The $2,991,260 or 55.9% increase in general and administrative expenses was attributable to a $1,784,243 increase in cash and stock-based compensation of consultants, employees and directors of the Company in 2011 over 2010; a $478,193 increase due to the post-closing costs associated with our merger with Freedom Oil & Gas, Inc. (the “Freedom Merger”), and engineering, audit, and legal fees associated with preparing to become a reporting issuer; $265,270 associated with the costs incurred in 2011 over 2010 related to a merger agreement including a subsequent cancellation fee and $463,554 in other expenses due primarily to stock issuance penalties awarded during the year ended December 31, 2011 to certain stockholders.

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The production expenses for the year ended December 31, 2011 were $1,024,355 compared to $945,585 for the year ended December 31, 2010, which represents a $78,770 or 8.3% increase. The increase in production expenses associated with the Kansas properties was caused by general maintenance on wells, including work required by the Kansas Corporation Commission (“KCC”).

During the year ended December 31, 2011, we incurred production taxes of $43,828 compared to production taxes of $35,400 during the year ended December 31, 2010. The increase of $8,428 in production taxes was due to the increase in oil sales.

Exploration expenses increased 258.5% or $211,677 from $81,888 for the year ended December 31, 2010 to $293,565 for the year ended December 31, 2011. This increase is mainly due to costs associated with increased working ownership interest in our oil and gas properties, including those from the Freedom Merger, and to higher geological and geophysical costs associated with the Company’s increased work on our undeveloped Utah projects.

During the year ended December 31, 2011, we incurred expenses or write downs related to lease expirations of $356,915 for the year ended December 31, 2011 compared to $284,032 for the year ended December 31, 2010. This increase of $72,883 or 25.6% is due to the non-renewal of certain oil and gas leases.

We recorded depletion, depreciation, amortization and accretion of $173,678 during the year ended December 31, 2011 compared to depletion, depreciation, amortization and accretion of $305,208 during the year ended December 31, 2010. The $131,530 decrease in depletion, depreciation, amortization and accretion was primarily due to the decrease in production for 2011 and the decrease in proven properties subject to the depletion calculation. Depletion expense for the year ended December 31, 2011 was $9.61 per barrel produced, compared to $18.80 per barrel produced for the year ended December 31, 2010.

The unfavorable increases in operating expenses discussed above were partially offset by a favorable gain on the sale of assets of $141,202 for the year ended December 31, 2011 compared to a loss on sale of assets of $1,879 in the year ended December 31, 2010. This increase of $143,081 was due to an increase in the number of oil and gas properties sold.

Other expenses in 2011 were $237,824 compared to $241,995 in 2010, a decrease of $4,171 or 1.7%. The decrease relates to a gain on the settlement of liabilities in the amount of $522,657 caused by a number of liabilities being negotiated down and paid off, partially offset by an increase in interest and finances charges in the amount of $443,005 attributable to the increased debt incurred during the year ended December 31, 2011 and the balance of $75,481 relates to goodwill impairment in 2011 relating to the Freedom Merger.

Liquidity and Capital Resources

Liquidity is a measure of a company’s ability to meet potential cash requirements. We have historically met our capital requirements through the issuance of common stock, short-term borrowings and selling working interests in our oil and gas properties. In the future, we expect to generate cash from sales of crude oil from our existing properties. Until cash provided by our operations is sufficient to cover our expenses and execute our development plans, we intend to continue to finance our operations through additional debt or equity financings, if available.

The following table summarizes our total current assets, total current liabilities and working capital deficiency as of June 30, 2012.

Current assets	$1,420,856
Current liabilities	$3,777,379
Working capital deficiency	$(2,356,523)

Satisfaction of our cash obligations for the next 12 months and our ability to continue as a going concern

We need additional funding to continue as a going concern and to execute our business plan. Although we hope to generate cash from our operations and become profitable in the future, we will continue to depend on cash provided by equity financings and debt financings and/or credit facilities and the possible sale of working interests in our properties. In the event we cannot obtain the necessary capital to pursue our plans, we may have to cease or significantly curtail our operations, including our plans to acquire additional acreage positions and development activities. Our ability to raise additional capital is critical to our ability to continue to operate our business.

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Since our inception, we have financed our cash flow requirements through the issuance of common stock, short- and long-term borrowings and selling working interests in our oil and gas properties for cash and services. As we expand operational activities, we expect to continue to experience net negative cash flows from operations, pending the receipt of oil and gas sales or development fees. As a result, we will need to obtain additional financing to fund our operations. We intend to seek financing from time to time to provide working capital.

Our ability to secure liquidity in the form of additional financing or otherwise is crucial for the execution of our plans and our ability to continue as a going concern. Our current cash balance, together with cash anticipated to be provided by operations, will not be sufficient to satisfy our anticipated cash requirements for normal operations and capital expenditures for the foreseeable future. Economic conditions continue to be weak and global financial markets continue to experience significant volatility and liquidity challenges. These conditions may make it more difficult for us to obtain financing.

Our independent registered public accounting firm’s report on our 2011 financial statements expresses doubt about our ability to continue as a going concern. The report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern due to substantial losses from operations, negative working capital, negative cash flow, and the lack of sufficient capital, as of the date the report was issued, to support our planned capital expenditures to continue our drilling programs through 2012 or later. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should we be unable to continue as a going concern.

We are not currently generating significant revenues, and our cash and cash equivalents will continue to be depleted by our ongoing development efforts as well as our general and administrative expenses. Until we are in a position to generate significant revenues, we will need to continue to raise additional funds to continue operating as a going concern. We may seek this additional funding through the issuance of debt, preferred stock, equity or a combination of these instruments. We may also seek to obtain financing through the sale of working interests in one or more of our projects. We cannot be certain that funding from any of these sources will be available on reasonable terms or at all. If we are unable to secure adequate funds on a timely basis on terms acceptable to us, we may have to cease or significantly curtail our operations including our plans to acquire additional acreage positions and development activities.

We anticipate incurring operating losses over the next twelve months. Over the next twelve months, we do not expect our existing capital and anticipated funds from operations to be sufficient to sustain our planned expansion. Consequently, we intend to seek additional capital to fund growth and expansion through equity financings, debt financings or credit facilities. We have no assurance that such financing will be available, and if available, the terms under which such financing would be given.

Our lack of significant operating history makes predictions of future operating results difficult. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, particularly companies in the oil and gas exploration industry. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks we must, among other things, implement and successfully execute our business and marketing strategy, continue to develop and upgrade technology and products, respond to competitive developments, and attract, retain and motivate qualified personnel. We have no assurance that we will be successful in addressing such risks, and the failure to do so would have a material adverse effect on our business prospects, financial condition and results of operations.

Effects of Inflation and Pricing

The oil and gas industry is very cyclical and the demand for goods and services by oil field companies, suppliers and others associated with the industry put significant pressure on the economic stability and pricing structure within the industry. Typically, as prices for oil and gas increase all other associated costs increase as well. Conversely, in a period of declining prices, associated cost declines are likely to lag and may not adjust downward in proportion to the declining prices. Material changes in prices also impact our current revenue stream, estimates of future reserves, impairment assessments of oil and gas properties, and values of properties in purchase and sale transactions. Material changes in prices can impact the value of oil and gas companies and their ability to raise capital, borrow money and retain personnel. While we do not currently expect business costs to materially increase, higher prices for oil and gas could result in increases in the costs of materials, services and personnel.

Critical Accounting Policies

The establishment and consistent application of accounting policies is a vital component of accurately and fairly presenting our consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”), as well as ensuring compliance with applicable laws and regulations governing financial reporting. While there are rarely alternative methods or rules from which to select in establishing accounting and financial reporting policies, proper application often involves significant judgment regarding a given set of facts and circumstances and a complex series of decisions.

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Asset Retirement Obligations

We have significant obligations to plug and abandon our oil and gas wells and related equipment. Liabilities for asset retirement obligations are recorded at fair value in the period incurred. The related asset value is increased by the same amount. Asset retirement costs included in the carrying amount of the related asset are subsequently allocated to expense as part of our depletion calculation.

Estimating future asset retirement obligations requires us to make estimates and judgments regarding timing, existence of a liability, as well as what constitutes adequate restoration. We use the present value of estimated cash flows related to our asset retirement obligations to determine the fair value. Present value calculations inherently incorporate numerous assumptions and judgments, which include the ultimate retirement and restoration costs, inflation factors, credit adjusted discount rates, timing of settlement, and changes in the legal, regulatory, environmental and political environments. To the extent future revisions to these assumptions impact the present value of our existing asset retirement obligation liability, a corresponding adjustment will be made to the carrying cost of the related asset.

Revenue Recognition

Revenue from the sale of crude oil, natural gas and natural gas liquids is recorded when the significant risks and rewards of ownership of the product is transferred to the buyer, which is usually when legal title passes to the external party. For crude oil and natural gas liquids, delivery generally occurs upon pick up at the field tank battery and natural gas delivery occurs at the pipeline delivery point. Revenue is not recognized for the production in tanks, or oil in pipelines that has not been delivered to the purchaser. Revenue is measured net of discounts and royalties. Royalties and severance taxes are incurred based on the actual price received from the sales. We use the sales method of accounting for natural gas balancing of natural gas production, and we would recognize a liability if the existing proven reserves were not adequate to cover the current imbalance situation. For all periods reported, we had no natural gas production.

 Stock-Based Compensation

We have accounted for stock-based compensation under the provisions of FASB Accounting Standards Codification (ASC) 718. This standard requires us to record an expense associated with the fair value of stock-based compensation. We use the Black-Scholes option valuation model to calculate the value of options and warrants at the date of grant. Option pricing models require the input of highly subjective assumptions, including the expected price volatility. Changes in these assumptions can materially affect the fair value estimate.

Stock Issuance

We record the stock-based awards issued to consultants and other external entities for goods and services at either the fair market value of the goods received or services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in FASB ASC 505-50.

Income Taxes

We account for income taxes under FASB ASC 740. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Accounting standards require the consideration of a valuation allowance for deferred tax assets if it is “more likely than not” that some component or all of the benefits of deferred tax assets will not be realized.

The tax effects from an uncertain tax position can be recognized in the consolidated financial statements only if the position is more likely than not of being sustained if the position were to be challenged by a taxing authority. We have examined the tax positions taken in our tax returns and determined that there are no uncertain tax positions. As a result, we have recorded no uncertain tax liabilities in our consolidated balance sheet.

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Oil and Gas Properties

We account for oil and gas properties by the successful efforts method. Under this method of accounting, costs relating to the acquisition of and development of proved areas are capitalized when incurred. The costs of development wells are capitalized whether productive or non-productive. Leasehold acquisition costs are capitalized when incurred. If proved reserves are found on an unproved property, leasehold costs are transferred to proved properties. Exploration dry holes are charged to expense when it is determined that no commercial reserves exist. Other exploration costs, including personnel costs, geological and geophysical expenses and delay rentals for oil and gas leases, are charged to expense when incurred. The costs of acquiring or constructing support equipment and facilities used in oil and gas producing activities are capitalized. Production costs are charged to expense as incurred and are those costs incurred to operate and maintain our wells and related equipment and facilities.

Depletion of producing oil and gas properties is recorded based on units of production. Acquisition costs of proved properties are depleted on the basis of all proved reserves, developed and undeveloped, and capitalized development costs (wells and related equipment and facilities) are depleted on the basis of proved developed reserves. As more fully described below, proved reserves are estimated by our independent petroleum engineer and are subject to future revisions based on availability of additional information. Asset retirement costs are recognized when the asset is placed in service, and are depleted over proved reserves using the units of production method.

Oil and gas properties are reviewed for impairment when facts and circumstances indicate that their carrying value may not be recoverable. We compare net capitalized costs of proved oil and gas properties to estimated undiscounted future net cash flows using management’s expectations of future oil and gas prices. These future price scenarios reflect our estimation of future price volatility. If net capitalized costs exceed estimated undiscounted future net cash flows, the measurement of impairment is based on estimated fair value, using estimated discounted future net cash flows based on management’s expectations of future oil and gas prices. We have recorded no impairment on any of our properties.

Unproven properties that are individually significant are assessed for impairment and if considered impaired are charged to expense when such impairment is deemed to have occurred.

The sale of a partial interest in a proved oil and gas property is accounted for as normal retirement and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production depletion rate. If the units-of-production rate is significantly affected, then the sale is accounted for as the sale of an asset, and a gain or loss is recognized. The unamortized cost of the property or group of properties is apportioned to the interest sold and interest retained on the basis of the fair values of those interests. A gain or loss is recognized for all other sales of producing properties and is included in the results of operations. The sale of a partial interest in an unproved property is accounted for as a recovery of cost when substantial uncertainty exists as to recovery of the cost applicable to the interest retained. A gain on the sale is recognized to the extent the sales price exceeds the carrying amount of the unproved property. A gain or loss is recognized for all other sales of nonproducing properties and is included in the results of operations.

Oil and Gas Reserves

The determination of depreciation, depletion and amortization expense as well as impairments that are recognized on our oil and gas properties are highly dependent on the estimates of the proved oil and gas reserves attributable to our properties. Our estimate of proved reserves is based on the quantities of oil and gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in the future years from known reservoirs under existing economic and operating conditions. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation, and judgment. For example, we must estimate the amount and timing of future operating costs, production taxes and development costs, all of which may in fact vary considerably from actual results. In addition, as the prices of oil and gas and cost levels change from year to year, the economics of producing our reserves may change and therefore the estimate of proved reserves may also change. Any significant variance in these assumptions could materially affect the estimated quantity and value of our reserves.

The information regarding present value of the future net cash flows attributable to our proved oil and gas reserves are estimates only and should not be construed as the current market value of the estimated oil and gas reserves attributable to our properties. Thus, such information includes revisions of certain reserve estimates attributable to our properties included in the prior year’s estimates. These revisions reflect additional information from subsequent activities, production history of the properties involved and any adjustments in the projected economic life of such properties resulting from changes in oil and gas prices. Any future downward revisions could adversely affect our financial condition, our borrowing ability, our future prospects and the value of our common stock.

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Use of Estimates

The preparation of financial statements under GAAP in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to proved oil and gas reserve volumes, certain depletion factors, future cash flows from oil and gas properties, estimates relating to certain oil and gas revenues and expenses, valuation of equity-based compensation, valuation of asset retirement obligations, estimates of future oil and gas commodity pricing and the valuation of deferred income taxes. Actual results may differ from those estimates.

Jumpstart Our Business Startups Act (“JOBS Act”), adopted January 3, 2012

We qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are permitted to rely on exemptions from various reporting requirements including, but not limited to, the requirement to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes –Oxley Act of 2002, and the requirement to submit certain executive compensation matters to stockholder advisory votes such as “say on pay” and “say on frequency.”

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company up to the fifth anniversary of our first registered sale of common equity securities, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

Off-Balance Sheet Arrangements

We currently do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During our two most recent fiscal years ended December 31, 2011 and 2010 and through the date of this Proxy Statement: (i) there were no disagreements between us and Mantyla McReynolds, our independent registered public accounting firm, on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mantyla McReynolds, would have caused Mantyla McReynolds to make reference to the subject matter of the disagreement in its report on our consolidated financial statements, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company, we have elected not to provide quantitative and qualitative disclosures about market risk.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 18, 2012, certain information regarding beneficial ownership of our common stock by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our current directors and executive officers as a group. As of September 18, 2012, we had one class of voting securities that consisted of 285,940,590 shares of our common stock issued and outstanding, and we had one class of non-voting securities that consisted of 250,000 shares of our non-voting convertible preferred stock issued and outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. In computing the number and percentage of shares beneficially owned by a person, shares of common stock that a person has a right to acquire within sixty (60) days of September 18, 2012, pursuant to options, warrants or other rights are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person. The following table is based upon information supplied by directors, officers and principal stockholders.

Name (1)	Number of Shares		Percent of Common Stock (2)
Certain Beneficial Owners:
J. David Gowdy	21,496,746	(3)	7.5%

Directors and Officers:
Douglas C. Hewitt, Sr.	92,720,616	(4)	32.5%
Glenn G. MacNeil	26,423,176	(5)	9.2%
John J. McFadden	1,473,230		0.5%
Michael A. Cederstrom	7,329,755		2.6%
Joseph P. Tate	6,529,800	(6)	2.3%
Directors and Officers as a Group (5 persons)	134,476,577		47.1%

(1)	As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). Unless otherwise indicated, the address of each stockholder is 15 W. South Temple, Suite 1050, Salt Lake City, UT 84101.

(2)	Figures are rounded to the nearest tenth of one percent.

(3)	Consists of the following shares owned by J. David Gowdy, or of which Mr. Gowdy may be deemed to be the beneficial owner: (i) 8,229,701 shares held in the name of J. David Gowdy, (ii) 6,576,430 held in the name of J. David Gowdy and Norlene M. Gowdy, as joint tenants with rights of survivorship, (iii) 2,000,000 shares owned by his wife, Norlene M. Gowdy, (iv) 260,000 shares owned by his son Gregory D. Gowdy, who resides with J. David Gowdy, (v) 260,000 shares owned by his son Matthew G. Gowdy, who resides with J. David Gowdy, (vi) 4,170,615 shares held by Mountain Home Petroleum Business Trust (“MHPBT”), by virtue of being a trustee and a beneficiary of the trust. The 4,170,615 shares of common stock held by MHPBT are also reported in the share total reported for Douglas C. Hewitt, Sr. MHPBT is located at 175 S. Main Street, Suite 1210, Salt Lake City, UT 84111. The address of each of J. David Gowdy, his spouse and sons is 945 Sunbrook Circle, Alpine, UT 84004.

(4)	Consists of the following shares owned by Douglas C. Hewitt, Sr., or of which Mr. Hewitt may be deemed to be the beneficial owner: (i) 47,550,001 shares held in the name of Douglas C. Hewitt, Sr.; (ii) 40,000,000 shares held in the name of the D. Mack Trust by virtue of being the trustee of the trust; (iii) 1,000,000 shares held by the Laurie Barber Trust, by virtue of Mr. Hewitt’s spouse being the beneficiary of the trust; and (iv) 4,170,615 shares held in the name of MHPBT. The 4,170,615 shares of common stock held by MHPBT are also reported in the share total reported for J. David Gowdy. The address of the Laurie Barber Trust and the D. Mack Trust is 1775 Stone Ridge Drive, Bountiful, UT 84010.

(5)	Consists of the following shares owned by Glenn G. MacNeil, or of which Mr. MacNeil may be deemed to be the beneficial owner: (i) 13,933,176 shares held in the name of Glenn G. MacNeil, (ii) 10,061,929 shares held in the name of Carolyn Kovachik-MacNeil, Mr. MacNeil’s spouse, and (iii) 2,428,071 outstanding warrants held by MacKov Investments Limited (“MacKov”) that are exercisable at any time prior to October 20, 2013. The address of Mr. MacNeil is 66 South Main Street, Apt. 477, Salt Lake City, UT 84101 and the address of his spouse and MacKov is 11 Bronte Road, Condo 522, Oakville, Ontario, Canada, L6L 0E1.

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(6)	Consists of the following shares owned by Joseph P. Tate, or of which Mr. Tate may be deemed to be the beneficial owner: (i) 5,954,800 shares held in the name of Joseph P. Tate, (ii) 575,000 shares held in the name of Jennifer Tate, Mr. Tate’s spouse. In addition, Mr. Tate is a holder of 800,000 outstanding warrants exercisable at any time prior to March 29, 2015. The address of Mr. Tate and his spouse is 3252 No. Lake Drive, Milwaukee, WI 53211.

Where You Can Find More Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934 and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy at the SEC’s prescribed rates the reports, proxy statements and other information that we file at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our filings are also available free of charge at the SEC’s website at http://www.sec.gov.

STOCKHOLDERS SHARING THE SAME ADDRESS

We are sending only one copy of our proxy materials to stockholders who share the same address unless they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and processing costs as well as natural resources.

If you received a household mailing this year and you would like to have additional copies of our Proxy Statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to our Corporate Secretary by sending a written request to Richfield Oil & Gas Company, 15 W. South Temple, Suite 1050, Salt Lake City, UT 84101, or by calling (801) 519-8500. We will promptly send you additional copies of the Proxy Statement upon receipt of such request. You may also contact us if you received multiple copies of the Special Meeting materials and would prefer to receive a single copy in the future.

Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same address, and you and your spouse have two accounts containing our common stock at two different brokerage firms, your household will receive two copies of our Special Meeting materials—one from each brokerage firm.

STOCKHOLDER PROPOSALS AND DIRECTOR
NOMINATIONS FOR THE 2013 ANNUAL MEETING

Our stockholders may submit proposals on matters appropriate for stockholder action at meetings of stockholders, including recommendations of persons as nominees for director, in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2013 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied. Such proposals should be delivered to our Corporate Secretary (c/o Corporate Secretary, Richfield Oil & Gas Company, 15 W. South Temple, Suite 1050, Salt Lake City, Utah 84101) a reasonable time prior to the date we print and send proxy materials to our stockholders in advance of the 2013 Annual Meeting of Stockholders.

Under SEC rules, notice of a stockholder proposal or nomination for the 2013 Annual Meeting of Stockholders submitted outside the processes of Rule 14a-8 must be received by our Corporate Secretary at our principal executive offices a reasonably time prior to the date we print and send proxy materials to our stockholders in advance of the 2013 Annual Meeting of Stockholders. The proxy solicited by the Board for the 2013 Annual Meeting of Stockholders will confer discretionary authority to vote on any proposal or nomination submitted by a stockholder at that meeting with respect to which the Company has received notice after such date.

Stockholders may communicate with the Board. Communications should be in writing and marked to the attention of the Board of Directors or any of its individual committees, or the Chairman of the Board. Any such communications should be delivered to the Company at its principal executive offices located at 15 W. South Temple, Suite 1050, Salt Lake City, Utah 84101.

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OTHER MATTERS

The Board does not know of any other matters that may come before the Special Meeting. However, if any other matters are properly presented at the Special Meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

By order of the Board of Directors,

/s/ Douglas C. Hewitt, Sr.
Douglas C. Hewitt, Sr.
Chief Executive Officer

Salt Lake City, UT

October 2, 2012

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

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APPENDIX A

CERTIFICATE OF AMENDMENT

OF ARTICLES OF INCORPORATION

OF RICHFIELD OIL & GAS COMPANY

(Pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes)

Richfield Oil & Gas Company, a corporation organized and existing under and by virtue of the Nevada Revised Statutes (the “Corporation”), does hereby certify:

FIRST: Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment of Articles of Incorporation of the Corporation, pursuant to the Nevada Revised Statutes, each [       ] shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain $0.001 per share. The Corporation shall not issue fractional shares in connection with the Reverse Stock Split. As authorized by the Board of Directors of the Corporation, stockholders of record immediately prior to the Effective Time are entitled to receive from the Corporation’s transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an “Old Certificate”) shall thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

SECOND: Upon the Effective Time, the first paragraph of “ARTICLE IV— CAPITAL STOCK” of the Corporation’s Articles of Incorporation is hereby amended to read in its entirety as set forth below:

ARTICLE IV

CAPITAL STOCK

The aggregate number of shares which the Corporation shall have authority to issue is 300,000,000 of which there shall be 50,000,000 shares of Preferred Stock, with $.001 par value (the "Preferred Stock"), and 250,000,000 shares of Common Stock, with $.001 par value (the "Common Stock").  Each share of such Common Stock shall have identical rights and privileges in every respect.

THIRD: Upon the Effective Time, the entire “ARTICLE V— DIRECTORS” of the Corporation’s Articles of Incorporation is hereby amended to read in its entirety as set forth below:

ARTICLE V

DIRECTORS

Unless otherwise set forth herein, the number of directors which constitute the Corporation’s Board of Directors shall be designated in the Bylaws.

A-1

FOURTH: Upon the Effective Time, the entire “ARTICLE VII— INDEMNIFICATION” of the Corporation’s Articles of Incorporation is hereby amended to read in its entirety as set forth below:

ARTICLE VII

INDEMNIFICATION

1.           Liability of Directors. No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except as specifically provided under the Nevada Revised Statutes or any amendment or successor provision thereto. Notwithstanding the foregoing, a director shall be liable for reason that, in addition to any and all other requirements for such liability, he: (i) shall have breached his duty of loyalty to the Corporation or its stockholders; (ii) shall not have acted in good faith, or in failing to act, shall not have acted in good faith; (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of the Articles of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect to any matter occurring, or any cause of action, suit or claim that, but for this Article VII would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

2.           Insurance. The Board of Directors may exercise the Corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article VII.

3.           Miscellaneous. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the Bylaws, agreements, vote of the stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of the heirs and personal representatives of such person.

FIFTH: This Certificate of Amendment shall become effective at 8:00 a.m., Nevada time, on the date of filing of this Certificate of Amendment.

SIXTH: This Certificate of Amendment was duly adopted in accordance with Section 78.390 of the Nevada Revised Statutes. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. A special meeting of stockholders was duly called upon notice in accordance with Section 78.370 of the Nevada Revised Statutes and held on October 19, 2012. The number of shares of Common Stock eligible to vote to approve the Certificate of Amendment was [            ]. Of such eligible shares, [              ] shares were present or represented by proxy at the special meeting, of which [               ] shares voted in favor of approving the Certificate of Amendment, which number is sufficient for approval and adoption of the Certificate of Amendment.

IN WITNESS WHEREOF, this Certificate of Amendment of Articles of Incorporation has been executed as of this [   ] day of [                    ], 2012.

RICHFIELD OIL & GAS COMPANY

By:
Name:
Title:

A-2

APPENDIX B

B-1

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

June 30, 2012 and December 31, 2011

	June 30,	December 31,
	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$576,929	$37,157
Accounts receivables, (net of allowances of $192,333 and $0)	458,041	341,568
Deposits and prepaid expenses	377,763	295,829
Other current assets	8,123	16,245
Total current assets	1,420,856	690,799

Properties and equipment, at cost - successful efforts method:
Proved properties, including wells and related equipment	4,810,855	3,998,069
Unproved properties	10,166,477	11,936,824
Accumulated depletion, depreciation, and amortization	(799,499)	(702,982)
	14,177,833	15,231,911

Other properties and equipment	211,049	197,615
Accumulated depreciation	(171,761)	(156,565)
	39,288	41,050

Other assets	-	30,018

Total assets	$15,637,977	$15,993,778

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,217,277	$1,478,493
Accrued expenses and other payables	744,802	879,484
Current portion of notes payable	323,591	2,277,497
Current portion of convertible notes payable	1,452,560	1,945,060
Current portion of capital leases	33,885	35,479
Due to directors	5,264	27,934
Due to related parties	-	245,740
Total current liabilities	3,777,379	6,889,687

Long-term liabilities
Notes payable, net of current portion	1,902,251	30,143
Capital lease obligation, net of current portion	-	15,748
Asset retirement obligations	347,991	350,243
Total long-term liabilities	2,250,242	396,134

Total liabilities	$6,027,621	$7,285,821

Stockholders' equity
Preferred stock, par value $.001; 50,000,000 authorized, (0 shares outstanding)	$-	$-
Common stock, par value $.001; 450,000,000 authorized, (6/30/2012 – 285,690,590 shares outstanding and 12/31/2011 - 270,886,947 shares outstanding)	285,691	270,887
Additional paid-in capital - common stock	34,793,116	30,988,536
Accumulated deficit	(25,468,451)	(22,551,466)
Total stockholders' equity	$9,610,356	$8,707,957

Total liabilities and stockholders' equity	$15,637,977	$15,993,778

See the accompanying notes to condensed consolidated financial statements

B-2

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

For the Three and Six Months Ended June 30, 2012 and 2011

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues
Oil and natural gas sales	$229,037	$137,544	$448,898	$394,042
Other	-	-	-	6,017
Total revenues	229,037	137,544	448,898	400,059

Operating expenses
Production expenses	122,598	517,879	366,015	606,839
Production taxes	8,380	8,254	16,154	24,200
Exploration	52,285	38,404	80,399	68,359
Lease expiration	173	41,123	14,170	113,296
Depletion, depreciation, amortization and accretion	61,208	40,893	113,682	85,706
General and administrative expenses	1,134,933	1,678,428	2,864,207	3,004,844
Gain on sale of assets	(405,624)	-	(425,895)	(90,414)
Total expenses	973,953	2,324,981	3,028,732	3,812,830

Loss from operations	(744,916)	(2,187,437)	(2,579,834)	(3,412,771)

Other income (expenses)
Gain on settlement of liabilities	17,164	561,158	17,199	522,878
Interest and finance expenses	(164,215)	(192,788)	(406,257)	(249,682)
Interest income	27,461	-	52,307	-
Total other income (expenses)	(119,590)	368,370	(336,751)	273,196

Loss before income taxes	(864,506)	(1,819,067)	(2,916,585)	(3,139,575)

Income tax provision	(400)	-	(400)	-

Net loss	$(864,906)	$(1,819,067)	$(2,916,985)	$(3,139,575)

Net loss per common share - basic and diluted	$(0.01)	$(0.01)	$(0.01)	$(0.02)

Weighted average shares outstanding – basic and diluted	284,565,376	230,233,073	279,130,864	186,936,386

See the accompanying notes to condensed consolidated financial statements

B-3

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

Condensed Consolidated Statement of Stockholders' Equity (Unaudited)

For the Six Months Ended June 30, 2012

	Preferred Stock			Common Stock
			Additional			Additional		Total
			Paid-In			Paid-In	Accumulated	Stockholders'
	Shares	Par	Capital	Shares	Par	Capital	Deficit	Equity

Balance - December 31, 2011	-	$-	$-	270,886,947	$270,887	$30,988,536	$(22,551,466)	$8,707,957

Issued 2,081,328 common stock for oil and gas properties and JIBs (valued at $0.25 per share)	-	-	-	2,081,328	2,081	518,252	-	520,333

Issued 5,102,000 common stock for directors', employees and consultants' compensation (valued between $0.16 and $0.25 per share)	-	-	-	5,102,000	5,102	1,261,398	-	1,266,500

Sale of 7,802,750 common stock and 6,628,875 warrants for cash (valued between $0.16 and $0.25 per share)	-	-	-	7,802,750	7,803	1,731,947	-	1,739,750

Issued 472,000 common stock as settlement of accounts payables including accrued interest (valued at $0.25 per share)	-	-	-	472,000	472	117,528	-	118,000

Issued 10,000 common stock relating to an oil and gas lease renewal (valued at $0.25 per share)	-	-	-	10,000	10	2,490	-	2,500

Issued 1,513,636 common stock and 400,000 warrants as settlement of notes payable (valued at $0.25 per share)	-	-	-	1,513,636	1,514	373,486	-	375,000

Issued 71,929 common stock for related party payment of interest and exercise of warrants (warrants exercised at $0.16 per share)	-	-	-	71,929	72	11,437	-	11,509

Return of 250,000 common stock for cancellation from related party (valued at par value $0.25 per share)	-	-	-	(250,000)	(250)	(62,250)	-	(62,500)

Return of 2,000,000 common stock for cancellation from an unaffiliated investor related to the exchange of oil and gas properties in the Moroni Project (valued at $0.25 per share)	-	-	-	(2,000,000)	(2,000)	(498,000)	-	(500,000)

Issued 400,000 warrants with debt as a debt discount	-	-	-	-	-	20,724	-	20,724

Issued 6,640,000 warrants to consultants related to services performed				-	-	55,454	-	55,454

Issued 2,298,000 warrants to working interest holders in oil and gas properties	-	-	-	-	-	272,114	-	272,114

Net (loss) for the six month period	-	-	-	-	-	-	(2,916,985)	(2,916,985)

Balance - June 30, 2012	-	$-	$-	285,690,590	$285,691	$34,793,116	$(25,468,451)	$9,610,356

See the accompanying notes to condensed consolidated financial statements

B-4

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2012 and 2011

	Six Months Ended
	June 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(2,916,985)	$(3,139,575)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Depletion, depreciation, amortization and accretion	114,737	85,706
Accretion of debt	21,639	-
Gain on settlement of liabilities	(35)	(522,878)
Capitalized interest on notes payable	8,456	5,983
Amortization of pre-paid interest	83,256	-
Lease expirations	14,170	113,296
Gain on sale of assets	(425,895)	(90,414)
Amortization of debt discounts	83,299	-
Return of common stock to pay professional fees	(62,500)	-
Issuance of common stock for other expenses	-	411,363
Issuance of common stock for interest	29,509	62,278
Issuance of common stock and warrants for services	1,324,454	2,016,094

Changes in operating assets and liabilities:
Decrease (increase) in accounts receivables	(136,189)	518,944
Decrease (increase) in deposits and prepaid expenses	-	38,933
Decrease (increase) in other assets	(127,050)	300
Increase (decrease) in accounts payable	205,048	(30,594)
Increase (decrease) in accrued expenses and other payables	17,975	(50,433)
Increase (decrease) in due to directors	(22,670)	(12,419)
Increase (decrease) in due to related parties	(76,111)	1,227
Net cash used in operating activities	(1,864,892)	(592,189)

Cash flows from investing activities:
Cash received from acquisition of Freedom Oil & Gas, Inc.	-	1,485
Investment in oil and gas properties, including wells and related equipment	(1,123,810)	(416,303)
Investment in other properties and equipment	(13,434)	-
Proceeds from sale of assets	2,266,953	68,494
Net cash provided by (used in) investing activities	1,129,709	(346,324)

Cash flows from financing activities:
Proceeds from notes payable	100,000	383,750
Payments on notes payable	(316,659)	(53,640)
Payments on convertible notes payable	(248,000)	-
Payments on related party notes payable	(254,909)	-
Payments on capital lease obligation	(17,342)	(15,854)
Proceeds from issuance of common stock and warrants - net of issuance costs	2,011,865	718,016
Net cash provided by financing activities	1,274,955	1,032,272

Net increase in cash and cash equivalents	539,772	93,759

Cash and cash equivalents - beginning of period	37,157	31,333

Cash and cash equivalents - end of period	$576,929	$125,092

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$30,176	$12,558

Non-cash financing and investing activities:
Redemption of preferred stock and payment of preferred stock dividends through issuance of common stock	$-	$233,704
Purchase of oil and gas properties and conversion of JIB receivables billed to working interest holders through issuance of common stock and warrants	$547,363	$320,500
Purchase of oil and gas properties through exchange of property and reduction of notes payable	$230,000	$5,535
Sale of oil and gas properties for return of common stock	$500,000	$-
Cancellation of lease in full satisfaction of accounts payable	$180,000	$-
Payment of pre-paid expenses through issuance of common stock	$-	$132,300
Conversion of accounts payable and other payables through issuance of note payable	$186,229	$255,481
Payment of accounts payable through issuance of common stock	$100,000	$1,785,177
Conversion of notes payable and other payables through issuance of common stock	$375,000	$268,750
Conversion of notes payable through issuance of convertible notes payable	$1,328,000	$-
Conversion of convertible notes payable through issuance of notes payable	$1,117,500	$-
Retirement of Treasury Shares	$-	$46,015
Capitalized asset retirement obligations	$-	$89,171
Capitalized accrued interest on notes payable	$152,657	$-
Settlement of litigation through exchange of property and issuance of common stock and warrants	$-	$1,461,644
Acquisition of Freedom Oil & Gas, Inc. in exchange for common stock	$-	$5,973,819

See the accompanying notes to condensed consolidated financial statements

B-5

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

For the Six Months Ended June 30, 2012 and 2011

NOTE 1     ORGANIZATION AND NATURE OF BUSINESS

Richfield Oil & Gas Company (the “Company,” “Richfield” or “RFO”) is a Nevada corporation headquartered in Salt Lake City, Utah which was incorporated on April 8, 2011. The Company is engaged in the exploration, development and production of oil and gas in the states of Kansas, Oklahoma, Utah and Wyoming.

Contemporaneously with RFO’s incorporation, the Company merged (the “HPI Merger”) with its predecessor company, Hewitt Petroleum, Inc., a Delaware corporation which was incorporated on May 17, 2008 (“HPI”). In connection with the HPI Merger, HPI was merged out of existence and the Company assumed all of the assets and liabilities of HPI. The Plan of Merger required that all HPI common stock be exchanged on a one-for-one basis for RFO common stock and that RFO assume all of the liabilities of HPI as of the effective date of the HPI Merger. As a result, the Company’s historical financial statements are a continuation of the financial statements of HPI. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Hewitt Energy Group, Inc., a Texas corporation (“HEGINC”) and Hewitt Operating, Inc., a Utah corporation (“HOPIN”). All significant intercompany transactions and balances have been eliminated in consolidation. In addition, effective March 31, 2011, HPI entered into a Stock Exchange Agreement with Freedom Oil & Gas, Inc., a Nevada corporation (“Freedom”), which called for the exchange of stock in HPI for all of the outstanding stock of Freedom (the “Freedom Acquisition”). Upon completion of the Freedom Acquisition, it became a wholly owned subsidiary of the Company from March 31, 2011 until June 20, 2011 when Freedom was merged into RFO with RFO being the surviving entity.

The Company has been involved in leasing, exploring and drilling in Kansas, Oklahoma, Utah and Wyoming since its formation. The Company is participating in over 33,000 acres of leasehold, seismic surveys, and numerous drilling projects in these states.  The Company uses proven technologies and drilling and production methods that are both efficient and environmentally sound.

 NOTE 2     GOING CONCERN

The Company’s condensed consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. The Company has incurred substantial losses from operations causing negative working capital, in that current liabilities far exceed current assets, and the Company has negative operating cash flows, which raise substantial doubt about the Company’s ability to continue as a going concern. The Company sustained a net loss for the six months ended June 30, 2012 of $2,916,985 and a net loss for the year ended December 31, 2011 of $9,613,034, and has an accumulated deficit of $25,468,451 as of June 30, 2012.

 The Company intends to make its planned capital expenditures in order to continue its drilling programs, but does not have sufficient realized revenues or operating cash flows in order to finance these activities internally. As a result, the Company intends to seek financing in order to fund its working capital and capital expenditure needs.

The Company has been able to meet its short-term needs through loans from officers and third parties; sales of working interest in its oil and gas properties; and private placements of equity securities.  The Company may seek additional funding through the issuance of debt, preferred stock, common stock, or a combination of these instruments. Any proceeds received from the issuance of these instruments will provide the needed funds for continued operations and drilling programs. The Company may also sell working interests in one or more of its projects to assist in the funding of the development of each project.  The Company can provide no assurance that it will be able to obtain sufficient additional financing that it needs to develop its properties and alleviate doubt about its ability to continue as a going concern. If the Company is able to obtain sufficient additional financing proceeds, the Company cannot be certain that this additional financing will be available on acceptable terms, if at all. To the extent the Company raises additional funds by issuing equity securities, the Company’s stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact the Company’s ability to conduct business. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

B-6

NOTE 3     SIGNIFICANT ACCOUNTING POLICIES

These unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The financial statements included herein were prepared from the records of the Company in accordance with GAAP for interim financial information and the instructions to Form 10-Q and Regulation S-X and S-K. In the opinion of management, all adjustments, of a normal recurring nature that are considered necessary for a fair presentation of the interim financial information, have been included. However, operating results for the periods presented are not necessarily indicative of the results that may be expected for a full year. The Company’s Form 10 includes certain definitions and a summary of significant accounting policies and should be read in conjunction with this Form 10-Q. Except as disclosed herein, there have been no material changes to the information disclosed in the notes to the consolidated financial statements included in the Company’s Form 10.

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of oil and gas reserves, assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although management believes these estimates are reasonable, actual results could differ from these estimates. The Company evaluates its estimates on an on-going basis and bases its estimates on historical experience and on various other assumptions the Company believes to be reasonable under the circumstances. Although actual results may differ from these estimates under different assumptions or conditions, the Company believes that its estimates are reasonable. The Company’s activities are accounted for under the successful efforts method.

Reclassifications

Certain prior period balances have been reclassified to conform to the current period presentation. Such reclassifications had no impact on net loss, statements of cash flows, working capital or equity previously reported.

Loss Per Common Share

Basic earnings per share (“EPS”) is computed by dividing net income (loss) (the numerator) by the weighted-average number of common shares outstanding for the period (the denominator).  Diluted EPS is computed by dividing net income (loss) by the weighted-average number of common shares and potential common shares outstanding (if dilutive) during each period.  Potential common shares include common shares to be issued related to warrants outstanding and convertible debentures.  The number of potential common shares outstanding is computed using the treasury stock method.

As the Company has incurred losses for the six months ended June 30, 2012 and 2011, the potentially dilutive shares are anti-dilutive and are thus not added into the loss per share calculations. As of June 30, 2012 and 2011, there were 35,000,864 and 14,067,824 potentially dilutive shares, respectively.

Income Taxes

The Company accounts for income taxes under FASB ASC 740. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Accounting standards require the consideration of a valuation allowance for deferred tax assets if it is more likely than not that some component or all of the benefits of deferred tax assets will not be realized.

The tax effects from an uncertain tax position can be recognized in the consolidated financial statements only if it is more likely than that the position will be sustained if challenged by a taxing authority. The Company has examined the tax positions taken in its tax returns and determined that there are no uncertain tax positions. As a result, the Company has recorded no uncertain tax liabilities in its consolidated balance sheet.

Financial Instruments and Concentration of Risks

The Company’s financial instruments include cash and cash equivalents, accounts receivable and accounts payable. The carrying amount of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value because of their immediate or short-term maturities.

Substantially all of the Company’s accounts receivable result from oil and gas sales and joint interest billings (“JIBs”) to third parties in the oil and gas industry.  This concentration of customers and joint interest owners may impact the Company’s overall credit risk in that these entities may be similarly affected by changes in economic and other conditions. As of June 30, 2012, 31% of the accounts receivable balance resulted from one entity. For the six months ended June 30, 2012 and 2011, all of the revenues resulted from producing wells in Kansas.

B-7

Jumpstart Our Business Startups Act (“JOBS Act”), adopted January 3, 2012

The Company qualifies as an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933 (the “Securities Act”) as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, the Company is permitted to rely on exemptions from various reporting requirements including, but not limited to, the requirement to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, and the requirement to submit certain executive compensation matters to shareholder advisory votes such as “say on pay” and “say on frequency.”

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the benefits of this extended transition period. The Company’s financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

The Company will remain an emerging growth company up to the fifth anniversary of its first registered sale of common equity securities, or until the earliest of (a) the last day of the first fiscal year in which its annual gross revenues exceed $1 billion, (b) the date that it becomes a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of its common stock held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter, or (c) the date on which it has issued more than $1 billion in non-convertible debt during the preceding three-year period.

NOTE 4      ACQUISITION OF FREEDOM OIL & GAS, INC.

On March 4, 2011, HPI entered into a Stock Exchange Agreement with Freedom Oil & Gas, Inc., a Nevada corporation (“Freedom”), which called for the exchange of stock in HPI for all of the outstanding stock of Freedom (the “Freedom Acquisition”) that HPI did not already own (prior to the acquisition, the Company owned 100,000 shares of Freedom common shares) which resulted in HPI acquiring the remaining 99.83% of Freedom shares.  The Freedom Acquisition was approved by HPI’s Board of Directors and a majority of the stockholders of Freedom as required by Nevada law, and the exchange took place effective March 31, 2011.  The Freedom Acquisition provided the Company with additional oil exploitation opportunities through its ownership of complimentary properties in the Company’s Utah core area. Pursuant to the Stock Exchange Agreement, the Company assumed all of Freedom’s assets and liabilities.

The Company acquired 100% of all outstanding common stock of Freedom by the acquisition of 59,738,189 shares (99.83%) that the Company did not previously own in exchange for 59,738,189 shares of restricted common stock of the Company, plus 2,000,000 warrants for the purchase of the Company’s common stock valued at $11,977 exercisable at $0.25 per share to expire January 31, 2013.

The total purchase price of $5,995,796 was determined based upon the fair market value of $0.10 per share of common stock plus the $11,977 value for the warrants effective as of March 31, 2011. Goodwill has been recorded based on the amount by which the purchase price exceeded the fair value of the net assets acquired. The final allocation of the purchase price is as follows:

Assets Acquired:
Cash	$1,485
Receivables	164,171
Oil and gas properties	6,904,067
Other	6,750
Goodwill	75,481
Liabilities Assumed:
Current liabilities	(1,156,158)
Total	$5,995,796

Value of 2,000,000 New Warrants Issued on March 31, 2011	$11,977
Value of 59,738,189 New Common Stock Issued on March 31, 2011	5,973,819
Value of 100,000 Common Stock Owned Prior to March 31, 2011	10,000
Total Consideration	$5,995,796

B-8

Upon completion of the acquisition, Freedom became a wholly-owned subsidiary of the Company. On June 20, 2011, Freedom was merged into the Company with the Company being the surviving entity.

NOTE 5     OIL AND NATURAL GAS PROPERTIES

Acquisitions

Acquisitions for the six months ended June 30, 2012

On January 1, 2012, the Company purchased a 1.00% working interest in the Fountain Green Project located in Sanpete County, Utah from two unaffiliated investors for a value totaling $141,857 in exchange for the issuance of 500,000 shares of common stock for a value of $125,000, or $0.25 per share plus the cancelation of $16,857 of JIBs accounts receivable owed to the Company by the investors.

On January 1, 2012, the Company purchased a 0.25% working interest in the Liberty #1 Well located in Juab County, Utah from an unaffiliated investor for a value totaling $22,307 in exchange for the issuance of 48,528 shares of common stock for a value of $12,133, or $0.25 per share plus the cancelation of $10,174 of JIBs accounts receivable owed to the Company by the investor.

On March 30, 2012, the Company acquired leases for the Fountain Green Project located in Sanpete County, Utah from an unaffiliated investor, at that time, for a value totaling $383,200 in exchange for the issuance of 1,532,800 shares of common stock for a value of $383,200, or $0.25 per share. The Company capitalized $289,316 as a result of having a 75.50% working interest and the remaining balance of $93,884 was billed to the other 24.50% Fountain Green Project working interest holders. On March 31, 2012, this unaffiliated investor, Joseph P. Tate, became a Director of the Company.

On June 30, 2012, the Company acquired an additional 10.00% working interest in the Perth Project located in Sumner County, Kansas, whereby the Company’s working interest increased from 75.00% to 85.00%, from three unaffiliated investors in exchange for an agreement to provide the investors with an aggregate 15.00% total carried interest in a certain $800,000 work plan in the Perth Project that includes drilling one new well, three well recompletions, and work on a salt water disposal well. The work plan is scheduled to be implemented in the third quarter of 2012. As part of the consideration for this transaction, one of the 5% carried interest investors also agreed to reduce his note payable by $80,000 and exchanged a 50% working interest in a salt water disposal well that was valued at $150,000.

Divestitures

Divestitures for the six months ended June 30, 2012

On January 30, 2012, the Company sold a 1.00% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold for cash of $77,561 to an unaffiliated investor.

On February 10, 2012, the Company sold a 0.50% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold for cash of $38,781 to a related party, Zions Energy Corporation (see Note 7).

On February 21, 2012, the Company sold a 0.25% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold for cash of $19,390 to a related party, Zions Energy Corporation (see Note 7).

On February 22, 2012, the Company sold a 2.00% working interest in the Koelsch Field, including the requirement to participate in the Koelsch #25-1 Well, for cash of $6,060 to a related party, Zions Energy Corporation (see Note 7).

On February 22, 2012 the Company sold a 1.50% working interest in the Koelsch Field, including the requirement to participate in the Koelsch #25-1 Well, for cash of $4,545 to a related party, MacKov Investments Limited (see Note 7).

On February 29, 2012, the Company sold a 0.50% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold for cash of $38,781 to a related party, MacKov Investments Limited (see Note 7).

On March 12, 2012, the Company sold a 1.00% working interest in the Koelsch Field, including the requirement to participate in the Koelsch #25-1 Well, for cash of $3,030 to a related party Zions Energy Corporation (see Note 7).

B-9

On March 14, 2012, the Company sold a 0.25% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold for cash of $19,390 to a related party Zions Energy Corporation (see Note 7).

On March 15, 2012, the Company sold a 1.00% working interest in the Koelsch Field, including the requirement to participate in the Koelsch #25-1 Well, for cash of $3,030 to an unaffiliated investor.

On May 15 2012, the Company sold a 3.00% carried interest in the first well to be drilled in the shallow zone on the Fountain Green Project in exchange for $100,000 in cash and a return of a 2.00% working interest in the Moroni #1-AXZH Well and the 320 acre leasehold. There were two parties to this transaction, one was an unaffiliated investor, the other was a related party, Zions Energy Corporation (see Note 7). The Zions Energy Corporation transaction was completed on the same terms as the unaffiliated investor transaction.

On May 16, 2012 and May 17, 2012, the Company sold a 21% working interest in the Prescott Lease, including the requirement to participate in the Prescott #25-6 Well located in the Koelsch Project and 2,298,000 warrants to purchase common stock at $0.25 per share for total cash of $619,500 to unaffiliated investors.

On May 31, 2012, the Company determined that a lease in the Fountain Green Project was not valid as there were issues regarding the title of the property, the lease term had expired and, as a result, the lessor agreed to cancel the balance owing by the Company on this lease in the amount of $180,000.

On June 28, 2012, the Company entered into an agreement (the “Skyline Oil Agreement”) with Skyline Oil, LLC (“Skyline Oil”), whereby the Company gave Skyline Oil (i) all of its interest in the Chad Wood Lease located in Central Utah; (ii) a 44.5% working interest in the Moroni #1-AXZH Well plus 320 surrounding acres; and (iii) a 15% working interest in 4,680 acres of the Independence Project, and in exchange Skyline Oil gave the Company (i) $1.6 million in cash; (ii) 2,000,000 shares of the Company’s common stock valued at $500,000 or $0.25 per share; and (iii) a 5% working interest in an additional 15,000 acres in a new Independence Project. The $500,000 from the return of 2,000,000 shares of common stock was treated as a return of capital and the remaining Independence Project unproved properties are now valued at $422,865. Following this transaction, the Company now owns a 5% working interest in 19,680 acres in the new Independence Project and a 5% working interest in the Moroni #1-AXZH Well plus 320 surrounding acres.

NOTE 6     COMMON STOCK

Common Stock

In January 2012, the Company issued 468,750 shares of common stock to an unaffiliated investor for cash of $75,000 or $0.16 per share.  In addition, the Company granted warrants to purchase up to 234,375 shares of common stock with an exercise price of $0.25 per share, which expire on January 11, 2013.

In January 2012, the Company issued 1,875,000 shares of common stock to an unaffiliated investor for cash of $300,000 or $0.16 per share.  In addition, the Company granted warrants to purchase up to 937,500 shares of common stock with an exercise price of $0.25 per share, which expire on January 16, 2013.

In January 2012, the Company issued 100,000 shares of common stock to a consultant for services for $16,000 or $0.16 per share, which was the fair value of the stock at the date of the transaction. The shares issued were fully vested and the value of services received was expensed on the date of grant.

In January 2012, the Company issued 500,000 shares of common stock to two unaffiliated investors for a value of $125,000 or $0.25 per share, related to purchases totaling a 1.00% working interest in the Fountain Green Project located in Sanpete County, Utah, which was the fair value of the stock at the date of the transaction.

In January 2012, the Company issued 48,528 shares of common stock to an existing investor for a value of $12,133 or $0.25 per share, related to a purchase of a 0.25% working interest in the Liberty #1 Well located in Juab County, Utah.

In February 2012, the Company issued 4,000 shares of common stock to an unaffiliated investor for cash of $1,000 or $0.25 per share.  In addition, the Company granted warrants to purchase up to 2,000 shares of common stock with an exercise price of $0.40 per share, which expire on February 4, 2013.

B-10

In March 2012, the Company issued 1,800,000 shares of common stock to an unaffiliated investor for cash of $450,000 or $0.25 per share.  In addition, the Company granted warrants to purchase up to 1,800,000 shares of common stock with an exercise price of $0.50 per share, which expire on March 23, 2015. As part of this transaction, the Company agreed to compensate a consultant for services performed in the amount of $27,000 including the issuance of 100,000 shares of common stock that were valued at $25,000 or $0.25 per share, plus the cancellation of $2,000 of JIBs accounts receivable owed to the Company by the consultant. These consultant shares were fully vested on the date of the grant.

In March 2012, the Company issued 800,000 shares of common stock to an existing investor for cash of $200,000 or $0.25 per share.  In addition, the Company granted warrants to purchase up to 800,000 shares of common stock with an exercise price of $0.50 per share, which expire on March 28, 2015. Subsequent to this transaction, the investor, Joseph P. Tate, became a Director of the Company effective on March 31, 2012 (see Note 7).

In March 2012, the Company issued 472,000 shares of common stock to an existing investor for settlement of a $100,000 other payable plus $18,000 of accrued interest for a total value of $118,000 or $0.25 per share, which was the fair value of the stock at the date of the transaction. The shares issued were fully vested and the $18,000 accrued interest was expensed on the date of grant. Subsequent to this transaction, the investor, Joseph P. Tate, became a Director of the Company effective on March 31, 2012 (see Note 7).

In March 2012, the Company issued 1,532,800 shares of common stock to an existing investor for Fountain Green Project lease acquisitions located in Sanpete County, Utah valued at $383,200 or $0.25 per share, which was the fair value of the stock at the date of the transaction. Subsequent to this transaction, the investor, Joseph P. Tate, became a Director of the Company effective on March 31, 2012 (see Note 7).

In March 2012, the Company issued 3,750,000 shares of common stock to four directors plus the Corporate Secretary of the Company as compensation for services valued at $937,500 or $0.25 per share, which was the fair value of the stock at the date of the transaction. The shares issued were fully vested and the entire amount of this stock award was expensed on the date of grant.

In April 2012, the Company issued 500,000 shares of common stock to a consultant of the Company as compensation for services valued at $125,000 or $0.25 per share. The shares were fully vested on the date of grant. The entire amount of this common stock issuance was expensed in April 2012. In addition, as compensation for consulting services, the Company granted the consultant warrants to purchase up to 5,000,000 shares of common stock at five different exercise prices: $0.25, $0.50, $0.75, $1.00 and $1.25 for each 1,000,000 warrants. The warrants vest at the rate of 625,000 per quarter for two years. The warrants will expire on March 31, 2015. These warrants were valued under the Black-Scholes valuation model based on the factors present at the time the warrants were granted (see Note 10). These warrants will be expensed over the two-year vesting period.

In April 2012, the Company issued 215,000 shares of common stock to two existing investors for cash of $53,750 or $0.25 per share. In addition, the Company granted warrants to purchase up to 215,000 shares of common stock with an exercise price of $0.50 per share, which expire on April 4, 2015.

In April 2012, the Company issued 440,000 shares of common stock to an existing investor for cash of $110,000 or $0.25 per share. In addition, the Company granted warrants to purchase up to 440,000 shares of common stock with an exercise price of $0.50 per share, which expire on April 17, 2015.

In April 2012, the Company issued 100,000 shares of common stock to an existing investor for cash of $25,000 or $0.25 per share. In addition, the Company granted warrants to purchase up to 100,000 shares of common stock with an exercise price of $0.50 per share, which expire on April 19, 2015.

In April 2012, the Company issued 100,000 shares of common stock to an existing investor for cash of $25,000 or $0.25 per share. In addition, the Company granted warrants to purchase up to 100,000 shares of common stock with an exercise price of $0.50 per share, which expire on April 21, 2015.

In April 2012, a note holder exercised rights to convert a $25,000 convertible note payable at $0.22 per share, into 113,636 shares of the Company’s common stock.

In May 2012, the Company issued 100,000 shares of common stock to an unaffiliated investor for cash of $25,000 per $0.25 per share. In addition, the Company granted warrants to purchase up to 100,000 shares of common stock with an exercise price of $0.50 per share, which expire on April 30, 2015.

B-11

In May 2012, the Company issued 10,000 shares of common stock to an unaffiliated investor for consulting services valued at $2,500 or $0.25 per share, which was the fair value of the stock on the date of the transaction. The shares issued to the consultant were fully vested on the date of grant. The entire amount of this issuance was expensed in May 2012.

In May 2012, the Company issued 400,000 shares of common stock to an unaffiliated investor for cash of $100,000 or $0.25 per share. In addition, the Company granted warrants to purchase up to 400,000 shares of common stock with an exercise price of $0.50 per share, which expire on April 30, 2015.

In May 2012, the Company issued 100,000 shares of common stock to an unaffiliated investor for cash of $25,000 per $0.25 per share. In addition, the Company granted warrants to purchase up to 100,000 shares of common stock with an exercise price of $0.50 per share, which expire on May 15, 2015.

In May 2012, a note holder exercised rights to convert a $100,000 convertible note payable at $0.25 per share into 400,000 shares of the Company’s common stock. The shares issued were fully vested on the date of the grant. In addition, the Company granted warrants to purchase up to 400,000 shares of common stock with an exercise price of $0.50 per share, which expire on May 22, 2015. The warrants issued were totally vested at the time of the grant and remain outstanding.

In May 2012, J. David Gowdy, a former officer and director of the Company voluntarily agreed to return to the Company, 250,000 shares of the Company’s common stock valued at $62,500 or $0.25 per share, to offset a portion of the independent audit fees recently incurred by the Company to complete the 2010 audit of Freedom, which was required by Rule 8-04 of Regulation S-X of the Exchange Act. The shares were returned to the Company as treasury shares and subsequently cancelled.

In May 2012, the Company issued 40,000 shares of common stock to two consultants of the Company for services valued at $10,000 or $0.25 per share. These shares were fully vested on the date of grant. The entire amount of this issuance was expensed in May 2012.

In May 2012, the Company issued 100,000 shares of common stock to an employee of the Company as compensation for services, valued at $25,000 or $0.25 per share. The shares were fully vested on the date of the grant. The entire amount of this issuance was expensed in May 2012.

In June 2012, the Company issued 400,000 shares of common stock to an unaffiliated investor for cash of $100,000 or $0.25 per share. In addition, the Company granted warrants to purchase up to 400,000 shares of common stock with an exercise price of $0.50 per share, which expire on June 14, 2015.

In June 2012, the Company issued 620,000 shares of common stock to an unaffiliated investor for cash of $155,000 or $0.25 per share. In addition, the Company granted warrants to purchase up to 620,000 shares of common stock with an exercise price of $0.50 per share, which expire on June 5, 2015.

In June 2012, the Company issued 380,000 shares of common stock to an unaffiliated investor for cash of $95,000 or $0.25 per share. In addition, the Company granted warrants to purchase up to 380,000 shares of common stock with an exercise price of $0.50 per share, which expire on June 5, 2015.

In June 2012, the Company issued 500,000 shares of common stock to a consultant of the Company as compensation for services valued at $125,000 or $0.25 per share. The shares were fully vested on the date of grant. The entire amount of this common stock issuance was expensed in June 2012. In addition, as compensation for consulting services, the Company granted the consultant warrants to purchase up to 1,500,000 shares of common stock at three different exercise prices: $0.50, $0.75 and $1.00 for each 500,000 warrants. The warrants vest at the rate of 187,500 per quarter for two years. The warrants will expire on June 14, 2015. These warrants were valued under the Black-Scholes valuation model based on the factors present at the time the warrants were granted (see Note 10). These warrants will be expensed over the two-year vesting period.

In June 2012, the Company issued 71,929 shares of common stock to MacKov, a related party, related to the exercise of warrants in settlement of interest outstanding on a note payable. The exercise price was $11,509 or $0.16 per share (see Note 7).

In June 2012, the Company entered into an agreement (the “Skyline Oil Agreement”) with Skyline Oil, LLC (“Skyline Oil”), whereby the Company gave Skyline Oil (i) all of its interest in the Chad Wood Lease located in Central Utah; (ii) a 44.5% working interest in the Moroni #1-AXZH Well plus 320 surrounding acres; and (iii) a 15% working interest in 4,680 acres of the Independence Project, and in exchange Skyline Oil gave the Company (i) $1.6 million in cash; (ii) 2,000,000 shares of the Company’s common stock valued at $500,000 or $0.25 per share; and (iii) a 5% working interest in an additional 15,000 acres in a new Independence Project. The 2,000,000 shares were returned to the Company as treasury shares and were subsequently cancelled.

B-12

In June 2012, a note holder exercised its rights to convert a $250,000 convertible note payable at $0.25 per share into 1,000,000 shares of the Company’s common stock.

In June 2012, the Company issued 12,000 shares of common stock to a consultant of the Company for services valued at $3,000 or $0.25 per share. These shares were fully vested on the date of grant. The entire amount of this issuance was expensed in June 2012.

NOTE 7     RELATED PARTY TRANSACTIONS

A.	Douglas C. Hewitt, Sr., an Officer and Chairman of the Board of the Company

Douglas C. Hewitt, Sr., an officer and Director of the Company, is a beneficiary in the Mountain Home Petroleum Business Trust, a Utah Business Trust (“MHPBT”), and Zions Energy Corporation (“Zions”) is a wholly owned subsidiary of MHPBT. In addition, The D. Mack Trust (“D Mack Trust”), is a trust in which Mr. Hewitt receives beneficial interest and is entitled to receive overriding royalty interest (“ORRI”) up to 1.00% in all newly acquired leases by the Company. MHPBT, Zions and D Mack Trust have had related party transactions with the Company.

As of June 30, 2012, MHPBT has working interests in oil and gas properties that the Company controls which include a 2.00% before payout interest (“BPO”) and a 22.00% after payout interest (“APO”) in the Liberty #1 Well and Liberty Project and a 50.00% working interest in the shallow zones of the Fountain Green Project as previously defined. All of the working interest owned by MHPBT in the Company’s Liberty #1 Well, Liberty Project and Fountain Green Project properties were acquired by MHPBT from third parties prior to the formation of the Company.

As of June 30, 2012, Zions has working interests in oil and gas properties that the Company controls which include, a 1.50% carried interest in the first well to be drilled in the shallow zone on the Fountain Green Project and a 3.00% working interest in the Koelsch Field. All of the carried and working interests owned by Zions were acquired from the Company in 2012 on the same terms as other independent third party transactions as disclosed below in Note 7 (A) (ii) and 7 (A) (iii). For the six months ended June 30, 2012, Zions has received $2,642 in revenues from oil sales from the Koelsch Field. As of June 30, 2012 the Liberty Project and Fountain Green Project remain undeveloped and no royalty revenues have been generated from these properties.

As of June 30, 2012, the D. Mack Trust receives ORRIs ranging from 0.25% to 1.50% on certain Kansas leases and MHPBT owns 6.00% ORRIs in Liberty #1 Well and Liberty Project. For the six months ended June 30, 2012, the D. Mack Trust has received $9,856 in royalties relating to ORRIs from the Kansas leases.

The following related party transactions occurred with Zions during the six months ended June 30, 2012:

a.	In February and March 2012, the Company sold a 1.00% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold for cash of $77,561 to Zions. This purchase was made on the same terms as other third party transactions that were completed in December 2011 and January 2012.

b.	In February and March 2012, the Company sold a 3.00% working interest in the Koelsch Field, including the requirement to participate in the Koelsch #25-1 Well, for cash of $9,090 to Zions. This purchase was made on the same terms as other third-party transactions that were completed in December 2011 and March 2012.

c.	In May 2012, the Company received $50,000 in cash plus it acquired a 1.00% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold by exchanging a 1.50% carried interest in the first well to be drilled in the shallow zone on the Fountain Green Project. This exchange was made on the same terms as another third party transaction that was completed in May 2012.

As of June 30, 2012, the Company has $5,264 due to the Company’s director, Douglas C. Hewitt, Sr. and as of December 31, 2011, the Company had $27,934 due to Mr. Hewitt. These amounts are non-interest bearing and have no set terms of repayment.

B.	J. David Gowdy, a Former Officer and Director of the Company and Greater than 5% Shareholder

J. David Gowdy, an officer and director of the Company from March 31, 2011 to December 12, 2011 and a beneficial owner of more than 5% of the outstanding shares of our common stock, is also a beneficiary in MHPBT and Zions described above. Prior to March 31, 2011, Mr. Gowdy was an officer and director of Freedom, which was acquired by the Company on March 31, 2011 (see Note 4). Mr. Gowdy is a trustee of MHPBT and the President of Zions. MHPBT and Zions’ related party transactions during the six months ended June 30, 2012 are described above. In addition, Mr. Gowdy had the following related party transactions with the Company.

B-13

a.	As per his December 12, 2011 letter agreement, Mr. Gowdy received $50,000 as compensation for transitional related consulting services from January 1, 2012 to April 30, 2012. Mr. Gowdy’s formal service contract with the Company ended April 30, 2012. The Company may continue to use Mr. Gowdy for consulting services as needed in the future which consulting services will be billed at an hourly rate.

b.	In May 2012, Mr. Gowdy voluntarily agreed to return to the Company, 250,000 shares of the Company’s common stock valued at $62,500 or $0.25 per share, to offset a portion of the independent audit fees recently incurred to complete the 2010 audit of Freedom which was required by Rule 8-04 of Regulation S-X of the Securities and Exchange Act. The shares were returned to the Company as treasury shares and subsequently cancelled.

C.	Glenn G. MacNeil, an Officer and Director of the Company

MacKov Investments Limited (“MacKov”), a company which is a Canadian controlled private corporation in which Glenn G. MacNeil, an officer and Director of the Company, and his spouse have 100% of the ownership interests, has had related party transactions with the Company. As of June 30, 2012, MacKov has working interests in oil and gas properties that the Company controls which include the following: (i) MacKov owns a 0.50% working interest in the deep zones and a 0.25% working interest in the shallow zones of the Fountain Green Project which was purchased from the Company prior to Mr. MacNeil becoming the CFO and a Director of the Company on the same terms as other independent third party transactions; (ii) MacKov owns a 3.25% BPO and a 2.75% APO working interest in the Liberty #1 Well and Liberty Project of which a 2.25% BPO and a 1.75% APO were purchased from third parties in 2009 through 2011 prior to Mr. MacNeil becoming CFO and a Director; a 0.50% BPO and a 0.50% APO were purchased from the Company prior to Mr. MacNeil becoming the CFO and a Director on the same terms as other independent third party transactions in 2010; and a 0.50% BPO and a 0.50% APO were purchased from the Company in December 2011 on the same terms as other independent third party transactions as previously disclosed in 2011. In addition, MacKov owns a 1.00% ORRI in the Liberty #1 Well and Liberty Project which was purchased from a third party in 2010 and 2011; (iii) MacKov owns a 5.00% working interest in the Koelsch Field of which a 3.5% working interest was purchased from the Company in December 2011 on the same terms as other independent third party transactions as previously disclosed and a 1.5% working interest was purchased from the Company in February 2012 on the same terms as other independent third party transactions as disclosed in Note 7 (C) (i) below; and (iv) MacKov owns ORRI ranging from 0.25% to 2.25% on certain Kansas leases which were purchased from the Company in March 2011 prior to Mr. MacNeil becoming the CFO and a Director. For the six months ended June 30, 2012, MacKov has received $5,116 in royalties relating to ORRI and oil sales from working interest from the Kansas leases including the Koelsch Field. As of June 30, 2012 the Liberty Project and Fountain Green Project remain undeveloped and no revenues have been generated from these properties. The following related party transactions occurred with MacKov during the six months ended June 30, 2012:

a.	In February 2012, the Company sold a 1.50% working interest in the Koelsch Field, including the requirement to participate in the Koelsch #25-1 Well, for cash of $4,545 to MacKov. This purchase was made on the same terms as other Company independent third party transactions that were completed in December 2011.

b.	In February 2012, the Company sold a 0.50% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold for cash of $38,781 to MacKov. This purchase was made on the same terms as other Company independent third party transactions that were completed in December 2011 and January 2012.

c.	From January 1, 2012 to June 30, 2012, MacKov’s billings for fees for services to the Company totaled $69,000, which have been paid.

d.	On June 30, 2012, MacKov settled the $254,909 note payable with the Company (plus accrued interest for $287,712) for consideration consisting of cash and the exercise of 71,929 warrants at $11,509 or $0.16 per share.

e.	On June 30, 2012, in connection with the Company’s sale of its interest in the Moroni #1-AXZH Well and the surrounding 320 acres to Skyline Oil, MacKov sold its 0.50% working interest in the Moroni #1-AXZH Well and the surrounding 320 acres to Skyline Oil for the sum of $54,231.

The Company has a due to related party payable to MacKov in the amounts of $0 and $245,740 at June 30, 2012 and December 31, 2011, respectively. The December 31, 2011 balance of $245,740 consisted of $43,307 outstanding fees and unreimbursed travel allowances and a $254,909 note payable, net of debt discount of $52,476.

B-14

D.	Joseph P. Tate, a Director of the Company

Joseph P. Tate became a director of the Company effective March 31, 2012. As of June 30, 2012, Mr. Tate is a beneficial landowner of two oil and gas leases totaling 1,816 acres within the Fountain Green Project which the Company controls and negotiated lease terms with Mr. Tate prior to him becoming a director. Mr. Tate received $383,200 as compensation for these five year leases through the issuance of 1,532,800 shares of common stock of the Company valued at $0.25 per share. In addition to this compensation, Mr. Tate is entitled to the 12.50% landowner royalty-interest revenues related to hydrocarbons produced by the Company on these oil and gas leases. During the six months ended June 30, 2012, no landowner royalty interest revenues were earned by Mr. Tate from these undeveloped new Fountain Green Project leases. Also prior to Mr. Tate becoming a director, he negotiated a settlement of $100,000 debt owed to him by the Company to include $18,000 of interest for the period of the debt outstanding which was settled through the issuance of 472,000 shares of common stock valued at $0.25 per share.

All related-party transactions have been reviewed and approved by a majority vote of our Board of Directors and were completed on the same terms and conditions as other independent third-party transactions. With respect to transactions in which the related party is also a member of our Board of Directors, such Directors abstained from voting to approve the transactions.

NOTE 8     NOTES PAYABLE

Notes Payable consists of the following notes:

	June 30,	December 31,
	2012	2011
Note Payable, interest at 12% per annum, due June 2012, secured by 5% working interest in certain Fountain Green Project Leases.	$-	$1,080,000

Note Payable, interest at 10% per annum, monthly payments of $7,500, due October 2013, secured by a 5% working interest in certain Fountain Green Project Leases.	750,000	-

Note Payable, interest at 18% per annum, due on demand, secured by Mai, Johnson and Gorham, Kansas Leases.	-	90,000

Note Payable, interest at 10% per annum, monthly payments of $3,200, due June 2014, unsecured.	367,500	-

Note Payable, to Land Rover Capital Group, interest at 7.5% per annum, monthly payments of $1,949, due January 2014, secured by vehicle.	33,469	43,650

Note Payable, interest at 10% per annum, due June 2012, unsecured.	-	248,000

Note Payable, interest at 10% per annum, monthly payments of $15,000, due June 2014, secured by 10% working interest in certain Fountain Green Project Leases.	768,863	700,000

Note Payable, for $152,514 with interest at 2.0% monthly, due April 2012, unsecured - net of discount.	-	121,694

Note Payable, interest at 10% per annum, monthly payments of $5,000, due June 2014, unsecured	120,076	-

Note Payable, interest at 0% per annum, monthly payments of $1,500, due May 2013, unsecured	15,976	24,296

Note Payable, interest at 8% per annum, monthly payments of $10,000, due December 2013, unsecured	169,958	-

Total Notes Payable	2,225,842	2,307,640
Less: Current Portion (includes demand notes)	(323,591)	(2,277,497)
Long-Term Portion	$1,902,251	$30,143

B-15

NOTE 9     CONVERTIBLE NOTES PAYABLE

Convertible Notes Payable consists of the following:

	June 30,	December 31,
	2012	2011
Note Payable interest at 8% per annum, due June 2012, convertible into common shares of the Company, at a conversion rate of $0.25 per common share, unsecured	$-	$367,500

Note Payable interest at 12% per annum, due on demand, convertible into common shares of the Company at a conversion rate of $0.25 per common share, unsecured.	52,560	52,560

Note Payable interest at 10% per annum, due on demand, convertible into common shares of the Company at a conversion rate of $0.25 per common share, secured by certain Kansas Leases and 10% working interest in certain Fountain Green Project Leases	1,300,000	1,300,000

Note Payable interest at 10% per annum, due June 2012, convertible into common shares of the Company at a conversion rate of $0.25 per common share, unsecured.	-	100,000

Note Payable interest at 5% per annum, due on demand, convertible into common shares of the Company at a conversion rate of CAD $0.16 (which was USD $0.167 at the time of loan) per common share, unsecured.	-	50,000

Note Payable interest at 5% per annum, due on demand, convertible into common shares of the Company at a conversion rate of CAD $0.16 (which was USD $0.167 at the time of loan) per common share, unsecured.	100,000	50,000

Note Payable interest at 0% per annum, due on demand, convertible into common shares of the Company at a conversion rate of $0.22 per common share, unsecured.	-	25,000

Total Convertible Notes Payable	1,452,560	1,945,060
Less: Current Portion (includes demand notes)	1,452,560	1,945,060
Long-Term Portion	$-	$-

NOTE 10     WARRANTS TO PURCHASE COMMON STOCK

The Company accounts for stock-based compensation under the provisions of FASB ASC 718. This standard requires the Company to record an expense associated with the fair value of stock-based compensation.  The Company uses the Black-Scholes option valuation model to calculate the fair value of stock-based compensation at the date of grant.  Warrant pricing models require the input of highly subjective assumptions, including the expected price volatility.  For warrants granted in 2012, the Company used a variety of comparable and peer companies to determine the expected volatility.  The Company believes the use of peer company data fairly represents the expected volatility it would experience if the Company was publicly traded in the oil and gas industry over the contractual term of the warrants. Changes in these assumptions can materially affect the fair value estimate.  The total fair value of the warrants issued for services is recognized as an expense over the vesting period. The total fair value of the warrants issued to debt holders is recognized as an expense over the term of the debt.  There were warrants to purchase 28,991,821 shares of common stock exercisable as of June 30, 2012 at $0.16 to $1.25 per share that expire at various times between October 20, 2012 and June 14, 2015.

Warrants to Purchase Common Stock Granted in 2012

During the six months ended June 30, 2012, the Company granted warrants to purchase 16,366,875 shares of common stock.

Warrants totaling 9,338,000 shares of common stock were granted in conjunction with the issuance of notes payable, certain consulting agreements and oil and gas property sold by the Company. The fair values of these warrants were calculated using the Black-Scholes valuation model based on factors present at the time the warrants were granted. Of these, 2,838,000 warrants were fully vested at the time of grant and 6,500,000 warrants will vest over time through June 2014. All of these warrants remained outstanding as of June 30, 2012.  The Company has determined the fair value of the warrants granted to be $701,757 of which $348,290 was expensed on the date of grant and $353,460 will be expensed in future periods.

B-16

The following assumptions were used in calculating the fair value of the warrants granted using the Black-Scholes model:

Fair market value	$0.246
Exercise price	$0.594

Risk free rates	0.34%
Dividend yield	0.00%
Expected volatility	73.08%
Contractual term	2.91 Years

The weighted-average fair market value at the date of grant for warrants granted are as follows:

Fair value per warrant	$0.0752
Total warrants granted	9,338,000
Total fair value of warrants granted	$701,757

In addition to the above, warrants totaling 7,028,875 shares of common stock were granted in conjunction with private placements of common stock for cash proceeds (see Note 6) and in exchange for the conversion of a $100,000 convertible note payable, of which 1,171,875 have an exercise price of $0.25 that expires one year from the date of grant; 2,000 have an exercisable price of $0.40 that expires one year from the date of grant; and 5,855,000 have an exercisable price of $0.50 that expires three years from the date of grant.

The total outstanding warrants for the six months ended June 30, 2012 is as follows:

			Weighted-
			Average
		Weighted-	Remainder
		Average	Contractual
	Warrants	Exercise Price	Term in Years

Warrants outstanding as of December 31, 2011	12,696,875	$0.22	0.96
Granted	16,366,875	0.54	2.81
Exercised	(71,929)	(0.16)	-
Forfeited/Expired	-	-	-
Warrants outstanding as of June 30, 2012	28,991,821	$0.40	1.67

NOTE 11     ASSET RETIREMENT OBLIGATIONS

FASB ASC 410 requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which it is incurred and becomes determinable. Under this method, when liabilities for dismantlement and abandonment costs, excluding salvage values, are initially recorded, the carrying amount of the related oil and gas properties is increased. The fair value of the ARO asset and liability is measured using expected future cash outflows discounted at the Company’s credit-adjusted risk-free interest rate. Accretion of the liability is recognized each period using the interest method of allocation, and the capitalized cost is depleted using the units of production method. Should either the estimated life or the estimated abandonment costs of a property change materially upon the Company’s periodic review, a new calculation is performed using the same methodology of taking the abandonment cost and inflating it forward to its abandonment date and then discounting it back to the present using the Company’s credit-adjusted-risk-free rate. The carrying value of the asset retirement obligation is adjusted to the newly calculated value, with a corresponding offsetting adjustment to the asset retirement cost.

The following table summarizes the Company’s asset retirement obligation transactions recorded in accordance with the provisions of FASB ASC 410 during the six months ended June 30, 2012 and the year ended December 31, 2011:

	June 30,	December 31,
	2012	2011
Beginning asset retirement obligation	$350,243	$348,742
Liabilities incurred for new wells placed into production	10,187	106,507
Liabilities decreased for wells sold or plugged	(14,409)	(109,620)
Accretion of discount on asset retirement obligations	1,970	4,614
Ending asset retirement obligations	$347,991	$350,243

B-17

NOTE 12     CAPITAL LEASE OBLIGATION

The Company leases well equipment under a capital lease agreement.  The term of the capital lease is for 5 years, bears interest at 9.0%, with monthly payments of $3,200 per month with the final payment due on May 20, 2013.  As of June 30, 2012 and December 31, 2011, the remaining capital lease obligation was $33,885 and $51,227, respectively.

As of June 30, 2012 and December 31, 2011, well equipment acquired under capital leases totaled $154,155 and accumulated depreciation was $95,429 and $84,418, respectively.

NOTE 13     OPERATING LEASES

The Company leases office space in Salt Lake City, Utah (“Premises Lease”) which consists of approximately 3,903 square feet.  The Company has a prepaid security deposit of $8,954.  The Company entered into a one-year lease agreement effective as of September 1, 2011. The current lease contains an option to renew annually for two additional years. As of June 30, 2012 the Company renewed the Premises Lease for an additional year effective September 1, 2012 with an annualized lease obligation of $110,167. For the six months ended June 30, 2012 and 2011, the Premises Lease payments were $53,735 and $24,729, respectively. Beginning September 1, 2011, the Company’s annualized lease obligation was $107,470, or $8,956 per month. The option to renew for the period September 1, 2013 to August 31, 2014 is an annualized obligation of $112,902.

The Company leases a printer, copier and fax machine. The term of the lease is for 37 months commencing March 23, 2010.  The monthly lease payment is $255. For the six months ended June 30, 2012 and 2011, the lease payments were $1,530 for both periods.

NOTE 14 LEGAL PROCEEDINGS

TX Holdings, Inc. v. Hewitt Energy Group LLC

On January 10, 2012, TX Holdings, Inc. (“TX Holdings”) filed an amended complaint against HEGLLC, a predecessor of the Company, Douglas C. Hewitt, Sr., Dexter & Dexter Attorneys at Law, P.C. and Michael Cederstrom in the United States District Court for the District of Utah (the “Utah Action”). The complaint arises out of a claimed agreement between HEGLLC and TX Holdings (the “Perth Sale Agreement”) pursuant to which HEGLLC agreed to sell to TX Holdings an interest in the Perth Project located in Kansas (the “Perth Interest”). TX Holdings’ complaint alleges certain causes of action, including, among others, unjust enrichment, breach of contract and breach of fiduciary duty. The complaint alleges that HEGLLC breached the Perth Sale Agreement by failing to deliver the Perth Interest to TX Holdings. TX Holdings seeks the Perth Interest and an unspecified amount of damages from the named parties. The Company does not believe it is obligated to deliver the Perth Interest to TX Holdings because it is the Company’s belief that TX Holdings breached the Perth Sale Agreement by, among other things, failing to pay the purchase price. A similar complaint was filed by TX Holdings in February 2010 in Florida State Court in the District of Miami, Dade County (the “Florida Action”). On July 5, 2011, the Florida court dismissed the claims against HEGLLC and Douglas C. Hewitt, Sr. in the Florida Action for lack of personal jurisdiction. TX Holdings appealed the decision dismissing the claims against HEGLLC and Douglas C. Hewitt, Sr. However, on April 24, 2012 TX Holdings filed a voluntary dismissal of that appeal. As a result of that voluntary dismissal, the only action by TX Holdings against HEGLLC and Douglas C. Hewitt, Sr. is the Utah Action. TX Holdings has now agreed to dismiss the Utah Action, with prejudice, and the parties are preparing appropriate documentation to submit to the court to effectuate the dismissal of that case.

Nostra Terra Oil & Gas Company v. Richfield Oil & Gas Company

On February 1, 2012, Nostra Terra Oil & Gas Company (“NTOG”) filed an action against the Company, HPI, HEGINC, and HEGLLC in the Twenty-Third Judicial District Court of Russell County, Kansas. The complaint alleges that the Company defaulted on its repayment obligations under a note and security agreement, dated April 13, 2011, in the principal amount of $1.3 million and accrued interest at 10% per annum. The complaint seeks foreclosure on two of the Company’s property leases located in Kansas. The note was due on January 31, 2012. On January 31, 2012, the Company requested the loan payoff and documents relating to the release of collateral from NTOG’s representatives. The Company followed up on this request with a written request on February 1, 2012. On or about March 19, 2012, the Company filed an answer to the Complaint and a Cross-Complaint against NTOG for tortious interference with business. The trial in this matter has been continued from July 2012 until September 2012. The Company intends to vigorously defend against this foreclosure action and repay any amount that is ultimately determined to be outstanding.

The obligations due and owing under this note and security agreement are fully accounted for in the Company’s financial statements.

B-18

Threatened Claim by Former Officer and Director of Freedom

A former officer and director of Freedom (the “Freedom Officer and Director”) previously alleged certain claims against the Company in the amount of approximately $321,000. The Company settled this matter on April 6, 2012 by paying the Freedom Officer and Director the sum of $13,135 (the “Settlement Amount”) in exchange for a release of all claims by the Freedom Officer and Director. Of the full Settlement Amount, $12,500 was previously accrued in 2011. The remaining $635 was expensed in the six months ended June 30, 2012.

Litigation in the Ordinary Course

We may become involved in litigation from time to time relating to claims arising in the ordinary course of our business. We do not believe that the ultimate resolution of such claims would have a material effect on our business, results of operations, financial condition or cash flows. However, the results of these matters cannot be predicted with certainty, and an unfavorable resolution of one or more of these matters could have a material effect on our business, results of operations, financial condition and cash flows.

NOTE 15     SUBSEQUENT EVENTS

In July 2012, the Company issued 100,000 shares of common stock to an existing investor for cash of $25,000 or $0.25 per share. In addition, the Company granted warrants to purchase up to 100,000 shares of common stock with an exercise price of $0.50 per share, which expire on July 15, 2015.

B-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders’ and the Board of Directors

Richfield Oil & Gas Company

We have audited the accompanying consolidated balance sheets of Richfield Oil & Gas Company (“the Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Richfield Oil & Gas Company as of December 31, 2011 and 2010, and the consolidated results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred substantial losses from operations causing negative working capital and negative operating cash flows. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 Salt Lake City, UT

February 27, 2012

B-20

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2011 AND 2010

	December 31,
	2011	2010
ASSETS

Current assets
Cash and cash equivalents	$37,157	$31,333
Accounts receivables	341,568	1,390,111
Deposits and prepaid expenses	295,829	64,435
Other current assets	16,245	300
Total current assets	690,799	1,486,179

Properties and equipment, at cost - successful efforts method:
Proved properties, including wells and related equipment	3,998,069	3,391,878
Unproved properties	11,936,824	4,555,219
Accumulated depletion, depreciation, and amortization	(702,982)	(581,216)
	15,231,911	7,365,881

Other properties and equipment	197,615	197,615
Accumulated depreciation	(156,565)	(124,451)
	41,050	73,164

Other assets	30,018	50,000
Total assets	$15,993,778	$8,975,224

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$1,478,493	$2,830,556
Accrued expenses and other payables	879,484	2,959,326
Current portion of notes payable, net	2,277,497	380,707
Current portion of convertible notes payable	1,945,060	397,824
Current portion of capital leases	35,479	32,184
Due to director	27,934	-
Due to related party, net	245,740	-
Total current liabilities	6,889,687	6,600,597

Long-term liabilities
Notes payable, net of current portion	30,143	1,117,586
Convertible notes payable, net of current portion	-	17,500
Capital lease obligation, net of current portion	15,748	51,479
Asset retirement obligations	350,243	348,742
Total long-term liabilities	396,134	1,535,307

Total liabilities	$7,285,821	$8,135,904

Stockholders' equity
Preferred stock, par value $.001; 50,000,000 authorized, (12/31/2011 – 0 shares outstanding and 12/31/2010 - 90,000 shares outstanding)	$-	$90
Additional paid-in capital - preferred stock	-	179,910
Common stock, par value $.001; 450,000,000 authorized, (12/31/2011 – 270,886,947 shares outstanding and 12/31/2010 -141,135,991 shares outstanding)	270,887	141,136
Additional paid-in capital - common stock	30,988,536	13,451,288
Accumulated deficit	(22,551,466)	(12,933,104)
Total stockholders' equity	8,707,957	839,320

Total liabilities and stockholders' equity	$15,993,778	$8,975,224

The accompanying notes are an integral part of these consolidated financial statements.

B-21

RICHFIELD OIL & GAS COMPANY

 Formerly Hewitt Petroleum, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	Year Ended
	December 31,
	2011	2010
Revenues
Oil and natural gas sales	$712,616	$587,084
Other	6,403	2,990
Total revenues	719,019	590,074

Operating expenses
Production expenses	1,024,355	945,585
Production taxes	43,828	35,400
Exploration	293,565	81,888
Lease expiration	356,915	284,032
Depletion, depreciation, amortization and accretion	173,678	305,208
General and administrative expenses	8,343,090	5,351,830
Loss (gain) on sale of assets	(141,202)	1,879
Total expenses	10,094,229	7,005,822

Loss from operations	(9,375,210)	(6,415,748)

Other income (expenses)
Gain on settlement of liabilities	522,657	-
Interest and finance charges	(685,000)	(241,995)
Goodwill impairment	(75,481)
	(237,824)	(241,995)

Loss before income taxes	(9,613,034)	(6,657,743)

Income tax benefit	-	-

Net loss	$(9,613,034)	$(6,657,743)

Net loss per common share - basic and diluted	$(0.04)	$(0.05)

Weighted average shares outstanding – basic and diluted	221,759,779	128,874,329

The accompanying notes are an integral part of these consolidated financial statements.

B-22

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	Preferred Stock			Common Stock
			Additional			Additional		Total
			Paid-In			Paid-In	Accumulated	Stockholders'
	Shares	Par	Capital	Shares	Par	Capital	Deficit	Equity

Balance - December 31, 2009	90,000	$90	$179,910	119,971,838	$119,972	$4,421,874	$(6,253,761)	$(1,531,915)

Issued 309,741 common stock for payment of interest on notes payable				309,741	310	154,561	-	154,871

Issued 360,000 common stock as payments on notes payable	-	-	-	360,000	360	179,640	-	180,000

Issued 9,351,125 common stock for oil and gas properties (valued between $0.25 and $0.50 per share)	-	-	-	9,351,125	9,351	3,634,961	-	3,644,313

Issued 8,795,660 common stock for employees and consultants' compensation (valued between $0.25 and $0.50 per share)	-	-	-	8,795,660	8,796	4,030,284	-	4,039,080

Sale of 1,193,442 common stock for $0.20 to $.0.50 per share	-	-	-	1,193,442	1,193	470,028	-	471,221

Issued 1,120,000 common stock as settlement of other payables	-	-	-	1,120,000	1,120	558,880	-	560,000

Issued 114,000 common stock for other expenses	-	-	-	114,000	114	40,886	-	41,000

Purchase of 79,815 treasury stock	-	-	-	(79,815)	(80)	(39,826)	-	(39,906)

Preferred stock dividends for year	-	-	-	-	-	-	(21,600)	(21,600)

Net income (loss) for year	-	-	-	-	-	-	(6,657,743)	(6,657,743)

Balance - December 31, 2010	90,000	$90	$179,910	141,135,991	141,136	13,451,288	$(12,933,104)	839,320

The accompanying notes are an integral part of these consolidated financial statements.

B-23

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	Preferred Stock			Common Stock
			Additional			Additional		Total
			Paid-In			Paid-In	Accumulated	Stockholders'
	Shares	Par	Capital	Shares	Par	Capital	Deficit	Equity

Balance - December 31, 2010	90,000	90	179,910	141,135,991	141,136	13,451,288	(12,933,104)	839,320

Issued 2,695,294 common stock for payment of interest on notes payable	-	-	-	2,695,294	2,695	477,093	-	479,788

Issued 2,577,578 common stock as payments on notes payable	-	-	-	2,577,578	2,578	266,172	-	268,750

Issued 1,100,000 common stock for oil and gas properties (valued between $0.25 and $0.30 per share)	-	-	-	1,100,000	1,100	319,400	-	320,500

Warrants granted in exchange for oil and gas properties	-	-	-	-	-	173,621	-	173,621

Issued 43,112,527 common stock for employees and consultants' compensation	-	-	-	43,112,527	43,113	6,769,227	-	6,812,340

Sale of 8,301,500 common stock for $0.10 to $.0.18 per share	-	-	-	8,301,500	8,302	1,100,442	-	1,108,744

Issued 1,821,704 common stock as settlement of other payables	-	-	-	1,821,704	1,821	371,105	-	372,926

Issued 4,020,350 common stock as penalty for selling shares below $.20 per share and not being publicly trading by an agreed date	-	-	-	4,020,350	4,020	398,015	-	402,035

Issued 5,200,000 common stock for other expenses	-	-	-	5,200,000	5,200	794,800	-	800,000

Issued 59,738,189 common stock relating to the acquisition of Freedom Oil & Gas, Inc.	-	-	-	59,738,189	59,738	5,914,081	-	5,973,819

Issued 1,266,273 common stock in exchange for preferred stock and warrants redemption	(90,000)	(90)	(179,910)	1,266,273	1,266	178,734	-	-

Issued 377,692 common stock in exchange for preferred stock accrued dividends	-	-	-	377,692	378	53,326	-	53,704

Issued warrants with debt as debt discount	-	-	-	-	-	132,860		132,860

Settlement of liabilities, related parties	-	-	-	-	-	633,927		633,927

Purchase of 460,151 treasury stock	-	-	-	(460,151)	(460)	(45,555)	-	(46,015)

Preferred stock dividends for year	-	-	-	-	-	-	(5,328)	(5,328)

Net income (loss) for year	-	-	-	-	-	-	(9,613,034)	(9,613,034)

Balance - December 31, 2011	-	$-	$-	270,886,947	$270,887	$30,988,536	$(22,551,466)	$8,707,957

The accompanying notes are an integral part of these consolidated financial statements.

B-24

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR YEARS ENDED DECEMBER 31, 2011 AND 2010

	Year Ended
	December, 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(9,613,034)	$(6,657,743)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depletion, depreciation, amortization and accretion	173,678	305,208
Goodwill impairment	75,481	-
Gain on settlement of liabilities	(522,657)	-
Capitalized interest on notes payable	168,966	337,117
Lease expiration	356,915	284,032
Loss (gain) on sale of assets	(141,202)	1,879
Issuance of common stock for other expenses	1,681,823	-
Amortization of debt discount	49,564	-
Issuance of common stock for services	6,812,340	4,039,080
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivables	251,902	(446,281)
Decrease (increase) in deposits and prepaid expenses	(231,394)	55,083
Decrease (increase) in other assets	(45,963)	41,958
Increase (decrease) in accounts payable	(217,334)	235,017
Increase (decrease) in accrued expenses and other payables	(449,024)	230,030
Increase (decrease) in due to related party	43,307	-
Net cash provided by (used in) operating activities	(1,606,632)	(1,574,620)

Cash flows from investing activities:
Cash received in acquisition of subsidiary	1,485	-
Investment in oil & gas properties, including wells and related equipment	(514,720)	(262,326)
Proceeds from sale of assets	434,934	271,991
Net cash provided by (used in) investing activities	(78,301)	9,665

Cash flows from financing activities:
Proceeds from notes payable	126,250	-
Payments on notes payable	(125,535)	(405,757)
Proceeds from convertible notes payable	125,000	17,500
Proceeds from director loans	27,934	-
Proceeds from related party notes payable	460,800	-
Payments on capital lease obligation	(32,436)	(29,655)
Proceeds from issuance of common stock and warrants - net of issuance costs	1,108,744	471,221
Net cash provided by financing activities	1,690,757	53,309

Net increase (decrease) in cash and cash equivalents	5,824	(1,511,646)

Cash and cash equivalents - beginning of period	31,333	1,542,979

Cash and cash equivalents - end of period	$37,157	$31,333

The accompanying notes are an integral part of these consolidated financial statements.

B-25

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR YEARS ENDED DECEMBER 31, 2011 AND 2010

Supplemental disclosure of cash flow information

Cash paid during the period for interest	$39,301	$22,203

Non-cash financing and investing activities:

Redemption of preferred stock and payment of preferred stock dividends through issuance of common stock	$233,704	$-

Purchase of oil and gas properties through issuance of common stock and warrants	$494,121	$3,644,312

Forgiveness of payables in connection with purchase of working interest	$-	$309,379

Purchase of oil and gas properties included in notes payable	$1,151,479	$80,000

Payment of employees and consultants compensation through issuance of common stock	$6,812,340	$4,039,080

Payment of other expenses through issuance of common stock	$1,681,823	$195,871

Retirement of treasury shares	$46,015	$39,906

Conversion of notes payable and other payables through issuance of common stock	$641,676	$740,000

Capitalized asset retirement obligations	$106,508	$7,823

Acquisition of Freedom Oil & Gas, Inc. in exchange for common stock	$5,973,819	$-

The accompanying notes are an integral part of these consolidated financial statements.

B-26

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE 1     ORGANIZATION AND NATURE OF BUSINESS

Richfield Oil & Gas Company (the “Company,” “Richfield” or “RFO”) is a Nevada corporation headquartered in Salt Lake City, Utah which was incorporated on April 8, 2011.  The Company is engaged in the exploration for and development and production of oil and gas in the states of Kansas, Oklahoma and Utah.

Contemporaneously with the its incorporation, the Company merged (the “HPI Merger”) with its predecessor company, Hewitt Petroleum, Inc., a Delaware corporation which was incorporated on May 17, 2008 (“HPI”). In connection with the HPI Merger, HPI was merged out of existence and the Company assumed all of the assets and liabilities of HPI. The Plan of Merger required that all HPI common stock be exchanged on a one-for-one basis for RFO common stock and that RFO assume all of the liabilities of HPI as of the effective date of the HPI Merger. As a result, the Company’s historical financial statements are a continuation of the financial statements of HPI. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Hewitt Energy Group, Inc., a Texas corporation (“HEGINC”) and Hewitt Operating, Inc., a Utah corporation (“HOPIN”). All significant intercompany transactions and balances have been eliminated in consolidation.

The Company has been involved in leasing, exploration and drilling in the Central Utah Overthrust Belt since its formation. The Company has 21,761 acres of leasehold, seismic surveys, and numerous drilling projects in Utah, Kansas and Oklahoma. The Company uses proven technologies and drilling and production methods that are both efficient and environmentally sound.

NOTE 2     GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. The Company has incurred substantial losses from operations causing negative working capital, in that current liabilities far exceed current assets, and the Company has negative operating cash flows, which raise substantial doubt about the Company’s ability to continue as a going concern. The Company sustained a net loss for the year ended December 31, 2011 of $9,613,034 and a net loss for the year ended December 31, 2010 of $6,657,743 and has an accumulated deficit of $22,551,466, at December 31, 2011.

The Company intends to make its planned capital expenditures in order to continue its drilling programs, but does not have sufficient realized revenues in order to finance these activities internally. As a result, the Company intends to seek financing in order to fund its working capital and capital expenditure needs.

The Company has been able to meet its short-term needs through loans from officers and third parties; sales of working interest in its oil and gas properties; and private placements of equity securities. The Company is actively seeking a loan secured by the Company’s oil and gas properties, as well as additional equity private placements of equity securities. The expected loan and equity private placements will provide the needed funds for continued operations and drilling programs. The Company is also seeking partners for participation in Company owned projects to assist in the funding of the development of each project. The Company can provide no assurance that it will be able to obtain sufficient additional financing that it needs to develop its properties and alleviate doubt about its ability to continue as a going concern. If the Company is able to obtain sufficient additional financing proceeds, the Company cannot be certain that this additional financing will be available on acceptable terms, if at all. To the extent the Company raises additional funds by issuing equity securities the Company’s stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact the Company’s ability to conduct business. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3     SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

B-27

Principles of Consolidation and Presentation

The Company was incorporated in Nevada on April 8, 2011. Contemporaneously with the incorporation, the Company merged with its predecessor company, HPI. In connection with the HPI Merger, HPI was merged out of existence and the Company assumed all of the assets and liabilities of HPI. As a result, the Company’s historical financial statements are a continuation of the financial statements of HPI. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, HEGINC and HOPIN. All significant intercompany transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers highly liquid investments with insignificant interest rate risk and original maturities to the Company of three months or less to be cash equivalents. Cash equivalents consist primarily of cash on hand, interest-bearing bank accounts and money market funds. The Company’s cash positions represent assets held in checking and money market accounts. These assets are generally available on a daily or weekly basis and are highly liquid in nature.  If the balances are greater than $250,000, the Company does not have FDIC coverage on the entire amount of bank deposits.  The Company believes this risk is minimal.

Accounts Receivable

Trade accounts receivable, which are primarily from oil and gas sales, are recorded at the invoiced amount and do not bear interest. The Company routinely reviews outstanding accounts receivable balances and assesses the financial strength of its customers and records a reserve for amounts not expected to be fully recovered. Actual balances are not applied against the reserve until substantially all collection efforts have been exhausted. At December 31, 2011 and 2010, the Company had no allowance for doubtful accounts.

Other Property and Equipment

Property and equipment that are not oil and gas properties are recorded at cost and depreciated using the straight-line method over their estimated useful lives of five to seven years.  Expenditures for replacements, renewals, and betterments are capitalized. Maintenance and repairs are charged to operations as incurred.  Long-lived assets, other than oil and gas properties, are evaluated for impairment to determine if current circumstances and market conditions indicate the carrying amount may not be recoverable.  The Company has not recognized any impairment losses on non-oil and gas long-lived assets.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of net assets acquired. Goodwill is not amortized, but is tested for impairment annually or when a triggering event or other circumstances indicate that there may be a potential impairment. A fair-value-based test is applied at the overall Company level, which represents the Company’s only reporting unit. This test requires various judgments and estimates. The fair value of the Company is primarily determined using the market value of the Company’s common stock, economic projections, anticipated future cash flows, business trends, and market conditions. For impairment analysis purposes, the fair value of the Company is allocated to the Company’s assets and liabilities based on their fair values with excess fair value compared to goodwill. An impairment of goodwill is measured as the excess of the carrying amount of goodwill over the determined fair value. During the years ended December 31, 2011 and 2010 the Company recognized goodwill impairment of $75,481 and $0, respectively.

Asset Retirement Obligations

Asset retirement obligation relates to future costs associated with plugging and abandonment of crude oil and natural gas wells, removal of equipment and facilities from leased acreage and returning the land to its original condition. Estimates are based on historical experience of plugging and abandoning wells, estimated remaining lives of those wells based on reserves estimates, external estimates to plug and abandon the wells in the future and federal and state regulatory requirements. The Company records the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset.  The liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset.  If the liability is settled for an amount other than the recorded amount, a gain or loss is recognized.

Revenue Recognition

Revenue from the sale of crude oil, natural gas and natural gas liquids is recorded when the significant risks and rewards of ownership of the product is transferred to the buyer, which is usually when legal title passes to the external party. For crude oil and natural gas liquids delivery generally occurs upon pick up at the field tank battery and for natural gas delivery occurs at the pipeline delivery point. Revenue is not recognized for the production in tanks, or oil in pipelines that has not been delivered to the purchaser.  Revenue is measured net of discounts and royalties. Royalties and severance taxes are incurred based upon the actual price received from the sales. The Company uses the sales method of accounting for natural gas balancing of natural gas production and would recognize a liability if the existing proven reserves were not adequate to cover the current imbalance situation.  As of December 31, 2011 and 2010, the Company’s natural gas production was in balance, meaning its cumulative portion of natural gas production taken and sold from wells in which it has an interest equaled its entitled interest in natural gas production from those wells.

B-28

Stock-Based Compensation

The Company has accounted for stock-based compensation under the provisions of FASB Accounting Standards Codification (ASC) 718.   This standard requires the Company to record an expense associated with the fair value of stock-based compensation.  The Company uses the Black-Scholes option valuation model to calculate the value of options and warrants at the date of grant.  Option and warrant pricing models require the input of highly subjective assumptions, including the expected price volatility.  Changes in these assumptions can materially affect the fair value estimate.

Stock Issuance

The Company records the stock-based awards issued to consultants and other external entities for goods and services at either the fair market value of the goods received or services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in FASB ASC 505-50.

Income Taxes

The Company accounts for income taxes under FASB ASC 740.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Accounting standards require the consideration of a valuation allowance for deferred tax assets if it is “more likely than not” that some component or all of the benefits of deferred tax assets will not be realized.

The tax effects from an uncertain tax position can be recognized in the consolidated financial statements only if the position is more likely than not of being sustained if the position were to be challenged by a taxing authority. The Company has examined the tax positions taken in its tax returns and determined that there are no uncertain tax positions. As a result, the Company has recorded no uncertain tax liabilities in its consolidated balance sheet.

Loss Per Common Share

Basic earnings per share (“EPS”) are computed by dividing net income (loss) (the numerator) by the weighted average number of common shares outstanding for the period (the denominator).  Diluted EPS is computed by dividing net income (loss) by the weighted average number of common shares and potential common shares outstanding (if dilutive) during each period.  Potential common shares include stock options, warrants, and restricted stock.  The number of potential common shares outstanding relating to stock options, warrants, and restricted stock is computed using the treasury stock method.

As the Company has incurred losses for the years ended December 31, 2011 and 2010, the potentially dilutive shares are anti-dilutive and are thus not added into the loss per share calculations. As of December 31, 2011 and 2010, there were 19,429,376 and 3,557,824 potentially dilutive shares, respectively.

Oil and Natural Gas Properties

The Company accounts for oil and natural gas properties by the successful efforts method. Under this method of accounting, costs relating to the acquisition and development of proved areas are capitalized when incurred. The costs of development wells are capitalized whether productive or non-productive. Leasehold acquisition costs are capitalized when incurred. If proved reserves are found on an unproved property, leasehold cost is transferred to proved properties. Exploration dry holes are charged to expense when it is determined that no commercial reserves exist. Other exploration costs, including personnel costs, geological and geophysical expenses and delay rentals for oil and natural gas leases, are charged to expense when incurred. The costs of acquiring or constructing support equipment and facilities used in oil and natural gas producing activities are capitalized. Production costs are charged to expense as incurred and are those costs incurred to operate and maintain the Company’s wells and related equipment and facilities.

Depletion of producing oil and gas properties is recorded based on units of production. Acquisition costs of proved properties are depleted on the basis of all proved reserves, developed and undeveloped, and capitalized development costs (wells and related equipment and facilities) are depleted on the basis of proved developed reserves. As more fully described below, proved reserves are estimated by the Company’s independent petroleum engineer and are subject to future revisions based on availability of additional information.  As discussed in Note 12, asset retirement costs are recognized when the asset is placed in service, and are depleted over proved reserves using the units of production method.

Oil and gas properties are reviewed for impairment when facts and circumstances indicate that their carrying value may not be recoverable. The Company compares net capitalized costs of proved oil and gas properties to estimated undiscounted future net cash flows using management’s expectations of future oil and gas prices. These future price scenarios reflect the Company’s estimation of future price volatility. If net capitalized costs exceed estimated undiscounted future net cash flows, the measurement of impairment is based on estimated fair value, using estimated discounted future net cash flows based on management’s expectations of future oil and gas prices. The Company recorded no impairment for the years ended December 31, 2011 and 2010.

B-29

Unproven properties that are individually significant are assessed for impairment and if considered impaired are charged to expense when such impairment is deemed to have occurred. We perform periodic assessment of individually significant unproved crude oil and natural gas properties for impairment on a quarterly basis and we would recognize a loss at the time if there was an impairment by providing an impairment allowance. In determining whether a significant unproved property is impaired we consider numerous factors including, but not limited to, current exploration plans, favorable or unfavorable exploratory activity on adjacent leaseholds, our management and geologists’ evaluation of the lease, and the remaining months in the lease term. As of December 31, 2011 and 2010, the Company does not have unproved properties whose acquisition costs are not significant. Thus all unproven properties were assessed for impairment and the Company recorded no impairment for the years ended December 31, 2011 and 2010.

The sale of a partial interest in a proved oil and gas property is accounted for as normal retirement and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production depletion rate. If the units-of-production rate is significantly affected, then the sale shall be accounted for as the sale of an asset, and a gain or loss shall be recognized. The unamortized cost of the property or group of properties shall be apportioned to the interest sold and the interest retained on the basis of the fair values of those interests. A gain or loss is recognized for all other sales of producing properties and is included in the results of operations. The sale of a partial interest in an unproved property is accounted for as a recovery of cost when substantial uncertainty exists as to recovery of the cost applicable to the interest retained. A gain on the sale is recognized to the extent the sales price exceeds the carrying amount of the unproved property. A gain or loss is recognized for all other sales of nonproducing properties and is included in the results of operations.

Use of Estimates

The preparation of financial statements under GAAP in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  The most significant estimates relate to proved oil and gas reserve volumes, certain depletion factors, future cash flows from oil and gas properties, estimates relating to certain oil and gas revenues and expenses, valuation of share based compensation, valuation of asset retirement obligations, estimates of future oil and gas commodity pricing and the valuation of deferred income taxes.  Actual results may differ from those estimates.

Impairment

FASB ASC 360-10 requires long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  There was no impairment identified at December 31, 2011 and 2010.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date.  If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

NOTE 4     OIL AND NATURAL GAS PROPERTIES

Acquisitions

On February 4, 2010, the Company leased 360 gross acres (120 net acres) in Sanpete County, Utah by issuing 28,800 shares of the Company’s restricted common stock valued at $14,400.

On February 10, 2010, the Company and Zions Energy Corporation circulated a Term Sheet for the drilling and development of the Liberty #1 Well located in Juab County, Utah.  Pursuant to the Term Sheet, each investor that participated in the well received 1 share of the Company’s restricted common stock for each dollar invested in the drilling and development of the well.  The Company issued a total of 1,177,500 shares of common stock on March 31, 2010; 17,500 shares of common stock on April 29, 2010; and 143,750 shares of common stock on June 7, 2010. The total shares of 1,338,759 were issued for a total value of $669,375 or $0.50 per share.  This provided development funds for the drilling and completion of the Liberty #1 Well.  After the issuance of the shares and sale of working interest in the Liberty #1 Well, the Company’s working interest in the well bore was 17.25% before payout and 15.25% after payout.   The Company’s working interest in the Liberty Project lease, after the issuance of the shares and sale of working interest, was 57.5% before payout and 44% after payout.

On March 22, 2010, the Company extended its lease for 1,053.77 acres located in Sanpete County, Utah for the issuance of 21,075 shares of the Company’s common shares valued at $10,538 or $0.50 per share.  The acreage leased is located in the Fountain Green Project.

B-30

On March 29, 2010, the Company purchased a 5% working interest, from an individual, in the Fountain Green Project located in Sanpete County, Utah by the issuance of 1,000,000 shares of the Company’s restricted common stock valued at $500,000 or $0.50 per share and an obligation to pay $100,000.  As the Company did not pay the $100,000 obligation, and subsequently also sought to obtain a three-year lease extension, the Company amended the original agreement on December 30, 2010 and issued an additional 1,825,000 shares of the Company’s restricted common stock valued at $456,250 or $0.25 per share.  For each issuance in March and December 2010, the common stock was issued at the market value of the Company’s common stock on the date that it was issued.  In addition, on March 29, 2010 the Company leased 1,416 net acres located in Sanpete County, Utah from the same individual by issuing 150,000 shares of the Company’s common stock valued at $75,000 or $0.50 per share based upon the market value of the Company’s common stock on the date the leasehold interests were acquired.

On May 26, 2010, the Company purchased a 1% working interest in the Fountain Green Project located in Sanpete County, Utah by issuing 250,000 shares of the Company’s common stock valued at $125,000 or $0.50 per share based upon the market value of the Company’s common stock on the date the leasehold interests were acquired.

On June 15, 2010, the Company purchased a 1% working interest in the Fountain Green Project located in Sanpete County, Utah by issuing 250,000 shares of the Company’s common stock valued at $125,000 or $0.50 per share based upon the market value of the Company’s common stock on the date the leasehold interests were acquired.

On December 30, 2010, the Company purchased a 26% working interest in the Hoffman Lease which contains 160 acres and 5 well bores located in Russell County, Kansas for the issuance of 2,300,000 shares of the Company’s common shares of stock and the assumption of outstanding Joint Interest Billing (“JIBs”) balances. The stock was valued at $575,000 or $0.25 per share based upon the market value of the Company’s common stock on the date the leasehold interests were acquired.

Freedom Oil & Gas, Inc. Acquisition

On March 4, 2011, HPI entered into a Stock Exchange Agreement with Freedom Oil & Gas, Inc., a Nevada corporation (“Freedom”), which called for the exchange of stock in HPI for all of the outstanding stock of Freedom (the “Freedom Acquisition”) that HPI did not already own (prior to the acquisition, the Company owned 100,000 shares of Freedom common shares) which resulted in HPI acquiring the remaining 99.83% of Freedom shares.  The Freedom Acquisition was approved by HPI’s Board of Directors and a majority of the stockholders of Freedom as required by Nevada law, and the exchange took place effective March 31, 2011. The Freedom Acquisition was subject to HPI completing a merger into a newly-formed Nevada corporation, and as a result, on April 8, 2011, HPI merged with and into the Company. The Freedom Acquisition provided the Company with additional oil exploitation opportunities through its ownership of complimentary properties in the Company’s Utah core area. Pursuant to the Stock Exchange Agreement, the Company owns all of Freedom’s assets, including the following oil and gas assets:

Name	Approximate Acres	Number of Wells	Working Interest	County	State
Liberty #1 Well (See Liberty Project)		1	13%	Juab	UT
Liberty Project	447	0	15%	Juab	UT
Independence Project	4,680	0	20%	Sanpete	UT
Fountain Green Project Deep	17,000	0	20%	Sanpete	UT
Fountain Green Project Shallow (same acreage as Fountain Green Project Deep)		0	13%	Sanpete	UT
Chad Wood Lease	52	0	100%	Sanpete	UT
Spring Valley Mineral Rights	160	0	100%	Fremont	WY
Moroni #1-AXZH Well and Independence Project	320	0	50%	Sanpete	UT
Totals	22,659	1

The Company acquired 100% of all outstanding common stock of Freedom by the acquisition of 59,738,189 shares (99.83%) that the Company did not previously own in exchange for 59,738,189 shares of restricted common stock of the Company, plus 2,000,000 warrants for the purchase of the Company’s common stock valued at $11,977 (based on the Black-Scholes modeling used by the Company to value warrants, see Note 11) for the purchase of the Company’s common stock exercisable at $0.25 per share to expire January 31, 2013.

B-31

The total purchase price of $5,995,796 was determined based upon the fair market value of $0.10 per share of common stock plus the $11,977 value for the warrants effective as of March 31, 2011. Goodwill has been recorded based on the amount by which the purchase price exceeded the fair value of the net assets acquired. The allocation of the purchase price is subject to adjustment for a 12-month period that will end on March 31, 2012. As of December 31, 2011, the preliminary allocation of the purchase price is estimated as follows:

Assets Acquired:
Cash	$1,485
Receivables	164,171
Oil and Gas Properties	6,904,067
Other	6,750
Goodwill	75,481
Liabilities Assumed:
Current Liabilities	(1,156,158)
Total	$5,995,796

Value of 2,000,000 New Warrants Issued on March 31, 2011	$11,977
Value of 59,738,189 New Common Stock Issued on March 31, 2011	5,973,819
Value of 100,000 Common Stock Owned Prior to March 31, 2011	10,000
Total Consideration	$5,995,796

Upon the acquisition, Freedom became a wholly-owned subsidiary of the Company. On June 20, 2011, Freedom was merged into the Company with the Company being the surviving entity.

Other Oil and Natural Gas Property Acquisitions

On March 29, 2011, the Company purchased a lease identified as the Prescott lease containing 80 acres and three well bores located in Stafford County, Kansas for $50,000.

On March 31, 2011, the Company entered into a settlement agreement resolving litigation that had been filed in Rice County, Kansas District Court identified as Nostra Terra Oil and Gas Company, PLC v Hewitt Petroleum, Inc. et al, case number 10 CV 49(2010) (the “Nostra Settlement”). The Nostra Settlement divided all jointly owned oil and gas properties with equalizing payments to be made by the Company and eliminated certain amounts due to and from the parties to the litigation.  Pursuant to the settlement agreement the Company transferred the following properties, including all equipment and working interests:

Name	Approximate Acres	Number of Wells	Working Interest	County	State
Bloom (Chase Silica)	400	10	50%	Rice	KS
Wilson B Lease	160	1	50%	Rice	KS
Totals	560	11

Pursuant to the Nostra Settlement the following properties, including all equipment and working interests, were transferred to the Company:

Name	Approximate Acres	Number of Wells	Working Interest	County	State
Boxberger	160	10	50%	Russell	KS
Hoffman	160	6	25%	Russell	KS
Koelsch	640	0	50%	Russell	KS
Prescott	80	3	50%	Stafford	KS
Wilson B Offset Lease	160	0	50%	Rice	KS
Liberty Project	447	1	5%	Juab	UT
Stoskopf	140	4	50%	Barton	KS
Dietz	0	0	50%	Russell	KS
Top of Trapp	0	0	50%	Russell	KS
Totals	1,787	24

B-32

The Company made equalizing payments of $100 at closing of the Nostra Settlement and executed a convertible note payable in the sum of $1,300,000 that is due and payable by the Company to Nostra Terra Oil and Gas Company, PLC. The conversion rate of the convertible note is $0.25 per share.  In addition, the Company issued to Nostra Terra Oil and Gas Company, PLC warrants to purchase up to 6,000,000 shares of the Company’s common stock at an exercise price of $0.25 per share.  The warrants expire one year after the Company becomes listed for trading on a stock exchange for public trading or September 30, 2013, whichever occurs first.

On June 14, 2011, the Company purchased a lease identified as the Ehrlich Lease containing 105 net acres and two well bores located in Russell County, Kansas for the sum of $35,000.

On July 1, 2011, the Company purchased a 50% share of the following oil and gas assets: 458 gross acres valued at $6,870; Moroni #1–AXZH Well and equipment valued at $35,000; and oil inventory located in a tank valued at $8,122 for a total purchase price of $49,992, which was paid in cash.   The well and acreage are located in Sanpete County, Utah.

Divestitures

On April 15, 2010, the Company sold a 1% working interest in the Fountain Green Project located in Sanpete County, Utah for cash of $125,000.

On June 8, 2010 the Company sold a 1% carried working interest in the Liberty #1 Well and a 1% working interest in the Liberty Project for consideration of $100,000.  The Company received $60,000 cash and a receivable of $40,000 to be paid upon the shutting in of the second Liberty well.

On December 6, 2010 the Company sold a ..75% carried working interest in the Liberty #1 Well and a .75% working interest in the Liberty Project for $45,000 cash.

On December 19, 2010 the Company sold a ..50% carried working interest in the Liberty #1 Well and a .50% working interest in the Liberty Project for $30,000 cash.

On March 10, 2011, the Company sold a 0.5% working interest in the Fountain Green Project located in Sanpete County, Utah for cash of $25,000.

On December 2, 2011, the Company sold a 0.5% working interest in the Liberty #1 Well and Liberty Project for cash of $44,611 to a related party, MacKov Investments Limited (see Note 6).

On December 5, 2011, the Company sold a 3% working interest in the Liberty #1 Well and Liberty Project for cash of $267,668 to an unaffiliated investor.

On December 28, 2011, the Company transferred a 2% carried working interest in Koelsch #25-1 Well to a consultant for services that were valued at $9,090.

On December 29, 2011, the Company sold a 21% working interest in the Koelsch Project, including the requirement to participate in the Koelsch #25-1 Well, to five investors for cash proceeds of $63,630. MacKov Investments Limited participated as one of the five investors, secured a 3.5% working interest in exchange for cash of $10,605 (see Note 6).

NOTE 5     PREFERRED AND COMMON STOCK

On April 8, 2011, the Company merged with Hewitt Petroleum, Inc. (“HPI”). The merger changed the Company’s domicile from Delaware to Nevada and changed its name from HPI to Richfield Oil & Gas Company. The merger also increased the Company’s authorized preferred stock from 20,000,000 shares of preferred stock to 50,000,000 shares of preferred stock and increased its authorized common stock from 200,000,000 shares of common stock to 450,000,000 shares of common stock.

Preferred Stock

As of December 31, 2011, the Company had 50,000,000 shares of preferred stock authorized at a par value of $0.001 per share.  Any issued preferred stock has a semi-annual dividend preference of 12% of the subscription price which is cumulative.  Preferred stock is convertible into common stock at a rate to be set by the Board of Directors upon the issuance of the preferred stock. The Board of Directors has the right to require mandatory conversion of preferred stock upon the Company being listed on a stock exchange for the public trading of its common stock.  Preferred stock is nonvoting unless the Company fails to pay the dividend for three semi-annual periods.  If this occurs, preferred stockholders have the right to elect two directors to the Company’s Board of Directors.  There are no stated redemption rights for the preferred stock.

B-33

In March 2011, the Company redeemed from two existing investors 90,000 shares of preferred stock, and paid accrued dividends in exchange for 1,643,965 shares of common stock and the cancellation of warrants.  The Company paid $180,000 to redeem the preferred shares, $53,704 for accrued dividends, and no value was given for the cancellation of warrants, for total consideration of $233,704.

As of December 31, 2011, the Company had no shares of preferred stock issued or outstanding.

Common Stock

In January 2010, the Company issued 50,000 shares of common stock to an officer of the Company for the payment of rent on New York offices valued at $25,000 or $0.50 per share.

In February 2010, the Company issued 800,000 shares of common stock to an existing investor as payment of $400,000 or $0.50 per share on a settlement of a purchase obligation incurred in 2009.

In March 2010, the Company issued 424,000 shares of common stock to consulting engineers as compensation for services.  These shares were valued at $212,000 or $0.50 per share, the fair market value of the shares of common stock on the date of issuance. The consultant engineer was fully vested in the shares on the date of the grant and the fair value was expensed the year ended December 31, 2010.

In March 2010, the Company issued 500,000 shares of common stock to a consultant pursuant to a consulting agreement.  These shares were valued at $250,000 or $0.50 per share, the fair market value of the shares of common stock on the date of issuance. The consultant was fully vested in the shares on the date of grant and the fair value was expensed in the year ended December 31, 2010.

In March 2010, the Company issued 800,000 shares of common stock to an existing investor as payment for $160,000 on a note payable and $240,000 for consulting services for total consideration of $400,000 or $0.50 per share.

In June 2010, the Company issued 900,000 shares of common stock to consultants as payment of $450,000 or $0.50 per share for consulting services and expenses.

In July 2010, the Company issued an aggregate of 5,000,000 shares of common stock to three executives of the Company as compensation for their services. The shares were fully vested on the date of the grant.  The fair value of the stock issued was $2,500,000 or $0.50 per share, the fair market value of a share of common stock on the date the stock was issued.  The entire amount of this stock award was expensed in the year ended December 31, 2010.

In July 2010, the Company issued 64,000 shares of common stock to a consultant for expenses.  These shares were valued at $16,000 or $0.25 per share, which was a negotiated amount to settle an existing liability. The consultants were fully vested in the shares on the date of grant and the fair value was expensed in the year ended December 31, 2010.

In August 2010, the Company issued 596,438 shares of common stock to a note holder as settlement for $160,000 on a note payable and accrued interest of $138, 219 for total consideration of $298,219 or $0.50 per share.

In August 2010, the Company issued 45,200 shares of common stock to a note holder as settlement for $20,000 on a note payable and accrued interest of $2,600 for total consideration of $22,600 or $0.50 per share.

In September 2010, the Company issued 56,660 shares of common stock to consultants pursuant to consulting agreements.  These shares were valued at $28,330 or $0.50 per share, the fair market value of the shares of common stock on the date of issuance. The consultants were fully vested in the shares on the date of grants and the fair value was expensed in the year ended December 31, 2010.

In December 2010, the Company issued 200,000 shares of common stock to a consultant pursuant to a consulting agreement.  These shares were valued at $50,000 or $0.25 per share, the fair market value of the shares of common stock on the date of issuance. The consultant was fully vested in the shares on the date of grant and the fair value was expensed in the year ended December 31, 2010.

B-34

Also in December 2010, the Company issued 1,235,000 shares of common stock, including 580,000 to three officers of the Company, 256,000 to six employees of the Company, 155,000 to two directors of the Company, and 244,000 to three consultants of the Company, as compensation for services. The shares were fully vested on the date of the grant. The fair value of the stock issued was $308,750 or $0.25 per share, the fair market value of a share of common stock on the date the stock was issued.  The entire amount of this stock award was expensed in the year ended December 31, 2010.

At various times during 2010, the Company issued 9,351,125 shares of common stock, including 5,965,750 to ten existing investors and 3,210,375 to 49 unaffiliated investors, for the acquisition of oil and gas properties. Included in these acquisitions are commissions totaling 175,000 shares of common stock. The value of the shares was $3,644,313 which was capitalized.

At various times during 2010, the Company issued 28,103 shares of common stock to note holders related to the satisfaction of interest obligations on notes payable.

During 2010, the Company sold 1,193,442 shares of common stock, including 738,000 to five existing investors and 455,442 to nine unaffiliated investors, at a per share price of between $0.20 and $0.50 per share for total cash proceeds of $471,221

In March 2011, the Company issued 59,738,189 share of restricted common stock to an unaffiliated Freedom shareholders valued at $5,983,819 or $0.10 per share, and 2,000,000 warrants with an exercise price of $0.25 per share, which expire on January 31, 2013 related to the acquisition of Freedom Oil & Gas, Inc. (see Note 4).

In March 2011, the Company issued 1,150,000 shares of common stock to four existing investors for cash proceeds of $115,000 or $0.10 per share.

In March 2011, the Company issued 283,700 shares of common stock as additional consideration to certain existing investors for the failure of the Company to become publicly tradable by January 31, 2011 and the new stock that issued was valued at $28,370 or $0.10 per share which was the fair value of the stock at the time the performance commitment was reached. The new shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In March 2011, the Company issued 3,236,650 shares of common stock to an existing investor as a penalty for selling shares below $0.20 per share in several transactions with other existing and unaffiliated investors. The additional shares awarded were fully vested on the date of the grant and were based on the fair value of the stock as of the measurement date. This negotiated price adjustment resulted in a $323,665 charge and was expensed in the year ended December 31, 2011.

In March 2011, the Company issued 9,148,935 shares of common stock, including 5,620,000 to two executives of the Company, 1,977,863 to five consultants of the Company, 1,123,872 to two directors of the Company, and 437,000 to two employees of the Company, each as compensation for services, valued at $1,400,206 or an average price of $0.15 per share which was the negotiated pricing to satisfy existing liabilities. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In March 2011, the Company issued 1,000,000 shares of common stock for the settlement of all sums due to a consultant and the cancellation of 3,000,000 warrants which were exercisable at $0.25 per warrant with an expiration date of August 1, 2014.  The shares were fully vested on the date of the grant.  The entire amount of this stock award was valued at $200,000 or $0.20 per share, which was the negotiated price.

In March 2011, the Company issued 196,353 shares of common stock to a note holder as a negotiated settlement for the payment of a $25,000 note payable and interest of $10,044 for total consideration of $35,044 or $0.18 per share.

In March 2011, the Company issued 250,000 shares of common stock to a creditor of the Company as payment of $50,000 or $0.25 per share. This was a negotiated settlement of a payable.

In March 2011, the Company issued 200,000 shares of common stock to a creditor of the Company as payment of $50,000 or $0.20 per share. This was a negotiated settlement of a payable.

In March 2011, the Company issued 371,704 shares of common stock to an officer of the Company as payment of $92,927 or $0.20 per share. This was a negotiated settlement of a payable.

In March 2011, the Company issued 1,134,000 shares of common stock valued at $226,800 or $0.20 per share to a note holder. This was a negotiated settlement of interest on a note payable.

B-35

In March 2011, the Company issued 40,000 shares of common stock to a consultant engineer for consideration of $10,000 or $0.25 per share pursuant to certain agreements.  The consultant engineer was fully vested in the shares on the date of grant and the value of the services received was expensed in the year ended December 31, 2011.

In March 2011, the Company purchased a 1.97% working interest for $295,500, or $0.30 per share, in the Fountain Green Project located in Sanpete County, Utah by the issuance of 1,000,000 shares of common stock to an existing investor. The Company capitalized this property at the fair value of the assets received. The value of this transaction was determined based on similar third-party sales of working interests in the Fountain Green Project on or around the date of this transaction, each of which was valued at $150,000 per percentage point.

In April 2011, the Company issued 5,000,000 shares of common stock to a consultant of the Company as compensation for their services valued at $500,000 or an average price of $0.10 per share which was the fair value of the stock as of the measurement date.  The shares were fully vested on the date of the grant.  The entire amount of this stock award was expensed in the year ended December 31, 2011.

In April 2011, the Company sold 2,826,750 shares of common stock, including 1,092,500, to an officer of the Company, 1,664,250 to 17 unaffiliated investors, and 70,000 to three existing investors, for total cash proceeds of $282,675 or $0.10 per share.

In April 2011, the Company issued 350,000 shares of common stock to consultants of the Company for services of $50,000 or $0.14 per share, valued using the fair value of the services rendered. The shares were fully vested on the date of the grant. The value of the shares was expensed in the year ended December 31, 2011.

In April 2011, the Company purchased the right of first refusal to participate in the acquisition of acreage surrounding the Independence Project located in Sanpete County, Utah by the issuance of 100,000 shares of common stock to an existing investor for $25,000 or $0.25 per share, which was a negotiated price and was expensed.

In April 2011, the Company issued 2,500,000 shares of common stock to a consultant geologist for services pursuant to certain agreements for $250,000 or $0.10 per share, which was the fair value of the stock as of the measurement date. The $250,000 was expensed in the year ended December 31, 2011. The shares issued were fully vested on the date of the grant.

In May 2011, the Company issued 10,000 shares of common stock to a consultant for services for $2,000 or $0.20 per share, which was a negotiated price. The shares were fully vested on the date of the grant.  The value of the shares was expensed in the year ended December 31, 2011.

In June 2011, the Company sold 1,925,000 shares of common stock, including 1,910,000 to 13 new investors and 15,000 to an existing investor, for total cash proceeds of $325,669 or an average price of $0.17 per share.

In June 2011, the Company issued 150,000 shares of common stock to an employee for a discretionary bonus.  The shares were fully vested on the date of the grant.  The entire amount of this stock award was valued at $30,000 or $0.20 per share and was expensed in the year ended December 31, 2011.

In June 2011, the Company issued 1,000,000 shares of common stock to a creditor of the Company for the settlement of a payable for $200,000 or $0.20 per share, which is a negotiated price.

In June 2011, the Company issued 286,178 shares of common stock to a note holder as payment of interest on a note payable of $42,927 or $0.15 per share, which was a negotiated price.

In June 2011, the Company issued 3,000,000 shares of common stock to a note holder who is also a related party in exchange for the conversion of a $300,000 convertible note payable, upon maturity of the convertible note. The shares were fully vested on the date of grant.

In June 2011, the Company issued 63,000 shares of common stock to a consultant as compensation for services. The entire amount of this stock award was valued at $25,000 or $0.40 per share, valued using the fair value of the services rendered, and the amount was expensed in the year ended December 31, 2011. The shares were fully vested on the date of the grant.

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In June 2011, the Company issued 1,325,664 shares of common stock, including 622,222 for two officers of the Company and 703,442 to two consultants of the Company as compensation for their services valued at $212,593 or $0.16 per share, which was the fair value of the stock as of the measurement date. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In June 2011, the Company issued 480,770 shares of common stock, including 384,616 to four directors of the Company and 96,154 to a consultant of the Company as compensation for services valued at $62,500 or $0.13 per share. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In July 2011, the Company sold 1,006,000 shares of common stock, including 276,000 to existing investors and 730,000 to unaffiliated investors, for total cash proceeds of $162,400 or $0.16 per share.

In July 2011, the Company issued 63,413 shares of common stock to a consultant as compensation for services valued at $9,512 or $0.15 per share, the fair value of the stock as of the measurement date. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In September 2011, the Company issued 333,336 shares of common stock to four directors of the Company as compensation for services valued at $50,000 or $0.15 per share. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In September 2011, the Company issued 24,010,000 shares of common stock, including 13,000,000 to two officers of the Company, 9,410,000 to six consultants to the Company, 1,350,000 to four employees of the Company, 250,000 to a director of the Company, valued at $3,601,500, or $0.15 per share, the fair value as of the measurement date, to employees and consultants of the Company as compensation for achieving goals established by the Board of Directors in March 2011. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In September 2011, the Company issued 200,000 shares of common stock to a creditor of the Company, which was negotiated, for partial payment of $30,000, or $0.15 per share, on a payable for an oil and gas lease obligation located in Sanpete County, Utah containing 52 acres known as the Chad Wood lease.

In September 2011, the Company issued 500,000 shares of common stock to an existing investor as a share price adjustment for selling shares below $0.20 per share. The additional shares awarded were fully vested on the date of the grant. This negotiated price adjustment resulted in a $50,000 charge and was expensed in the year ended December 31, 2011.

In September 2011, the Company issued 638,890 shares of common stock to two officers of the Company as compensation for services valued at $95,834 or $0.15 per share. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In September 2011, the Company issued 400,000 shares of common stock to a consultant as compensation for services valued at $60,000 or $0.16 per share. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In September 2011, the Company issued 100,000 shares of common stock to a consultant of the Company as compensation for services valued at $15,000, or $0.15 per share, which was a negotiated price. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In September 2011, the Company amended its promissory note in the amount of $700,000 with a note holder to extend the maturity of the note until January 31, 2012. The Company agreed to pay late fees and extension fees totaling $47,500 which consisted of $40,000 cash and a negotiated award of 50,000 shares of common stock valued at $7,500 or $0.15 per share. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In September 2011, the Company issued 5,000,000 shares of common stock to HEGCO Canada, Inc. as a break-up fee for cancelling a merger agreement of $750,000 or $0.15 per share which was expensed in the year ended December 31, 2011.

In October 2011, the Company issued 325,000 shares of common stock to consultants to the Company for cash of $52,000 or $0.16 per share. In addition, the Company granted warrants to purchase up to 162,500 shares of common stock with an exercise price of $0.25 per share which expire on November 1, 2012. As part of this transaction, the Company also issued 10,000 shares in compensation for consulting services performed that were valued at $1,600 or $0.16 per share. The shares issued to the consultants were fully vested on the date of the grant.

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In November 2011, the Company issued 37,500 shares of common stock to an unaffiliated investor for cash of $6,000 or $0.16 per share. In addition, the Company granted warrants to purchase up to 18,750 shares of common stock with an exercise price of $0.25 per share which expire on November 1, 2012.

In December, 2011, as part of an agreement prepared at the time of J. David Gowdy’s resignation as President and CEO, Mr. Gowdy returned 4,000,000 shares of common stock that were previously awarded to him. The return of these shares had no additional income statement impact but reduced the number of shares outstanding as the shares were cancelled upon receipt by the Company.

In December 2011, the Company issued 78,125 shares of common stock to an unaffiliated investor for cash of $12,500 or $0.16 per share.  In addition, the Company granted warrants to purchase up to 39,063 shares of common stock with an exercise price of $0.30 per share, which expire on December 1, 2013.

In December 2011, the Company issued 468,750 shares of common stock to an unaffiliated investor for cash of $75,000 valued at $0.16 per share.  In addition, the Company granted warrants to purchase up to 234,375 shares of common stock with an exercise price of $0.25 per share, which expire on December 4, 2012. As part of this transaction, the Company also issued 23,438 shares of common stock as consultant fees that were valued at $3,750 or $0.16 per share. The shares issued to the consultant were fully vested on the date of the grant.

In December 2011, the Company issued 62,500 shares of common stock to an unaffiliated investor for cash of $10,000 or $0.16 per share.  In addition, the Company granted warrants to purchase up to 31,250 shares of common stock with an exercise price of $0.25 per share, which expire on December 6, 2012.

In December 2011, the Company issued 200,000 shares of common stock to an existing investor for cash of $32,000 or $0.16 per share.  In addition, the Company granted warrants to purchase up to 100,000 shares of common stock with an exercise price of $0.30 per share, which expire on December 8, 2013. As part of this transaction, the Company also issued 10,000 shares of common stock as consultant fees that were valued at $1,600 or $0.16 per share. The shares issued to the consultant were fully vested on the date of the grant.

In December 2011, the Company issued 78,125 shares of common stock to an existing investor for cash of $12,500 or $0.16 per share.  In addition, the Company granted warrants to purchase up to 39,063 shares of common stock with an exercise price of $0.30 per share, which expire on December 8, 2013.

In December 2011, the Company issued 31,250 shares of common stock to an existing investor for cash of $5,000 or $0.16 per share.  In addition, the Company granted warrants to purchase up to 15,625 shares of common stock with an exercise price of $0.30 per share, which expire on December 11, 2013.

In December 2011, the Company issued 162,000 shares of common stock to a note holder for a value of $32,400 or $0.20 per share, which was a negotiated price, to prepay interest on a note payable.

In December 2011, the Company issued 66,738 shares of common stock to a note holder for a value of $13,347 or $0.20 per share, which was a negotiated price, to prepay interest on a note payable.

In December 2011, the Company issued 15,000 shares of common stock to a note holder for a value of $3,000 or $0.20 per share, which was a negotiated price, to pay interest on a note payable.

In December 2011, the Company issued 62,603 shares of common stock to a note holder for a value of $12,521 or $0.20 per share, which was a negotiated price, to prepay interest on a note payable.

In December 2011, the Company issued 1,440,000 shares of common stock for a value of $230,400, or $0.16 per share, to four employees as discretionary bonuses for services. The shares issued were fully vested on the date of the grant.

In December 2011, the Company issued 112,500 shares of common stock to an unaffiliated investor for a value for cash proceeds of $18,000 or $0.16 per share.  In addition, the Company granted warrants to purchase up to 56,250 shares of common stock with an exercise price of $0.25 per share, which expire on December 29, 2012.

In December 2011, the Company issued 300,000 shares of common stock to a note holder for a value of $75,000 or $0.25 per share, which was a negotiated price, as a finance fee to extend the maturity date on a convertible note payable to January 31, 2012 which was expensed in the year ended December, 31 2011. The shares issued were fully vested on the date of the grant.

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In December 2011, the Company issued 15,281 shares of common stock to an existing investor for consultant fees that were valued at $2,445 or $0.16 per share. The shares issued to the consultant were fully vested on the date of the grant.

Treasury Stock

As of December 31, 2011, the Company had no shares of common stock held as treasury stock. During the years ended December 31, 2011 and December 31, 2010, the Company acquired 460,151 and 0 shares valued at cost, for $46,015 and $0, respectively. The Company retired 460,151 of treasury shares valued at $46,015 during the year ended December 31, 2011. The Company accounts for treasury stock within the cost method.

NOTE 6     RELATED PARTY TRANSACTIONS

Effective January 1, 2009, the Company acquired the interest held by HEGLLC in the Liberty Project in Juab County, Utah.  Other entities holding an interest in the Liberty Project include Freedom Oil & Gas, Inc. (“Freedom”), a company for which J. David Gowdy served as President and Chairman of the Board, HEGLLC, a company in which Douglas C. Hewitt, Sr. owned a controlling interest, Mountain Home Petroleum, Inc. (“MHP”), a company for which Douglas C. Hewitt, Sr. served as President and in which Mr. Hewitt owns a controlling interest and Mr. Gowdy owns a minority interest, and Zions Energy Corporation, a wholly owned subsidiary of MHP.  The Company owns a 28.15% working interest before payout (return of capital) and a 24.75% working interest after payout in the Liberty #1 Well, and a 55% working interest after payout in the remaining Liberty Project acreage.  MHP owns a 4% carried interest before payout in the Liberty #1 Well, and a 24% working interest after payout in the Liberty #1 Well and 24.25% working interest after payout in the Liberty Project acreage. As of February 27, 2012, the Liberty Project remains undeveloped, and no revenues have been generated from the property.

MHP also owns a 6% overriding royalty interest and a 50% working interest in the shallow zones of the Fountain Green Project.

Effective January 1, 2011, The D. Mack Trust, a trust in which Douglas C. Hewitt, Sr. receives beneficial interests, is entitled to receive overriding royalty interests in all newly acquired leases.  This benefit is included in Mr. Hewitt’s employment agreement with the Company as an element of his compensation.  The D. Mack Trust currently owns overriding royalty interests in certain Kansas leases held by the Company.  The overriding royalty interest which The D.   Mack Trust receives ranges from 0.25% to 1.50%. Since May 18, 2008, The D. Mack Trust has received $5,625 in royalties relating to overriding royalty interests from the Kansas leases.

Douglas C. Hewitt, Sr. has personally guaranteed some of the debts of HEGLLC that were later assumed by the Company. These obligations include: U.S. Bank note, original amount $180,000; Zions Credit Company Lease, original amount $140,429; and a guarantee of an Oklahoma Operator Bond, original amount $25,000. The amounts of the Company’s obligations under these debts as of December 31, 2011 include $51,227 due on the Zions Credit Company Lease, and $25,000 due under the Oklahoma Operator Bond. The U.S. Bank loan has been repaid in full.

Effective January 1, 2009, the Company entered into a Purchase and Sale Agreement with HEGLLC, an entity then owned by Douglas C. Hewitt, Sr., to acquire Hewitt Energy Group, Inc., a Texas corporation (“HEGINC”), HOPIN, as well as certain leases, wells, contractual rights and equipment in the following projects (the “Subsidiary Acquisition”):

Name	Net Acreage	Working Interest	County	State
Bull Lease	160	95%	Kay	OK
Boyd Lease	320	100%	Barton	KS
Koelsch Project Leases	480	100%	Stafford	KS
Perth Project Leases	580	95%	Sumner	KS
South Haven Project Leases	400	100%	Sumner	KS
Trapp Project Leases	328	100%	Russell	KS
South Blackwell/West Braman Project	4,137	50%	Kay	OK
Fountain Green Project	13,921	44.03% Deep/ 25.015% Shallow	Sanpete	UT
Liberty Project	447	52.75% BPO/ 41.25% APO	Juab	UT
Total	20,773

B-39

The Subsidiary Acquisition also included the acquisition of office equipment, furniture, office lease and automobiles.  Both of HEGINC and HOPIN were under the control of Douglas C. Hewitt, Sr.  Douglas C. Hewitt, Sr. owned a 99% membership interest in HEGLLC, and a 99.86% in Hewitt Petroleum, Inc.  The purchase price included the issuance of 105,000,000 restricted common shares of the Company (valued at $105,000, or the $0.001 par value per share), as well as the assumption of certain obligations associated with the assets as of January 1, 2009.  The Company accounted for assets and liabilities acquired at HEGLLC’s historical book values due to the common control of the entities involved in the transaction. The settlement of these assets purchased and liabilities assumed is as follows:

Assets
Accounts receivable	$215,542
Deposits and prepaid expenses	20,717
Proved properties including wells and related equipment	2,343,397
Unproved properties	1,004,094
Accumulated depletion, depreciation and amortization	(371,414)
Other properties	219,057
Accumulated depreciation	(68,192)
Total Assets	$3,363,201

Liabilities
Accounts payable	$983,346
Accrued expenses and other payables	2,366,184
Notes payable	1,906,949
Capital lease obligations	140,429
Asset retirement obligation	310,015
Deferred tax liability	1,048,958
Total Liabilities	$6,755,881

Retained deficit adjustment	$(3,405,432)

Cash and cash equivalents January 1, 2009	$(12,752)

In February 2012, the Company sold a 0.5% working interest in the Moroni #1-AXZH Well and the surrounding 320 acres leasehold for cash proceeds of $38,780, to a related party, Zions Energy Corporation. This purchase was made on the same terms as other independent third party purchases that the Company completed in December 2011.

In February 2012, the Company sold a 0.25% working interest in the Moroni #1-AXZH Well and the surrounding 320 acres leasehold for cash proceeds of $19,390, to a related party, Zions Energy Corporation. This purchase was made on the same terms as other independent third party purchases that the Company completed in December 2011.

In February 2012, the Company sold a 2.0% working interest in the Koelsch Project, including the requirement to participate in the Koelsch #25-1 Well, for cash proceeds of $6,060 to a related party, Zions Energy Corporation. This purchase was made on the same terms as other independent third party purchases that the Company completed in December 2011.

Prior to April 1, 2011, the Company issued 3,236,650 shares of common stock to Glenn G. MacNeil as a penalty for the Company’s sale of shares below $0.20 per share. The additional shares awarded were fully vested on the date of the grant.

MacKov Investments Limited (“MacKov”), a company in which Glenn G. MacNeil and his spouse own 100% of the ownership interests, has entered into certain related party transactions with the Company prior to and since he became an officer and director of the Company on April 1, 2011.  These transactions include the following:

a.	Prior to April 1, 2011, MacKov purchased overriding royalty interests in oil and gas properties located in Kansas. All purchases were made on the same terms and conditions as those made with third parties. The overriding royalty interest which MacKov will receive with respect to Kansas properties ranges from 0.25% to 2.25%. As of February 27, 2012, MacKov has received $2,809 in royalty payments with respect to its overriding royalty interest in the Kansas properties.

B-40

b.	Also prior to April 1, 2011, MacKov purchased working interests, overriding royalty interests and carried working interests in oil and gas properties located in Utah. All purchases were made on the same terms and conditions as those made with other third parties at the time. MacKov’s interests in the Liberty #1 Well and the acreage related to the Liberty Project include: an overriding royalty interest of 1%; a carried working interest of 1%, before and after payout; and a working interest of 2.25% before payout and 1.75% after payout. In December 2011, MacKov purchased an additional 0.5% working interest before and after payout in the Liberty #1 Well and Liberty Project (see paragraph (k) below). MacKov’s interest in the Fountain Green Project includes a 0.5% working interest in the deep zones and 0.25% working interest in the zones rights. MacKov has received no royalty payments with respect to its overriding royalty interests in the Utah properties.

c.	From April 1, 2011 to December 31, 2011, MacKov made various short-term loans to the Company totaling $460,800 in principal and $94,109 in interest and fees for the period. On June 30, 2011, MacKov converted $300,000 of principal, interest and finance fees owing under the short-term loans into 3,000,000 common shares at $0.10 per share, as per the applicable convertible loan agreement. As of December 31, 2011, $217,050 in principal and $37,859 in interest and finance fees remains owing to MacKov, for a total sum of $254,909, and bears interest at 2% per month and is due April 30, 2012. As of December 31, 2011, this amount is shown net of a debt discount of $52,476. Each of these loans was made on the same terms and conditions as those made with third parties and each was approved by the Board of Directors.

d.	In April 2011, the Company issued 5,000,000 shares of common stock, valued at $500,000 on the date of issuance, to MacKov as a sign-on bonus in connection with the execution of an agreement for consulting financial services which were fully performed as of December 31, 2011. The shares were fully vested on the date of grant.

e.	In June 2011, the Company issued 274,875 shares, valued at $54,975 on the date of issuance, to MacKov as compensation for financial consulting services which were fully performed as of December 31, 2011. The shares were fully vested on the date of the grant.

f.	In June 2011, the Company issued 400,000 shares of common stock, valued at $60,000 on the date of issuance, to MacKov as compensation for services rendered during the second quarter of 2011. The shares were fully vested on the date of the grant.

g.	In July 2011, the Company issued 63,413 shares, valued at $9,512 on the date of issuance, to MacKov as compensation for services. The shares were fully vested on the date of the grant.

h.	In September 2011, the Company issued 5,700,000 shares of common stock, valued at $855,000 on the date of issuance, to MacKov as compensation for the achievement goals established by the Board of Directors in March 2011. The shares were fully vested on the date of the grant.

i.	In September 2011, the Company issued 400,000 shares of common stock, valued at $60,000 on the date of issuance, to MacKov as compensation for financial consulting services rendered during the third quarter of 2011. The shares were fully vested on the date of the grant.

j.	As further consideration for a loan made to the Company in October 2011, the Company issued to MacKov 2,500,000 warrants to purchase shares of the Company’s common stock with an adjustable strike price of $0.16 per share, and an expiration date of October 20, 2012. If the warrants are not exercised by the October 20, 2012 deadline, the strike price adjusts to $0.25 and the expiration date of the warrants is extended to October 20, 2013 (see Note 7). This warrant issuance was made on similar terms as another warrant issuance by the Company to a third party lender in October 2011.

k.	In December 2011, MacKov purchased a 0.5% working interest before and after payout in Liberty #1 Well and Liberty Project for cash of $44,611. This purchase was made on the same terms as an independent third party purchase that the Company completed in December 2011.

l.	In December 2011, MacKov purchased a 3.5% working interest before and after payout in the Koelsch Project, including the requirement to participate in the Koelsch #25-1 Well, for $10,605 in cash. This purchase was made on the same terms as other independent third party purchases that the Company completed in December 2011.

m.	In December 2011, MacKov was paid $20,000 cash for financial consulting services rendered during the fourth quarter of 2011 and $40,000 of the fourth quarter billings that were unpaid and outstanding as of December 31, 2011. In addition, $3,307 of expense reimbursements was unpaid and outstanding as of December 31, 2011. A total of $43,307 is due to MacKov as of December 31, 2011 for these two items and this is in addition to the note payable amount of $254,909 that was outstanding at December 31, 2011.

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n.	In February 2012, MacKov purchased a 1.5% working interest before and after payout in the Koelsch Project, including the requirement to participate in the Koelsch #25-1 Well, for $4,545 in cash. This purchase was made on the same terms as other independent third party purchases that were completed in December 2011.

All related party transactions have been reviewed and approved by a majority vote of our Board of Directors. With respect to transactions in which the related party is also a member of our Board of Directors, such director abstained from voting to approve the transaction.

NOTE 7     NOTES PAYABLE

Notes Payable consists of the following notes:

	December 31,
	2011	2010
Note Payable interest at 12.0%, due June 2012, secured by 5% working interest in Fountain Green Project Utah leases	$1,080,000	$1,080,000

Note Payable interest at 18.0%, due on demand, secured by Mai, Johnson and Gorham, Kansas leases	90,000	90,000

Note Payable to Land Rover Capital Group, monthly payments of $1,949 including interest at 7.5% through November 2013, secured by vehicle	43,650	57,344

Note Payable interest at 10.0%, due on demand, unsecured	-	10,550

Note Payable interest of 10.0%, due June 2012, unsecured	248,000	-

Note Payable interest of 10.0%, due on demand, secured by 10% working interest in Fountain Green Project Utah leases	700,000	-

Note Payable for $152,514 with interest of 2.0% monthly, due April 2012, unsecured – net of discount	121,694	-

Note Payable, monthly payments of $1,500 with interest of 0%, due May 2013, unsecured	24,296	-

Note Payable to U.S. Bank, monthly payments of $467 including interest at 7.5%, due November 2011, secured by vehicle	-	4,593

Note Payable to U.S. Bank, monthly payments of $8,266 including interest at 6.5% due on May 2011, unsecured	-	43,135

Note Payable interest of 9.0%, due on demand, unsecured	-	25,000

Note Payable for Gorham, Chase Silica and Top of Trapp, no interest, all due March 2011, unsecured	-	69,178

Note Payable for Boxberger II, interest at 6.0%, due March 2011, secured by well equipment	-	53,190

Note Payable for Gorham-Benz, interest 6.0% due March 2011, unsecured	-	65,303

Total Notes Payable	2,307,640	1,498,293
Less: Current Portion (includes demand notes)	(2,277,497)	(380,707)
Long-Term Portion	$30,143	$1,117,586

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Estimated annual future maturities of Notes Payable are as follows:

Year	Amount
2012 (includes demand notes)	$2,277,497
2013	30,143
Thereafter	-
Total	$2,307,640

On October 20, 2011, in conjunction with the issuance of $407,423 notes payable ($254,909 note payable to a related party and $152,514 to an unaffiliated investor) the Company granted warrants to purchase 4,000,000 shares of common stock, exercisable at $0.16 per share until October 20, 2012, at which time the exercise price will increase to $0.25 until the warrants expire on October 20, 2013.  These warrants were totally vested at the time of the grant and remain outstanding as December 31, 2011.  The Company has determined the fair value of the issued warrants to be $197,151 and allocated the debt proceeds in accordance with the relative fair value method.  The $132,860 relative fair value of the warrants has been reported as a debt discount and netted against the amount due on the notes payable and is being amortized over the term of notes payable.  The Company has recorded interest expense of $49,564 as accretion of the notes payable as of December 31, 2011.

NOTE 8     CONVERTIBLE NOTES PAYABLE

Convertible Notes Payable consists of the following:

	December 31,
	2011	2010
Note Payable interest at 8.0%, due June 2012, convertible into common shares of the Company at a $350,000 of the loan has a conversion rate of $1.00 per common share and $17,500 of the loan has a conversion rate of $0.25 per common share, and 1.0% working interest in Fountain Green Project Utah leases	$367,500	$350,000

Note Payable interest at 12.0%, due June 2012, convertible into common shares of the Company at a conversion rate of $1.00 per common share, unsecured	52,560	47,824

Note Payable interest at 10.0%, due on demand, convertible into common shares of the Company at a conversion rate of $0.25 per common share, secured by certain Kansas leases and 10.0% working interest in Fountain Green Project Utah leases. See subsequent events (Note 18)	1,300,000	-

Note Payable interest at 5.0%, due April 2012, convertible into common shares of the Company at a conversion rate of $0.50 per common share or $0.25 per common share if the Company stock becomes tradable in a public market, unsecured	-	17,500

Note Payable interest at 10.0%, due June 2012, convertible into common shares of the Company at a conversion rate of $0.25 per common share, unsecured	100,000	-

Note Payable interest at 5.0%, due February 2012, convertible into common shares of the Company at a conversion rate of CAD $0.16 (which was USD $0.167 at the time of loan) per common share, unsecured	50,000	-

Note Payable interest at 5.0%, due February 2012, convertible into common shares of the Company at a conversion rate of CAD $0.16 (which was USD $0.167 at the time of loan) per common share, unsecured	50,000	-

Note Payable interest at 0%, due April 2012, convertible into common shares of the Company at a conversion rate of $0.22 per common share, unsecured	25,000	-

Total Convertible Notes Payable	1,945,060	415,324
Less: Current Portion	1,945,060	397,824
Long-Term Portion	$-	$17,500

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Estimated annual future maturities of Convertible Notes Payable are as follows:

Year	Amount
2012	$1,945,060
2013	-
Thereafter	-
Total	$1,945,060

NOTE 9     DUE TO RELATED PARTY

As of December 31, 2011, the Company had a related party payable of $245,740 to MacKov Investments Limited, which is controlled by Glenn G. MacNeil, a director and officer of the Company, and his wife. This amount is net of a debt discount of $52,476 and consists of a $202,433 short-term note payable which is due April 2012 and bears monthly interest of 2.0% and $43,307 for outstanding consulting fees and unreimbursed business related expenses that is non-interest bearing and has not set terms of repayment.

NOTE 10     DUE TO DIRECTOR

As of December 31, 2011, the Company has $27,934 due to one of the Company’s director, Douglas C. Hewitt, Sr. The amount is non-interest bearing and has no set terms of repayment.

NOTE 11     WARRANTS TO PURCHASE COMMON STOCK

The Company accounts for stock-based compensation under the provisions of FASB ASC 718. This standard requires the Company to record an expense associated with the fair value of stock-based compensation.  The Company uses the Black-Scholes option valuation model to calculate stock-based compensation at the date of grant.  Warrant pricing models require the input of highly subjective assumptions, including the expected price volatility.  For the warrants granted in 2011, the Company used a variety of comparable and peer companies to determine the expected volatility.  The Company believes the use of peer company data fairly represents the expected volatility it would experience if the Company was publicly traded in the oil and gas industry over the contractual term of the warrants. Changes in these assumptions can materially affect the fair value estimate.  The total fair value or relative fair value of the warrants issued for services and debt holders is recognized as an expense over the vesting period.  There were warrants to purchase 12,696,875 shares of common stock exercisable as of December 31, 2011 at $0.16 to $0.30 per share and expire at various times in between October 20, 2012 and December 11, 2013.

During the year 2011, 3,090,000 of warrants that were previously issued in 2008 and 2009 were forfeited or expired.

Warrants to Purchase Common Stock Granted in 2011

On March 31, 2011, the Company granted warrants to purchase up to 6,000,000 shares of common stock exercisable at $0.25 per share to Nostra Terra Oil & Gas, PLC pursuant to the Nostra Settlement. The total fair value of the warrants was calculated using the Black-Scholes valuation model based on factors present at the time the warrants were granted. The warrants were fully vested at the time of the grant.

The following assumptions were used for the Black-Scholes model:

March 31, 2011
Risk free rates	1.05%
Dividend yield	0%
Expected volatility	83%
Contractual term (years)	2.5

The "fair market value" at the date of grant for warrants granted is as follows:

Fair value per warrant	$0.027
Total warrants granted	6,000,000
Total fair value of warrants granted	$161,644

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Also, on March 31, 2011, the Company granted warrants to purchase up to 2,000,000 shares of common stock exercisable at $0.25 per share to Quantum Energy & Technologies LLC as per a certain loan agreement. The total fair value of the warrants was calculated using the Black-Scholes valuation model based on factors present at the time the warrants were granted. The warrants were fully vested at the time of the grant.

The following assumptions were used for the Black-Scholes model:

March 31, 2011
Risk free rates	0.80
Dividend yield	0
Expected volatility	55%
Contractual term (years)	1.84

The "fair market value" at the date of grant for warrants granted is as follows:

Fair value per warrant	$0.006
Total warrants granted	2,000,000
Total fair value of warrants granted	$11,977

On October 20, 2011, the Company granted warrants to purchase up to 4,000,000 shares (2,500,000 of which were granted to a related party, MacKov, see Note 6 and Note 7) of common stock adjustable exercisable price starting at $0.16 that expires October 20, 2012 and if not exercised it adjusts to $0.25 and expires on October 20, 2013.

The following assumptions were used for Black-Scholes model:

October 20, 2011
Risk free rates	0.28
Dividend yield	0
Expected volatility	56%
Contractual term (years)	2

Fair value per warrant	$0.05
Total warrants granted	4,000,000
Total fair value of warrants granted	$197,151

Between October 28, 2011 and December 29, 2011, the Company issued warrants to purchase 696,875 shares of common stock, at the time it issued certain common stock for cash proceeds during the year (see Note 5) of which 503,125 had an exercisable price of $0.25 that expires one year from date of issue and 193,750 has an exercisable price of $0.30 that expires two years from date of issue.

The total outstanding warrants for the period of December 31, 2010 through December 31, 2011 are as follows:

	Warrants	Weighted- Average Exercise Price	Weighted- Average Remainder Contractual Term in Years
Warrants outstanding as of December 31, 2010	3,090,000	$0.30	3.40
Granted	12,696,875	0.22	1.63
Exercised	-	-	-
Forfeited/Expired	3,090,000	-	-
Warrants outstanding as of December 31, 2011	12,696,875	$0.22	1.63

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NOTE 12      ASSET RETIREMENT OBLIGATIONS

FASB ASC 410 requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which it is incurred and becomes determinable. Under this method, when liabilities for dismantlement and abandonment costs, excluding salvage values, are initially recorded, the carrying amount of the related oil and gas properties is increased. The fair value of the ARO asset and liability is measured using expected future cash outflows discounted at the Company’s credit-adjusted risk-free interest rate. Accretion of the liability is recognized each period using the interest method of allocation, and the capitalized cost is depleted using the units of production method. Should either the estimated life or the estimated abandonment costs of a property change materially upon the Company’s periodic review, a new calculation is performed using the same methodology of taking the abandonment cost and inflating it forward to its abandonment date and then discounting it back to the present using the Company’s credit-adjusted-risk-free rate. The carrying value of the asset retirement obligation is adjusted to the newly calculated value, with a corresponding offsetting adjustment to the asset retirement cost.

The following table summarizes the Company’s asset retirement obligation transactions recorded in accordance with the provisions of FASB ASC 410 during the years ended December 31, 2011 and December 31, 2010:

	December 31,
	2011	2010
Beginning Asset Retirement Obligation	$348,742	$362,344
Liabilities Incurred for New Wells Placed in Production	106,507	7,822
Liabilities Decreased for Wells Sold or Plugged	(109,620)	(25,060)
Accretion of Discount on Asset Retirement Obligations	4,614	3,636
Ending Asset Retirement Obligation	$350,243	$348,742

NOTE 13     INCOME TAXES

The Company utilizes the asset and liability approach to measuring deferred tax assets and liabilities based on temporary differences existing at each balance sheet date using currently enacted tax rates in accordance with FASB ASC 740. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The income tax benefit for the years ended December 31, 2011 and 2010 consists of the following:

	2011	2010
Current Income Taxes	$-	$-
Deferred Income Taxes	-	-
Provision for Income Taxes	$-	$-

The following is a reconciliation of the reported amount of income tax expense (benefit) for the years ended December 31, 2011 and 2010 to the amount of income tax expenses that would result from applying the statutory rate to pretax income.

Reconciliation of reported amount of income tax expense:

	2011	2010
Income (Loss) Before Taxes and NOL	$(9,613,034)	$(6,657,743)
Federal Statutory Rate	x34%	x34%
Taxes (Benefit) Computed at Federal Statutory Rates	(3,268,432)	(2,263,633)
State Taxes (Benefit), Net of Federal Taxes	(317,230)	(219,706)
Effects of:
Permanent Differences	172,258	997
Freedom Acquisition	(1,855,416)
Increase in Valuation Allowance	5,268,820	2,482,342

Reported Benefit	$-	$-

At December 31, 2011 and 2010, the Company has a net operating loss carry forward for Federal income tax purposes of $18,273,879 and $4,339,648, respectively, which expires in varying amounts during the tax years 2023 and 2031. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. A change in ownership occurred as a result of the merger with Freedom during 2011 resulting in possible limitations on the future use of net operating loss carry forwards.

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The components of the Company’s deferred tax assets were as follows:

	Year Ended December 31,
	2011	2010
Deferred Tax Assets (Liability)
Current:
Accrued Payroll	$43,115	$290,931
Current	43,115	290,931

Non-Current:
Net Operating Loss Carry Forwards (NOLs)	6,816,157	1,618,688
Fixed Assets	(19,661)	(18,534)
Oil & Gas Properties	(2,283,365)	(714,579)
Share Based Compensation (Warrants)	73,537	123,028
Share Based Compensation (Restricted Shares)	3,498,278	1,561,306
Other	5,848	4,249
Non-Current	8,090,794	2,574,158

Total Deferred Tax Assets	8,133,909	2,865,089
Less: Valuation Allowance	(8,133,909)	(2,865,089)
Net Deferred Tax Asset	$-	$-

Under FASB ASC 740, tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities.  The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement.  Unrecognized tax benefits are tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. As of December 31, 2011 and 2010, the Company has no liabilities for unrecognized tax benefit.

The Company’s policy is to recognize potential interest and penalties accrued related to unrecognized tax benefits within income tax expense.  For the years ended December 31, 2011, and 2010, the Company did not recognize any interest or penalties in its consolidated statement of operations, nor did it have any interest or penalties accrued in its consolidated balance sheet at December 31, 2011 and 2010 relating to unrecognized benefits.

The tax years 2011, 2010, 2009 and 2008 remain open to examination for federal income tax purposes and by the other major taxing jurisdictions to which the Company is subject. In addition, due to the fact the Company merged with Freedom, Freedom’s tax returns, prior to the merger, for years 2003 to 2011 also remain open.

NOTE 14     CAPITAL LEASE OBLIGATION

The Company leased well equipment under an agreement which is classified as a capital lease.  The term of the capital lease is for 5 years with monthly payments of $3,200 per month with the final payment due on May 20, 2013.  At December 31, 2011 and December 31, 2010, the remaining capital lease obligation was $51,227 and $83,663, respectively.

At December 31, 2011 and December 31, 2010, well equipment acquired under capital leases totaled $154,155 and accumulated depreciation was $84,418 and $62,396, respectively.

Estimated annual future maturities of capital leases are as follows:

Year	Amount
2012	$35,479
2013	15,748
Thereafter	-
Total	$51,227

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NOTE 15     OPERATING LEASES

The Company leases office space in Salt Lake City, Utah (“Premises Lease”) which consists of approximately 3,903 square feet.  The Company has a prepaid security deposit of $8,954.  The lease was originally for the term of three years beginning June 1, 2005. On June 1, 2008, the lease was extended for an additional 3 years until May 31, 2011, and amended on April 1, 2011 to extend the Premises Lease until August 31, 2011. A new one-year lease agreement was effective as of September 1, 2011 with the option to renew annually for two additional years. For the year 2011, the Premises Lease payments were $90,290 and $121,622 for the year 2010. Beginning September 1, 2011, the Company is on an annualized obligation of $107,470, or $8,956 per month. The option to renew for the period September 1, 2012 to August 31, 2013 is an annualized obligation of $110,167 and for the period September 1, 2013 to August 31, 2014 is an annualized obligation of $112,902.

The Company leases a printer, copier and fax machine from Revco Leasing Company. The term of the lease is for 37 months commencing March 23, 2010.  The monthly lease payment is $255. For the year 2011 the lease payments were $3,061 and $3,061 for the year 2010.

NOTE 16     FAIR VALUE

FASB ASC 820 defines fair value, establishes a framework for measuring fair value under U.S. generally accepted accounting principles and enhances disclosures about fair value measurements.  Fair value is defined under FASB ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Valuation techniques used to measure fair value under FASB ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs.  The standard describes a fair value hierarchy based on three levels of inputs, with the first two inputs considered observable and the last input considered unobservable, that may be used to measure fair value as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As required by ASC 820 financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of the nonfinancial assets and liabilities and their placement in the fair value hierarchy levels. The fair value of the Company’s asset retirement obligations are determined using discounted cash flow methodologies based on inputs that are not readily available in public markets.

The Company follows the provisions of ASC 820 for nonfinancial assets and liabilities measured at fair value on a nonrecurring basis. As it relates to the Company, the statement applies to the initial recognition of asset retirement obligations for which fair value is used.

The asset retirement obligation estimates are derived from historical costs as well as management’s expectation of future cost environments. As there is no corroborating market activity to support the assumptions used, the Company has designated these liabilities as Level 3. A reconciliation of the beginning and ending balances of the Company’s asset retirement obligation is presented in Note 12.

NOTE 17     FINANCIAL INSTRUMENTS AND CONCENTRATION RISKS

The Company’s financial instruments include cash and cash equivalents, accounts receivable and accounts payable. The carrying amount of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value because of their immediate or short-term maturities.

Substantially all of the Company’s accounts receivable result from oil and gas sales or joint interest billings to third parties in the oil and gas industry.  This concentration of customers and joint interest owners may impact the Company’s overall credit risk in that these entities may be similarly affected by changes in economic and other conditions. As of December 31, 2011, 49% of the accounts receivable balance resulted from two entities.  As of December 31, 2010, 59% of the accounts receivable balances were also resulting from two entities.  Historically, the Company has not experienced significant credit losses on such receivables.  No bad debt was recorded for the year ended December 31, 2011 and 2010.  The Company cannot ensure that such losses will not be realized in the future.  For the year ended December 31, 2011 and 2010, all of the revenues resulted from producing wells in Kansas.

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NOTE 18 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated statement of operations aggregates the consolidated results of operations of the Company and the results of operations of Freedom for the year ended December 31, 2011, using the assumptions described in the following notes, giving effect to the Freedom Acquisition as if the acquisition of Freedom had occurred as of January 1, 2011. The Freedom Acquisition was completed on March 31, 2011.

The pro forma condensed consolidated financial statements should be read in conjunction with the separate financial statements and related notes thereto of the Company and Freedom which are included elsewhere in this Proxy Statement. In management’s opinion, the unaudited pro forma condensed consolidated results of operations have been developed on a reasonable and rational basis and reflect certain adjustments that, in the opinion of management, are necessary to present fairly the unaudited pro forma condensed consolidated results of operations for the year ended December 31, 2011.

The unaudited pro forma condensed consolidated results of operations are for illustrative and informational purposed only and are not necessarily indicative of the consolidated results of operations which might have existed for the year ended December 31, 2011 had the acquisition occurred at the beginning of the year on January 1, 2011.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2011

	Richfield	Freedom
	Year Ended	Three Months Ended
	December 31,	March 31,	Pro Forma	Pro Forma
	2011	2011	Adjustments	Consolidated
Revenues
Oil and natural gas sales	$712,616	$-	$-	$712,616
Other	6,403	-	-	6,403
Total revenues	719,019	-	-	719,019

Operating expenses
Production expenses	1,024,355	-	-	1,024,355
Production taxes	43,828	-	-	43,828
Exploration	293,565	96,553	-	390,118
Lease impairments	356,915	-	-	356,915
Depletion, depreciation, amortization and accretion	173,678	-	-	173,678
General and administrative expenses	8,343,090	5,770,250	-	14,113,340
Loss (gain) on sale of assets	(141,202)	-	-	(141,202)
Total expenses	10,094,229	5,866,803	-	15,961,032

Loss from operations	(9,375,210)	(5,866,803)	-	(15,242,013)

Other income (expenses)
Gain on settlement of liabilities	522,657	-	-	522,657
Loss on carrying value of investments	-	(52,870)	-	(52,870)
Interest and finance charges	(685,000)	(580,558)	-	(1,265,558)
Goodwill Impairment	(75,481)	-	-	(75,481)
Total other income (expenses)	(237,824)	(633,428)	-	(871,252)

Loss before income taxes	(9,613,034)	(6,500,231)	-	(16,113,265)

Income tax benefit	-	-	-	-

Net loss	$(9,613,034)	$(6,500,231)	$-	$(16,113,265)

Net loss per common share - basic and diluted	(0.04)	(0.14)	-	(0.07)

Weighted average shares outstanding – basic and diluted	221,759,779	48,095,535	(33,529,237)	236,326,077

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NOTE 19     SUBSEQUENT EVENTS

On January 1, 2012, an agreement was reached with holders of two convertible notes payable, one for $367,500 and the other for $52,560, wherein the conversion price was reduced from $1.00 per share to $0.25 per share of common stock.

On January 1, 2012, an agreement was reached with holders of two notes payable, one for $1,080,000 and the other for $248,000, wherein the notes became convertible at $0.25 per share.

On January 13, 2012, the Company issued 468,750 shares of common stock to an unaffiliated investor for cash of $75,000 or $0.16 per share.  In addition, the Company granted warrants to purchase up to 234,375 shares of common stock with an exercise price of $0.25 per share, which expire on January 13, 2013.

On January 17, 2012, the Company issued 1,875,000 shares of common stock to an unaffiliated investor for cash of $300,000 or $0.16 per share.  In addition, the Company granted warrants to purchase up to 937,500 shares of common stock with an exercise price of $0.25 per share, which expire on January 17, 2013.

On January 23, 2012, the Company issued 100,000 shares of common stock to a consultant for a value of $16,000 or $0.16 per share for services rendered.

On January 30, 2012, the Company sold a 1.0% working interest in the Moroni #1-AXZH Well and the surrounding 320 acre leasehold for cash proceeds of $77,561.

On February 1, 2012, Nostra Terra Oil & Gas Company (“NTOG”) filed an action against the Company, HPI, HEGINC, and HEGLLC in the Twenty-Third Judicial District Court of Russell County, Kansas. The complaint alleges that the Company defaulted on its repayment obligations under a note and security agreement, dated April 13, 2011, in the principal amount of $1.3 million and accrued interest at 10% per annum. The complaint seeks foreclosure on two of the Company’s property leases located in Kansas. The note was due on January 31, 2012. On January 31, 2012, the Company requested the loan payoff and documents relating to the release of collateral from NTOG’s representatives. The Company followed up on this request with a written request on February 1, 2012. As of February 28, 2012, NTOG’s representatives have failed to provide the payoff amount and documents relating to the release of the collateral, and the Company intends to file an answer to NTOG’s complaint on or before March 1, 2012. The Company intends to vigorously defend against this foreclosure action and repay any amount that is ultimately determined to be outstanding.

On February 5, 2012, the Company issued 4,000 shares of common stock to an unaffiliated investor for cash of $1,000 or $0.25 per share.  In addition, the Company granted warrants to purchase up to 2,000 shares of common stock with an exercise price of $0.40 per share, which expire on February 5, 2013.

On February 10, 2012, the Company sold a 0.5% working interest in the Moroni #1-AXZH Well and the surrounding 320 acre leasehold for cash proceeds of $38,780, to a related party, Zions Energy Corporation (see Note 6).

On February 21, 2012, the Company sold a 0.25% working interest in the Moroni #1-AXZH Well and the surrounding 320 acre leasehold for cash proceeds of $19,390, to a related party, Zions Energy Corporation (see Note 6).

On February 22, 2012, the Company sold 3.5% working interest in its Koelsch Project, including the requirement to participate in the Koelsch #25-1 Well, to two investors for cash proceeds of $10,605 of which 1.5% working interest and $4,545 is to a related party, MacKov Investment Limited and 2% working interest and $6,060 is to another related party, Zions Energy Corporation (see Note 6).

NOTE 20     SUPPLEMENTAL OIL AND NATURAL GAS INFORMATION (UNAUDITED)

Oil and Natural Gas Reserves and Related Financial Data

Information with respect to the Company's crude oil and natural gas producing activities is presented in the following tables. Reserve quantities, as well as certain information regarding future production and discounted cash flows, were determined by Pinnacle Energy Services L.L.C. as of December 31, 2011, an independent petroleum consultant based on information provided by the Company. As of December 31, 2010 and 2009, the Company did not have an independent engineering reports completed to value its reserves but relied on internal generated engineering reports and estimates generated by the available data on hand completed by our internal consultant engineer and staff geologist.

B-50

The following table sets forth the aggregate capitalized costs related to oil and gas producing activities at December 31, 2011 and 2010.

	2011	2010
Unproved Oil and Gas Properties	$11,936,824	$4,555,219
Proved Oil and Gas Properties	$3,998,069	$3,391,878
Accumulated Depreciation, Depletion, and Amortization, and Valuation Allowances	$(702,982)	$(581,216)
Net Capitalized Costs	$15,231,911	$7,365,881

The following table sets forth the costs incurred in oil and gas property acquisition, dispositions, exploration and development activities for the years ended December 31, 2011 and 2010.

	2011	2010
Acquisition of Properties
Proved	$768,216	$394,924
Unproved	$7,847,523	$3,143,001
Exploration Costs	$(356,915)	$(284,032)
Development Costs	$-	$-

The following tables present the Company's independent petroleum consultants' estimates of our proved oil and natural gas reserves, as of December 31, 2011. As of December 31, 2009, and December 31, 2010, the Company did not have an independent engineering report completed to value its reserves but relied on internal generated engineering reports and estimates generated by the available data on hand completed by our internal consultant engineer and staff geologist The Company emphasizes that reserves are approximations and are expected to change as additional information becomes available. Reservoir engineering is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment.

	Oil (BLS)	Natural Gas (MCF)
Net Proved Developed and Undeveloped Reserves at December 31, 2009	1,686,240	807,760
Revisions of Previous Estimates	75,610	28,929
Improved Recovery	-	-
Purchase of Reserves in Place	452,880	225,216
Extensions, Discoveries and Other Additions	-	-
Net Production	(7,990)	-
Sale of Reserves in Place	(40,840)	(23,700)
Net Proved Developed and Undeveloped Reserves at December 31, 2010	2,165,900	1,038,205
Revisions of Previous Estimates	(639,070)	(244,327)
Improved Recovery	-	-
Purchase of Reserves in Place	221,300	98,300
Extensions, Discoveries and Other Additions	-	-
Net Production	(7,161)	-
Sale of Reserves in Place	(1,065,339)	(624,778)
Net Proved Developed and Undeveloped Reserves at December 31, 2011	675,630	267,400

During 2011, several factors impacted our total Net Proved Developed and Undeveloped Reserves.

Our actual production in 2011 resulted in a small decrease in Net Proved Developed Reserves of 7,161 oil BLS. In 2011 no work was completed to convert Net Proved Undeveloped Reserves into Net Proved Developed Reserves.

The following factors impacted our revision of previous estimates. We modified the economic prices from $3.282/MCF for natural gas, and $72.36/Bbl for oil used in our internal 2010 reserve report, to $4.163/MCF for natural gas and $96.19/Bbl for oil used in the Pinnacle Reserve Report, as of January 1, 2012. The pricing revisions caused our Net Proved Developed and Undeveloped Reserves to increase by 101,345 oil BLS and 40,110 natural gas MCF. In addition, we removed several wells from our development plan, in order to reduce the demands on our Company relating to the management and financing of our planned development. These development plan changes caused our Net Proved Undeveloped Reserves to decrease by 564,845 oil BLS and 203,337 natural gas MCF. Finally, modifications to the decline curves we used in the Pinnacle Reserve Report caused our Net Proved Developed and Undeveloped Reserves to decrease by 175,570 oil BLS and 81,100 natural gas MCF.

B-51

We purchased working interests in several properties, which had reserves in place, including a 50% working interest in the Boxberger Lease in the Gorham Field in Russell County, Kansas, and a 25% working interest in the Hoffman Lease in Russell County, Kansas. These acquisitions caused our Net Proved Developed and Undeveloped Reserves to increase by 221,300 oil BLS and 98,300 natural gas MCF.

We also sold several properties, which had reserves in place, including our Boyd Field Leases in Barton County, Kansas, our Chase-Silica Field Leases in Rice County, Kansas, our H. Boxberger Lease in the Gorham Field in Russell County, Kansas, and a 26.5% working interest in the Koelsch Field in Stafford County, Kansas. These sales caused our Net Proved Developed and Undeveloped Reserves to decrease by 1,065,339 oil BLS and 624,778 natural gas MCF.

	Oil (BLS)	Natural Gas (MCF)
Proved Developed Reserves
Beginning of year 2010	57,630	27,950
End of year 2010	88,070	-

Beginning of year 2011	88,070	-
End of year 2011	106,060	-

Proved Undeveloped Reserves
Beginning of year 2010	1,628,610	779,810
End of year 2010	2,077,830	1,038,205

Beginning of year 2011	2,077,830	1,038,205
End of year 2011	569,570	267,400

Proved reserves are estimated quantities of oil and natural gas, which geological and engineering data indicate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves are included for reserves for which there is a high degree of confidence in their recoverability and they are scheduled to be drilled within the next five years.

Standardized Measure of Discounted Future Net Cash Inflows and Changes Therein

The following table presents a standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves and the changes in standardized measure of discounted future net cash flows relating to proved oil and natural gas were prepared in accordance with the provisions of ASC 932-235-50. Future cash inflows were computed by applying oil and natural gas prices that were calculated by using the unweighted arithmetic average of the first-day-of-the-month price for each month of the 12-month period prior to the ending date of the period, to estimated future production. Future production and development costs were computed by estimating the expenditures to be incurred in developing and producing the proved oil and natural gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions. Future income tax expenses were calculated by applying appropriate year-end tax rates to future pretax cash flows relating to proved oil and natural gas reserves, less the tax basis of properties involved and tax credits and loss carry forwards relating to oil and natural gas producing activities. Future net cash flows are discounted at the rate of 10% annually to derive the standardized measure of discounted future cash flows. Actual future cash inflows may vary considerably, and the standardized measure does not necessarily represent the fair value of the Company's oil and natural gas reserves.

Standardized Measure of Discounted Future Net Cash Flows at December 31, 2011 and 2010

	2011	2010
Future Cash Inflows	$63,390,460	$167,719,000
Future Development Costs	(12,147,580)	(26,607,960)
Future Production Costs	(24,760,030)	(71,940,040)
Future Income Tax Expenses	(9,878,103)	(25,800,783)
Future Net Cash Flows	$16,604,747	$43,370,217
10% Annual Discount for Estimated Timing of Cash Flows	(6,800,618)	(23,124,312)
Standardized Measure of Discounted Future Net Cash Flows	$9,804,129	$20,245,905

B-52

The following table presents the aggregate change in the standardized measure of discounted future net cash flows for the years ended December 31, 2011 and 2010.

Changes in the Standardized Measure of Discounted Cash Flows

for the Years Ended December 31, 2011 and 2010

	2011	2010
Net Change in Sales and Transfer Prices and in Production (Lifting) Costs Related to Future Production	$9,250,229	$896,774
Changes in Estimated Future Development Costs	8,538,006	367,356
Sales and Transfers of Oil and Gas Produced During the Period	(116,583)	(116,574)
Net Change Due to Extensions, Discoveries, and Improved Recovery	-	-
Net Change Due to Purchases and Sales of Reserves in Place	(20,229,060)	6,011,080
Net Change Due to Revisions in Quantity Estimates	(17,103,598)	345,258
Previously Estimated Development Costs Incurred During the Period	-	-
Accretion of Discount	(182,179)	(315,240)
Other – Unspecified	-	-
Net Change in Income Taxes	9,401,409	(2,704,783)
Aggregate Change in the Standardized Measure of Discounted Future Net Cash Flows for the Year	$(10,441,776)	$4,483,871

During 2011, there were several factors that affected our Aggregate Change in the Standardized Measure of the Discounted Future Net Cash Flows for the Year. Net Change in Sales and Transfer Prices and in Production (Lifting) Costs Related to Future Production from December 31, 2010 and 2011 are represented by the change in the economic prices used in our engineering report which are $3.282/MCF for natural gas, and $72.36/Bbl for oil, to $4.163/MCF for natural gas and $96.19/Bbl for oil, respectively. Net Change Due to Revisions in Quantity Estimates, and Changes in Estimated Future Development Costs, were affected by a change in our work plan, wherein we removed several wells from our work plan, in order to make the development scheduling easier to manage and finance. Net Change Due to Purchases and Sales of Reserves in Place was affected by the purchases and sale of several properties. We purchased working interests in several properties, which had reserves in place, including a 50% working interest in the Boxberger Lease in the Gorham Field in Russell County, Kansas, and a 25% working interest in the Hoffman Lease in Russell County, Kansas. The sales of working interest in 2011 including our Boyd Field Leases in Barton County, Kansas, our Chase-Silica Field Leases in Rice County, Kansas, our H. Boxberger Lease in the Gorham Field of Russell County, Kansas, and a 26.5% working interest in the Koelsch Field of Stafford County, Kansas. In addition to these, there where changes in our Standardized Measure of the Discounted Future Net Cash Flow because of associated changes in Income Taxes, Accretion of Discount, and because of production during the year.

Oil and natural gas prices were calculated by using the unweighted arithmetic average of the first-day-of-the-month price for each month of the 12-month period prior to the ending date of the period, and were adjusted to reflect applicable transportation and quality differentials on a well-by-well basis to arrive at realized sales prices used to estimate the Company's reserves. The prices for the Company's reserve estimates were as follows:

	Natural Gas MCF	Oil Bbl
December 31, 2010	$3.282	$72.36
December 31, 2011	$4.163	$96.19

B-53

To the Stockholders’ and the Board of Directors

Freedom Oil & Gas Company

We have audited the accompanying balance sheet of Freedom Oil & Gas Company (“the Company”) as of December 31, 2010, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Freedom Oil & Gas Company as of December 31, 2010, and the results of operations and cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred substantial losses from operations causing negative working capital and negative operating cash flows. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, UT

May 31, 2012

B-54

FREEDOM OIL & GAS, INC.

BALANCE SHEET

DECEMBER 31, 2010

December 31,
2010
ASSETS
Current assets
Cash and cash equivalents	$27
Accounts receivable	78,973
Other current assets	4,500
Total current assets	83,500

Properties and equipment, at cost - successful efforts method:
Unproved properties	1,373,901
Accumulated depletion	-
1,373,901

Other properties and equipment	56,719
Accumulated depreciation	(51,010)
5,709
Investment	299,172

Total assets	$1,762,282

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accrued expenses and other payables	$623,194
Current portion of convertible notes payable	1,008,613
Total current liabilities	1,631,807

Long-term liabilities
Convertible notes payable, net of current portion	-
Total long-term liabilities	-

Total liabilities	$1,631,807

Stockholders' equity
Series A Preferred stock, par value $.001; 50,000,000 authorized, 180,000 shares outstanding	$180
Additional paid-in capital - preferred stock	179,820
Common stock par value $.001; 450,000,000 authorized, 47,964,719 shares outstanding	47,965
Additional paid-in capital - common stock	11,831,158
Accumulated deficit	(11,928,648)
Total stockholders' equity	$130,475

Total liabilities and stockholders' equity	$1,762,282

The accompanying notes are an integral part of these financial statements.

B-55

FREEDOM OIL & GAS, INC.

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

Year Ended
December 31,
2010
Revenues
Oil and natural gas sales	$-
Total revenues	-

Operating expenses
General and administrative expenses	1,167,299
Exploration expenses	168,131
Total expenses	1,335,430
Loss from operations	(1,335,430)

Other income (expense)
Unrealized loss on investment	(293,161)
Interest expense	(203,107)
Total other income (expense)	(496,268)

Loss before income taxes	(1,831,698)

Income tax provision	100

Net loss	$(1,831,798)

The accompanying notes are an integral part of these financial statements.

B-56

FREEDOM OIL & GAS, INC.

STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2010

	Series A Preferred Stock			Common Stock
			Additional			Additional		Total
			Paid-In			Paid-In	Accumulated	Stockholders'
	Shares	Par	Capital	Shares	Par	Capital	Deficit	Equity

Balance - December 31, 2009	-	$-	$-	46,947,219	$46,947	$11,533,500	$(10,096,850)	$1,483,597

Net Loss							(1,831,798)	(1,831,798)
Stock-based compensation for consultant						43,426		43,426
Issued 570,000 common stock for director's and officer's compensation (valued at $0.25 per share)				570,000	570	141,930		142,500
Issued 150,000 common stock for payables (valued at $0.33 per share)				150,000	150	49,850		50,000
Issued 180,000 preferred stock for cash (valued at $1.00 per share)	180,000	180	179,820					180,000
Exercise of stock options				200,000	200	13,800		14,000
Sale of 97,500 common stock for cash (valued at $0.50 per share)				97,500	98	48,652		48,750
								-
Balance - December 31, 2010	180,000	$180	$179,820	47,964,719	$47,965	$11,831,158	$(11,928,648)	$130,475

The accompanying notes are an integral part of these financial statements.

B-57

FREEDOM OIL & GAS, INC.

STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010

Year Ended
December, 31,
2010
Cash flows from operating activities:
Net loss	$(1,831,798)
Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation	11,608
Stock-based compensation for consultant	43,426
Settlement of liabilities in exchange for HPI shares	756,417
Writedown value of HPI stock	293,161
Amortization of debt discounts	121,257
Issuance of common stock to Officers and Directors	142,500

Changes in operating assets and liabilities:
Decrease in accounts receivables	30,877
Decrease in other assets	3,000
Increase in accrued expenses and other payables	192,278
Net cash used in operating activities	(237,274)

Cash flows from investing activities:
Investment in oil and gas properties, including wells and related equipment	(191,472)
Proceeds from sale of oil and gas properties, including wells and related equipment	134,750
Proceeds from sale of investments	51,250
Net cash provided by investing activities	(5,472)

Cash flows from financing activities:
Proceeds from exercise of stock options	14,000
Proceeds from issuance of preferred stock	180,000
Proceeds from issuance of common stock and warrants	48,750
Net cash provided by financing activities	242,750

Net increase in cash and cash equivalents	4

Cash and cash equivalents - beginning of period	23

Cash and cash equivalents - end of period	$27

Supplemental disclosure of cash flow information
Cash paid for interest	$-
Cash paid for income tax	$-

Non-cash financing and investing activities:
Issuance of common stock to officers and directors	$142,500
Settlement of payables through issuance of common stock	$50,000
Writedown value of HPI stock	$293,161
Sale of oil & gas properties, including wells and related equipment in exchange for HPI shares	$1,000,000
Settlement of liabilities with HPI shares	$756,417
Receipt of HPI shares for settlement of receivables	$400,000

The accompanying notes are an integral part of these financial statements.

B-58

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

NOTE 1     ORGANIZATION AND NATURE OF BUSINESS

Freedom Oil & Gas Company (“Freedom” or the “Company”) is a Nevada corporation headquartered in Salt Lake City, Utah which was incorporated on June 25, 2002. The Company is engaged in identifying, leasing, purchasing and selling working interests in oil and gas properties in the states of Utah and Wyoming. Freedom has been involved in leasing, exploration and drilling in the Central Utah Overthrust Belt since its formation. The Company has owned working interests in over 20,000 acres. As of December 31, 2010, the Company owns a working interest in over 17,800 acres of leasehold, seismic surveys, and one drilling project in Utah. The Company conducts its operations through utilizing strategic partners such as Hewitt Petroleum, Inc., a Delaware corporation (“HPI”) to operate its working interests. With regard to selling working interests, the Company follows successful efforts method of accounting which results in the Company offsetting sales proceeds against its investment in the related working interest until such time as there is no remaining basis in those interests.

On March 4, 2011, Freedom entered into a Stock Exchange Agreement with HPI which called for the exchange of stock in HPI for all of the outstanding stock of Freedom (the “Freedom Acquisition”). The Freedom Acquisition was approved by both Freedom’s and HPI’s Board of Directors and a majority of the stockholders of Freedom as required by Nevada law, and the exchange took place effective March 31, 2011. As a result of the Freedom Acquisition, Freedom became a wholly owned subsidiary of HPI. The Freedom Acquisition allowed for the consolidation of working interests held by HPI and Freedom in several Utah exploration projects, as well as the acquisition by HPI of the remaining assets and liabilities of Freedom.

Richfield Oil & Gas Company (“Richfield” or the “Company”) was incorporated in Nevada on April 8, 2011. Contemporaneously with the incorporation, Richfield merged with its predecessor company, HPI (the “HPI Merger”). In connection with the HPI Merger, HPI was merged out of existence and the Company assumed all of the assets and liabilities of HPI. The HPI Merger was approved by HPI’s Board of Directors and a majority of the stockholders of HPI as required by Delaware law. Following the HPI Merger, Freedom was a wholly-owned subsidiary of Richfield until June 20, 2011. On June 20, 2011, Freedom was merged with and into Richfield (the “Freedom Merger”). In connection with the Freedom Merger, Freedom was merged out of existence and the Company assumed all of the assets and liabilities of Freedom. We refer to the Subsidiary Acquisition, the Freedom Acquisition, the HPI Merger and the Freedom Merger as the “Consolidation.”

Properties

As of December 31, 2010, Freedom owned oil and gas leases equal to approximately 17,819 total acres in Utah. Freedom participated in the drilling of a well in Utah in 2010 which is still undergoing completion operations, but owns no producing wells.

In Utah, Freedom has three projects—the Liberty Project, the Fountain Green Project and the Independence Project. Richfield is the operator of all three projects through its subsidiary Hewitt Operating Inc., a Utah corporation (“HOPIN”). As of December 31, 2010 Freedom owns a 13.0% working interest before payout (return of capital) and a 12.0% working interest after payout in the Liberty #1 Well, and a 14.5% working interest in the Liberty Project incorporating approximately 1,184 acres. We have sold working interests in the Liberty #1 Well and in the Liberty Project to accredited investors to raise capital for development of the Liberty #1 Well. Freedom participated in the drilling of the Liberty #1 Well in April 2010, which is currently in the completion stage of development. Freedom owns a 20.0% working interest in the deep zones and a 13.0% working interest in the shallow zones of the Fountain Green Project incorporating approximately 14,178 acres. As of March 31, 2011, Freedom owns a 20% working interest in the Independence Project incorporating approximately 4,680 acres and a 100% working interest in the 52 net acre Chad Wood lease. In Wyoming, Freedom owns 100% of the mineral rights in the 320 acre Spring Valley property.

General Development of the Business

Freedom has raised capital through private placements of equity and debt financings. During the year ended December 31, 2010, Freedom raised $48,750 in cash from the private placements of common stock, $180,000 from the private placement of preferred stock and $14,000 from the exercise of stock options.

The Company acquired oil and gas properties in exchange for cash totaling $131,200 and incurred $60,272 of costs to develop these interests during the year ended December 31, 2010.

As of December 31, 2010, Freedom had two full-time employees and one consultant providing services for the Company.

B-59

NOTE 2     GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. The Company has incurred substantial losses from operations causing negative working capital, in that current liabilities far exceed current assets, and the Company has negative operating cash flows, which raise substantial doubt about the Company’s ability to continue as a going concern. The Company sustained a net loss for the year ended December 31, 2010 of $1,831,798 and has an accumulated deficit of $11,928,648 as of December 31, 2010. The Company has been able to meet its short-term needs through loans from third parties, sales of working interest in its oil and gas properties, and private placements of equity securities.

NOTE 3     SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Cash and Cash Equivalents

The Company considers highly liquid investments with insignificant interest rate risk and original maturities to the Company of three months or less to be cash equivalents.  Cash equivalents consist primarily of cash on hand and interest-bearing bank accounts.  The Company’s cash positions represent assets held in checking accounts.  If the balances are greater than $250,000, the Company does not have FDIC coverage on the entire amount of bank deposits.  The Company believes this risk is minimal.

Accounts Receivable

At December 31, 2010, the Company had an accounts receivable balance of $78,973. These balances were obligations to the Company from HPI.

Oil and Natural Gas Properties

The Company accounts for oil and natural gas properties by the successful efforts method. Under this method of accounting, costs relating to the acquisition and development of proved areas are capitalized when incurred. The costs of development wells are capitalized whether productive or non-productive. Leasehold acquisition costs are capitalized when incurred. If proved reserves are found on an unproved property, leasehold cost is transferred to proved properties. Exploration dry holes are charged to expense when it is determined that no commercial reserves exist. Other exploration costs, including personnel costs, geological and geophysical expenses and delay rentals for oil and natural gas leases, are charged to expense when incurred. The costs of acquiring or constructing support equipment and facilities used in oil and natural gas producing activities are capitalized. Production costs are charged to expense as incurred and are those costs incurred to operate and maintain the Company’s wells and related equipment and facilities.

Unproven properties that are individually significant are assessed for impairment and if considered impaired are charged to expense when such impairment is deemed to have occurred. We perform periodic assessment of individually significant unproved crude oil and natural gas properties for impairment on an annual basis and we would recognize a loss at the time if there was an impairment by providing an impairment allowance. In determining whether a significant unproved property is impaired we consider numerous factors including, but not limited to, current exploration plans, favorable or unfavorable exploratory activity on adjacent leaseholds, our management and geologists’ evaluation of the lease, and the remaining months in the lease term. As of December 31, 2010, the Company only has unproved properties whose acquisition costs are significant. Thus all unproven properties were assessed for impairment and the Company recorded no impairment for the year ended December 31, 2010.

The sale of a partial interest in a proved oil and gas property is accounted for as normal retirement and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production depletion rate. If the units-of-production rate is significantly affected, then the sale shall be accounted for as the sale of an asset, and a gain or loss shall be recognized. The unamortized cost of the property or group of properties shall be apportioned to the interest sold and the interest retained on the basis of the fair values of those interests. A gain or loss is recognized for all other sales of producing properties and is included in the results of operations. The sale of a partial interest in an unproved property is accounted for as a recovery of cost when substantial uncertainty exists as to recovery of the cost applicable to the interest retained. A gain on the sale is recognized to the extent the sales price exceeds the carrying amount of the unproved property. A gain or loss is recognized for all other sales of nonproducing properties and is included in the results of operations.

B-60

Other Property and Equipment

Property and equipment that are not oil and gas properties are recorded at cost and depreciated using the straight-line method over their estimated useful lives of five to seven years.  Expenditures for replacements, renewals, and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Long-lived assets, other than oil and gas properties, are evaluated for impairment to determine if current circumstances and market conditions indicate the carrying amount may not be recoverable.  The Company has not recognized any impairment losses on non oil and gas long-lived assets.

Investments

As of December 31, 2010, the Company had invested in and held approximately 1,196,685 shares of HPI stock. The Company recorded an other-than-temporary loss of $293,161 during the year ended December 31, 2010. These shares were classified as long-term as the Company had no plans to convert these shares to cash during the ensuing twelve month period. The Company accounts for its investment in HPI stock at fair value. Given that HPI is privately held, the Company estimates the fair value of the HPI shares based upon the latest prices involving exchanges with third parties. Unrealized losses on its investments are charged against “Other income (expense)” when a decline in fair value is determined to be other-than-temporary. The Company considers several factors to determine whether a loss is other-than-temporary. These factors include but are not limited to: (i) the extent to which the fair value is less than cost basis, (ii) the financial condition and near term prospects of HPI, (iii) the length of time a security is in an unrealized loss position and (iv) the Company’s ability to hold the security for a period of time sufficient to allow for any anticipated recovery in fair value. An other-than-temporary impairment is triggered when there is an intent to sell the security, it is more-likely-than-not that the security will be required to be sold before recovery, or the security is not expected to recover the entire amortized cost basis of the security.

The following fair value hierarchy tables present information about the Company’s assets measured at fair value on a recurring basis as of December 31, 2010. See Note 3 for a discussion of the Company’s policies regarding this fair value hierarchy.

Assets measured at fair value on a recurring basis as of December 31, 2010 are as follows:

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance as of December 31, 2010
Assets
Investment in HPI shares	$-	$-	$299,172	$299,172

Changes in Level 3 assets measured at fair value on a recurring basis for the year ended December 31, 2010 are as follows:

	Beginning Balance	Total Realized and Unrealized Gains or (Losses)	Purchases, Sales, Other Settlements and Issuances, net	Net Transfers In and/or (out) of Level 3	Ending Balance	Unrealized Gains or (Losses) for Level 3 Assets Outstanding at December 31, 2010
Assets
Investment in HPI shares	$-	$(293,161)	$592,333	$-	$299,172	$(293,161)

Stock-Based Compensation

The Company has accounted for stock-based compensation under the provisions of FASB Accounting Standards Codification (ASC) 718.   This standard requires the Company to record an expense associated with the fair value of stock-based compensation.  The Company uses the Black-Scholes option valuation model to calculate the value of options and warrants at the date of grant.  Option and warrant pricing models require the input of highly subjective assumptions, including the expected price volatility.  Changes in these assumptions can materially affect the fair value estimate.   Based on stock options and stock awards that were granted during 2010, the Company recorded $142,500, as compensation expense under FASB ASC 718.

Stock Issuance

The Company records the stock-based awards issued to consultants and other external entities for goods and services at either the fair market value of the goods received or services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in FASB ASC 505-50. Based on stock-based awards issued to consultants and other external entities during 2010, the Company recorded $43,426 as expense under FASB ASC 505-50.

B-61

Income Taxes

The Company accounts for income taxes under FASB ASC 740.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Accounting standards require the consideration of a valuation allowance for deferred tax assets if it is “more likely than not” that some component or all of the benefits of deferred tax assets will not be realized.

The tax effects from an uncertain tax position can be recognized in the financial statements only if the position is more likely than not of being sustained if the position were to be challenged by a taxing authority. The Company has examined the tax positions taken in its tax returns and determined that there are no uncertain tax positions. As a result, the Company has recorded no uncertain tax liabilities in its balance sheet.

Loss Per Common Share

Basic earnings per share (“EPS”) are computed by dividing net income (loss) (the numerator) by the weighted average number of common shares outstanding for the period (the denominator).  Diluted EPS is computed by dividing net income (loss) by the weighted average number of common shares and potential common shares outstanding (if dilutive) during each period.  Potential common shares include stock options, warrants, and restricted stock.  The number of potential common shares outstanding relating to stock options, warrants, and restricted stock is computed using the treasury stock method.

As the Company incurred a loss for the year ended December 31, 2010, the potentially dilutive shares are anti-dilutive and are thus not added into the loss per share calculation. As of December 31, 2010, there were 10,254,773 potentially dilutive shares.

Use of Estimates

The preparation of financial statements under GAAP in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The most significant estimates relate to proved oil and gas reserve volumes, certain depletion factors, future cash flows from oil and gas properties, estimates relating to certain oil and gas revenues and expenses, valuation of share based compensation, valuation of asset retirement obligations, estimates of future oil and gas commodity pricing and the valuation of deferred income taxes.  Actual results may differ from those estimates.

Fair Value

FASB ASC 820 defines fair value, establishes a framework for measuring fair value under U.S. generally accepted accounting principles and enhances disclosures about fair value measurements.  Fair value is defined under FASB ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Valuation techniques used to measure fair value under FASB ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs.  The standard describes a fair value hierarchy based on three levels of inputs, with the first two inputs considered observable and the last input considered unobservable, that may be used to measure fair value as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As required by ASC 820, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of the nonfinancial assets and liabilities and their placement in the fair value hierarchy levels.

The Company follows the provisions of ASC 820 for nonfinancial assets and liabilities measured at fair value on a nonrecurring basis.

Financial Instruments and Concentration Risks

The Company’s financial instruments include cash and cash equivalents, accounts receivable and accounts payable. The carrying amount of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value because of their immediate or short-term maturities.

B-62

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date.  If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

NOTE 4     OIL AND NATURAL GAS PROPERTIES

Acquisitions

On June 15, 2010, the Company entered into an agreement with 1700395 Ontario Limited for a three-well carry in the Fountain Green Project. In exchange for Freedom paying for a 1.5% working interest for the costs of drilling and completing the first three wells drilled in such project, Freedom shall receive a 100% return of such costs from any production, and shall retain 0.75% working interest in such wells.

On October 21, 2010 the Company acquired a 4.0% working interest before payout and 2.0% working interest after payout in the Liberty #1 Well and Liberty Project from J. David Gowdy, CEO and related party, for $131,200 cash.

Divestitures

On October 21, 2010, the Company sold a 2.0% working interest before payout and 1.0% working interest after payout in the Liberty #1 Well, and 50,000 shares of HPI common stock, to Mountain West Helicopters, LLC for $50,000.

On December 17, 2010, the Company sold a 2.1% working interest before payout and 1.5% working interest after payout in the Liberty #1 Well, and 50,000 shares of Freedom common stock, to Mountain West Helicopters, LLC for $84,750.

NOTE 5     ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consist of the following at December 31, 2010:

Lease payable	$180,000
Interest	155,789
Operations	105,636
Legal	91,441
Payroll taxes	56,190
Other	34,138
Total accrued expenses and other payables	$623,194

NOTE 6     CONVERTIBLE NOTES PAYABLE

Convertible Notes Payable consists of the following:

December 31,
2010
Convertible Note Payable, interest at 10.0%, due January 31, 2011, convertible into common shares of the Company at a conversion rate of $0.33 per common share, secured by 10.0% working interest in the Fountain Green Project (deep only).	$818,493

Convertible Note Payable, interest at 10.0%, due April 15, 2011, convertible into common shares of the Company at a conversion rate of $0.40 per common share, unsecured.	200,000
1,018,493

Debt discount	(9,880)

Total convertible notes payable, net of debt discount	1,008,613
Less: current portion of convertible notes payable	1,008,613
Convertible notes payable, net of current portion	$-

B-63

Estimated annual future maturities of Notes Payable are as follows:

Year	Amount
2011	$1,018,493
Thereafter	-
Total	$1,018,493

NOTE 7     PREFERRED AND COMMON STOCK

The Company’s articles of incorporation authorize 50,000,000 shares of preferred stock, par value of $0.001 per share, and 450,000,000 shares of common stock, par value of $0.001 per share.

Preferred Stock

As of December 31, 2010, the Company had 50,000,000 shares of preferred stock authorized at a par value of $0.001 per share.   The Company’s Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series, and has approved the Series A Preferred Stock. Effective as of October 13, 2010, the Board authorized 250,000 shares of Series A Preferred Stock. As of the same date the Company issued 180,000 shares of Series A Preferred Stock at a purchase price of $1.00 per share to an existing shareholder.

The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock are as follows: The Series A Preferred Stock is entitled to receive cumulative dividends, out of any assets legally available therefore, prior and in preference to any declaration or payment of any dividend on the Common Stock of this corporation, at the rate of $0.20 per share per annum payable each October 31st beginning October 31, 2011 until such shares are either redeemed or converted. In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the Series A Preferred Stock is entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to: (i) $1.00 for each outstanding share of Series A Preferred Stock, and (ii) an amount equal to declared but unpaid dividends on such share. Upon thirty (30) days written notice to the Holder(s) of the Series A Preferred Stock, the Company may redeem the Series A Preferred Stock, in whole or in part, by paying in cash therefore a sum per share equal to the Original Series A Issue Price, together with all dividends that have been declared with respect to the shares of Series A Preferred Stock to be redeemed but which remain unpaid prior to the Redemption Date at the rate of 1.67% per month. The Series A Preferred Stock has conversion rights as follows (the "Conversion Rights"): Each share of Series A Preferred Stock is convertible, at the option of the holder thereof, at any time after the date of issuance of such share and prior to the close of business on any Redemption Date as may have been fixed in any Redemption Notice with respect to such share, into four (4) fully paid and nonassessable shares of Common Stock (i.e., a price equal to $0.25 per common share), upon three (3) days written notice to the Company.

As of December 31, 2010, the Company had 180,000 shares of Series A Preferred Stock issued and outstanding. Effective as of March 31, 2011, the Company redeemed the preferred stock from one existing investor in exchange for 720,000 shares of common stock.

Common Stock

On March 12, 2010, the Company issued 200,000 shares of common stock to an existing shareholder for cash proceeds of $14,000, or $0.07 per share, upon exercise of a stock option granted November 2, 2004.

During the year ended December 31, 2010, the Company issued a total of 97,500 shares of common stock in exchange for cash. The Company issued a total of 67,500 shares of common stock to investors for cash proceeds of $33,750, or $0.50 per share. The Company issued a total of 30,000 shares to Jim Nilsson, a Director of the Company, for cash proceeds of $15,000, or $0.50 per share.

On October 11, 2010, the Company issued 150,000 shares of common stock for a total value of $50,000 or $0.33 per share to settle a joint interest billing liability for the Liberty #1 well.

On December 2, 2010, the Company’s Board of Directors authorized the issuance of a total of 570,000 shares of common stock, which was fully vested, to officers and directors of the Company valued at $142,500 or $0.25 per share, the fair market value of the shares of common stock on the date of issuance.

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NOTE 8     OPTIONS AND WARRANTS TO PURCHASE COMMON STOCK

The Company accounts for stock-based compensation under the provisions of FASB ASC 718. This standard requires the Company to record an expense associated with the fair value of stock-based compensation.  The Company uses the Black-Scholes option valuation model to calculate stock-based compensation at the date of grant.  Warrant and options pricing models require the input of highly subjective assumptions, including the expected price volatility.  For the warrants and options granted in 2010, the Company used a variety of comparable and peer companies to determine the expected volatility.  The Company believes the use of peer company data fairly represents the expected volatility it would experience if the Company was publicly traded in the oil and gas industry over the contractual term of the warrants for awards granted to non-employees. Changes in these assumptions can materially affect the fair value estimate.  The total fair value or relative fair value of the warrants and options issued for services is recognized at the time the service is performed. There were options to purchase 7,150,000 shares of common stock exercisable as of December 31, 2010 at $0.07 to $0.85 per share. Options to purchase 710,000 shares expire at various times between October 15, 2011 and March 31, 2014 and the remainder of the options do not have an expiration date. A 10 year life was assumed for options with no expiration date in determining Black-Scholes valuation and calculating weighted-average remainder contractual term in years.

There were warrants to purchase 3,104,773 shares of common stock exercisable as of December 31, 2010 at $0.33 to $0.75 per share and expiring at various times between January 31, 2011 and March 31, 2014. At December 31, 2010, there were warrants to purchase 547,500 shares of common stock related to consultants and the $79,881 relative fair value was expensed in prior years at the time the services were performed. At December 31, 2010, there were warrants to purchase 2,557,273 of common stock related to Notes Payable and the $407,300 relative fair value of the warrants has been reported as a debt discount and netted against the amount due on the notes payable and is being amortized over the term of the notes payable. At December 31, 2010, the balance of warrants related to debt was $9,880 (See Note 6). During the year 2010, 110,000 of warrants that were previously issued in 2008 and 2009 were forfeited or expired.

The total outstanding warrants and options for the period of December 31, 2009 through December 31, 2010 are as follows:

			Weighted-
			Average
	Options	Weighted-	Remaining
	and	Average	Contractual
	Warrants	Exercise Price	Term in Years

Options and warrants outstanding as of December 31, 2009	10,354,773	$0.34	4.50
Granted	210,000	0.49	3.15
Exercised	(200,000)	0.85	-
Forfeited/Expired	(110,000)	0.6	-
Options and warrants outstanding as of December 31, 2010	10,254,773	$0.32	3.62

During 2010, the Board of Directors granted 10,000 options to an outside consultant, with a strike price of $0.50 per share vested fully upon issuance.

The following assumptions were used for the Black-Scholes model:

March 31,
2010
Risk free rates	2.55%
Dividend yield	0%
Expected volatility	111.66%
Contractual term	2 Years

The "fair market value" at the date of grant for warrants granted is as follows:

Fair value per warrant	$0.1618
Total warrants granted	10,000
Total fair value of warrants granted	$1,618

During 2010, the Board of Directors granted 200,000 options to an outside consultant, with a strike price of $0.50 per share vested fully upon issuance.

B-65

The following assumptions were used for Black-Scholes model:

March 31,
2010
Risk free rates	2.56%
Dividend yield	0%
Expected volatility	86.67%
Contractual term	4 Years

The "fair market value" at the date of grant for warrants granted is as follows:

Fair value per warrant	$0.209
Total warrants granted	200,000
Total fair value of warrants granted	$41,808

NOTE 9     RELATED PARTY TRANSACTIONS

On June 19, 2008, Freedom, Douglas C. Hewitt, Sr., or assigns (HEG and HPI), and Mountain Home Petroleum, Inc. (“MHP”) and/or its assigns Zions Energy Corporation (“Zions”), entered into an agreement for the Liberty Project in Juab, Utah. The agreement provides that MHP will be carried for 5.0% working interest in the first well (to the tanks) before payout (BPO) (payout is defined as 100% return of investment capital), increasing to 25.0% working interest after payout (APO). Between January 22, 2009 and March 19, 2009, Freedom (the “Company”) acquired the leases comprising the Liberty Project in Juab County, Utah.  Other entities holding an interest in the Liberty Project include HEGLLC, a company in which Douglas C. Hewitt, Sr. owned a controlling interest, MHP, a company for which Mr. Hewitt, served as President and in which Mr. Hewitt owns a controlling interest and Mr. Gowdy owns a minority interest, and Zions, a wholly owned subsidiary of MHP. MHP owns a 2.0% carried interest before payout in the Liberty #1 Well, and a 22.0% working interest after payout in the Liberty #1 Well and 24.25% working interest after payout in the Liberty Project acreage. As of June 4, 2012, the Liberty Project has one well that is in the completion stage of development, and no revenues have been generated from the property. MHP also owns a 6% overriding royalty interest and a 50.0% working interest in the shallow zones of the Fountain Green Project.

The Company’s President and CEO, J. David Gowdy, purchased working interest in the Liberty #1 Well and Liberty Project located in Utah.  All purchases were made on the same terms and conditions as those made with other third parties at the time. On October 21, 2010 the Company acquired a 4.0% working interest before payout and 2.0% working interest after payout in the Liberty #1 Well and Liberty Project from J. David Gowdy for $131,200 cash. Mr. Gowdy’s retained interests in the Liberty #1 Well and the acreage related to the Liberty Project include: an overriding royalty interest of 1.0% (owned by a trust controlled by Mr. Gowdy); and a working interest of 8.0% before payout and 7.0% after payout.

All related party transactions have been reviewed and approved by a majority vote of our Board of Directors. With respect to transactions in which the related party is also a member of our Board of Directors, such director abstained from voting to approve the transaction.

NOTE 10     INCOME TAXES

The Company accounts for income taxes pursuant to ASC 740, Income Taxes (“ASC 740”). Under this accounting standard, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences. Given the Company’s history of losses, the Company maintains a full valuation allowance with respect to any deferred tax assets.

ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. There has been no significant change in the unrecognized tax benefit during the year ended December 31, 2010. The Company also estimates that the unrecognized tax benefit will not change significantly within the next twelve months. As the Company has significant net operating loss carry forwards, even if certain of the Company’s tax positions were disallowed, it is not foreseen that the Company would have to pay any taxes in the near future. Consequently, the Company does not calculate the impact of interest or penalties on amounts that might be disallowed.

B-66

As of December 31, 2010, the Company had a net operating loss carryforward for income tax for federal and state reporting purposes of approximately $11,928,648 that may be offset against future taxable income through 2030.  Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs.  Therefore, the amount available to offset future taxable income may be limited.  No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused.  Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

The Company files income tax returns in the U.S. federal and Utah state jurisdictions. Tax years 2003 to current remain open to examination by U.S. federal and state tax authorities.

The Company’s deferred income tax asset and the related valuation allowance are as follows at December 31, 2010. The valuation allowance increased $683,261 during the year ended December 31, 2010. The deferred tax asset was calculated using a combined tax rate of 37.3%.

December 31,
2010
Deferred tax asset:
NOL carryforward	$4,449,386
Valuation allowance	(4,449,386)
Total	$-

The components of income tax expense are as follows for the year ended December 31, 2010.

December 31,
2010
Current income tax (benefit):
Federal	$-
State	100
Current tax expense	$100

Deferred tax expense (benefit) arising from:
Net Operating loss carryforward	$4,449,386
Other	-
Valuation allowance	(4,449,386)
Net deferred tax assets	$-
Income tax provision	$100

Significant reconciling items between the provision for income taxes and the amount of income tax expense that would result from applying the U.S. statutory tax rate of 34% includes the change in valuation allowance and the expected state tax expense, net of the federal benefit.

The Company did not have any uncertain tax positions for which it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of December 31, 2010, the Company had no accrued interest or penalties related to uncertain tax positions and during the year ended December 31, 2010, no interest or penalties were accrued.

NOTE 11     SUBSEQUENT EVENTS

On March 4, 2011, HPI entered into a Stock Exchange Agreement with Freedom, which called for the exchange of stock in HPI for all of the outstanding stock of Freedom (the “Freedom Acquisition”) that HPI did not already own (prior to the acquisition, HPI owned 100,000 shares of Freedom common shares) which resulted in HPI acquiring the remaining 99.83% of Freedom shares. The Freedom Acquisition was approved by HPI’s Board of Directors and a majority of the stockholders of Freedom as required by Nevada law, and the exchange took place effective March 31, 2011. The Freedom Acquisition provided HPI with additional oil exploitation opportunities through its ownership of complimentary properties in HPI’s Utah core area. Pursuant to the Stock Exchange Agreement, HPI assumed all of Freedom’s assets and liabilities.

B-67

HPI acquired 100% of all outstanding common stock of Freedom by the acquisition of 59,738,189 shares (99.83%) that the HPI did not previously own in exchange for 59,738,189 shares of restricted common stock of HPI, plus 2,000,000 warrants for the purchase of the HPI’s common stock valued at $11,977 exercisable at $0.25 per share to expire January 31, 2013.

Upon the acquisition, Freedom became a wholly-owned subsidiary of HPI. Richfield Oil & Gas Company (“Richfield”) was incorporated in Nevada on April 8, 2011. Contemporaneously with the incorporation, Richfield merged with its predecessor company, HPI. In connection with the HPI Merger, HPI was merged out of existence and Richfield assumed all of the assets and liabilities of HPI. On June 20, 2011, Freedom was merged into Richfield with Richfield being the surviving entity.

On March 31, 2011, Freedom extended the term of the Convertible Promissory Notes with Quantum Technology to a maturity date of January 31, 2012. The agreement included the conversion of unpaid interest of $178,193 and a portion of the principal of $118,493 for a total conversion of $296,686 into 1,483,432 shares of Common Stock of the Company (valued at $0.20 per share) which was converted one for one into HPI Common Stock. The Company committed to make principal payments of $200,000 on or before June 30, 2011. Quantum retained 2,000,000 warrants for purchasing Common Stock in HPI.

The Company has evaluated subsequent events through June 4, 2012, the date the financial statements were issued. Other than the non-recognized subsequent events, discussed above, there were no recognized or non-recognized transactions occurring subsequent to year-end.

B-68

FREEDOM OIL & GAS, INC.

BALANCE SHEET

DECEMBER 31, 2009

(Unaudited)

December 31,
2009
ASSETS
Current assets
Cash and cash equivalents	$23
Accounts receivable	509,850
Other current assets	7,500
Total current assets	517,373

Properties and equipment, at cost - successful efforts method:
Unproved properties	2,317,179
Accumulated depletion	-
2,317,179

Other properties and equipment	56,719
Accumulated depreciation	(39,402)
17,317

Total assets	$2,851,869

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accrued expenses and other payables	$480,916
Total current liabilities	480,916

Long-term liabilities
Convertible notes payable, net of current portion	887,356
Total long-term liabilities	887,356

Total liabilities	1,368,272

Stockholders' equity
Preferred stock, par value $.001; 50,000,000 authorized, no shares outstanding	-
Common stock, par value $.001; 450,000,000 authorized, 46,947,219 shares outstanding	46,947
Additional paid-in capital - common stock	11,533,500
Accumulated deficit	(10,096,850)
Total stockholders' equity	1,483,597

Total liabilities and stockholders' equity	$2,851,869

The accompanying notes are an integral part of these financial statements.

B-69

FREEDOM OIL & GAS, INC.

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

(Unaudited)

Year Ended
December 31,
2009
Revenues
Oil and natural gas sales	$-
Total revenues	-

Operating expenses
General and administrative expenses	1,019,654
Exploration expenses	502,919
Total expenses	1,522,573
Loss from operations	(1,522,573)

Other income (expense)
Interest Income	172
Interest Expense	(369,152)
Total other income (expense)	(368,980)

Loss before income taxes	(1,891,553)

Income tax provision	100

Net loss	$(1,891,653)

The accompanying notes are an integral part of these financial statements.

B-70

FREEDOM OIL & GAS, INC.

STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2009

(Unaudited)

	Common Stock
			Additional		Total
			Paid-In	Accumulated	Stockholders'
	Shares	Par	Capital	Deficit	Equity

Balance - December 31, 2008	44,349,722	$44,350	$11,540,682	$(8,205,197)	$3,379,835

Net Loss				(1,891,653)	(1,891,653)
Issued 1,000,830 common stock for director's and officer's compensation (valued at $0.50 per share)	1,000,830	1,001	499,414		500,415
Dividend of 5,000,000 of HPI stock (valued at $0.25 per share)	-		(1,250,000)		(1,250,000)
Issuance of 1,000,000 shares of HPI stock for oil and gas properties (valued at $0.25 per share)	-		(250,000)		(250,000)
Issued 500,000 common stock for conversion of debt (valued at $0.40 per share)	500,000	500	199,500		200,000
Issued 777,500 common stock for conversion of notes payable (valued at $0.33 per share)	777,500	777	255,798		256,575
Issued common stock with notes payable (valued at $0.25 per share)	22,500	22	5,603		5,625
Issued warrants with notes payable	-	-	407,300		407,300
Issued 150,000 common stock for oil and gas properties (valued at $0.50 per share)	150,000	150	74,850		75,000
Issued 16,667 common stock for oil and gas properties (valued at $0.33 per share)	16,667	17	5,483		5,500
Sale of 130,000 common stock for cash (valued between $0.25 and $0.50 per share)	130,000	130	44,870		45,000

Balance - December 31, 2009	46,947,219	$46,947	$11,533,500	$(10,096,850)	$1,483,597

The accompanying notes are an integral part of these financial statements.

B-71

FREEDOM OIL & GAS, INC.

STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2009

(Unaudited)

Year Ended
December, 31,
2009
Cash flows from operating activities:
Net loss	$(1,891,653)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Depreciation	11,609
Lease impairments	463,019
Issuance of common stock related to notes payable	5,625
Amortization of debt discounts	276,163
Issuance of common stock to Officers and Directors	500,415

Changes in operating assets and liabilities:
Decrease in accounts receivables	401,116
Increase in other assets	(4,842)
Decrease in accrued expenses and other payables	(226,341)
Net cash used in operating activities	(464,889)

Cash flows from investing activities:
Investment in oil & gas properties, including wells and related equipment	(655,257)
Net cash used in investing activities	(655,257)

Cash flows from financing activities:
Proceeds from notes payable	1,075,068
Purchase of common stock from director	(5,000)
Proceeds from issuance of common stock and warrants	50,000
Net cash provided by financing activities	1,120,068

Net decrease in cash and cash equivalents	(78)

Cash and cash equivalents - beginning of period	101

Cash and cash equivalents - end of period	$23

Supplemental disclosure of cash flow information
Cash paid for interest	$-
Cash paid for income tax	$-

Non-cash financing and investing activities:
Issuance of common stock to officers and directors	$500,415
Purchase of oil and gas properties through liabilities	$680,000
Purchase of oil and gas properties through issuance of common stock and warrants	$80,500
Purchase of oil and gas properties in exchange for HPI shares	$250,000
Sale of oil and gas properties in exchange for HPI shares	$2,235,494
Issuance of shares in HPI as a dividend	$1,250,000
Conversion of notes payable and other payables through issuance of common stock	$456,575
Issuance of common stock related to notes payable	$5,625
Issuance of warrants related to notes payable	$407,300

The accompanying notes are an integral part of these financial statements.

B-72

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

NOTE 1     ORGANIZATION AND NATURE OF BUSINESS

Freedom Oil & Gas Company (“Freedom” or the “Company”) is a Nevada corporation headquartered in Salt Lake City, Utah which was incorporated on June 25, 2002. The Company is engaged in identifying, leasing, purchasing and selling working interests in oil and gas properties in the states of Utah and Wyoming. Freedom has been involved in leasing, exploration and drilling in the Central Utah Overthrust Belt since its formation. The Company has owned working interests in over 20,000 acres. As of December 31, 2009, the Company owns a working interest in over 17,200 acres of leasehold, seismic surveys, and one drilling project in Utah. The Company conducts its operations through utilizing strategic partners such as Hewitt Petroleum, Inc., a Delaware corporation (“HPI”) to operate its working interests. With regard to selling working interests, the Company follows successful efforts method of accounting which results in the Company offsetting sales proceeds against its investment in the related working interest until such time as there is no remaining basis in those interests.

On March 4, 2011, Freedom entered into a Stock Exchange Agreement with HPI which called for the exchange of stock in HPI for all of the outstanding stock of Freedom (the “Freedom Acquisition”). The Freedom Acquisition was approved by both Freedom’s and HPI’s Board of Directors and a majority of the stockholders of Freedom as required by Nevada law, and the exchange took place effective March 31, 2011. As a result of the Freedom Acquisition, Freedom became a wholly owned subsidiary of HPI. The Freedom Acquisition allowed for the consolidation of working interests held by HPI and Freedom in several Utah exploration projects, as well as the acquisition by HPI of the remaining assets and liabilities of Freedom.

Richfield Oil & Gas Company (“Richfield” or the “Company”) was incorporated in Nevada on April 8, 2011. Contemporaneously with the incorporation, Richfield merged with its predecessor company, HPI (the “HPI Merger”). In connection with the HPI Merger, HPI was merged out of existence and the Company assumed all of the assets and liabilities of HPI. The HPI Merger was approved by HPI’s Board of Directors and a majority of the stockholders of HPI as required by Delaware law. Following the HPI Merger, Freedom was a wholly-owned subsidiary of Richfield until June 20, 2011. On June 20, 2011, Freedom was merged with and into Richfield (the “Freedom Merger”). In connection with the Freedom Merger, Freedom was merged out of existence and the Company assumed all of the assets and liabilities of Freedom. We refer to the Subsidiary Acquisition, the Freedom Acquisition, the HPI Merger and the Freedom Merger as the “Consolidation.”

Properties

As of December 31, 2009, Freedom owned oil and gas leases equal to approximately 17,208 total acres in Utah. In Utah, Freedom has two projects—the Liberty Project and the Fountain Green Project. Richfield is the operator of both projects through its subsidiary Hewitt Operating, Inc., a Utah corporation (“HOPIN”). As of December 31, 2009 Freedom owns a 12.5% working interest before payout (return of capital) and a 12.5% working interest after payout in the Liberty #1 Well, and a 12.5% working interest in the Liberty Project incorporating approximately 447 acres. We have sold working interests in the Liberty #1 Well and in the Liberty Project to accredited investors to raise capital for development of the Liberty #1 Well. Freedom owns a 20% working interest in the deep zones and a 13% working interest in the shallow zones of the Fountain Green Project incorporating approximately 16,709 acres and a 100% working interest in the 52 net acre Chad Wood lease. In Wyoming, Freedom owns 100% of the mineral rights in the 320 acre Spring Valley property.

General Development of the Business

Freedom has raised capital through private placements of equity and debt financings. During the year ended December 31, 2009, Freedom raised $50,000 in cash from the private placements of common stock and $1,075,068 in cash from debt financings.

Freedom acquired oil and gas properties in exchange for liabilities of $680,000, common stock of $80,500 and cash of $570,000 totaling $1,330,500 and incurred $85,257 of cost to develop these interests during the year ended December 31, 2009.

As of December 31, 2009, Freedom had two full-time employees and one consultant providing services for the Company.

B-73

NOTE 2     GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. The Company has incurred substantial losses from operations causing negative working capital, in that current liabilities far exceed current assets, and the Company has negative operating cash flows, which raise substantial doubt about the Company’s ability to continue as a going concern. The Company sustained a net loss for the year ended December 31, 2009 of $1,891,653, and has an accumulated deficit of $10,096,850 as of December 31, 2009. The Company has been able to meet its short-term needs through loans from third parties, sales of working interest in its oil and gas properties, and private placements of equity securities.

NOTE 3     SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Cash and Cash Equivalents

The Company considers highly liquid investments with insignificant interest rate risk and original maturities to the Company of three months or less to be cash equivalents.  Cash equivalents consist primarily of cash on hand and interest-bearing bank accounts.  The Company’s cash positions represent assets held in checking accounts.  If the balances are greater than $250,000, the Company does not have FDIC coverage on the entire amount of bank deposits.  The Company believes this risk is minimal.

Accounts Receivable

At December 31, 2009, the Company had an accounts receivable balance of $509,850. These balances were obligations to the Company from HPI.

Oil and Natural Gas Properties

The Company accounts for oil and natural gas properties by the successful efforts method. Under this method of accounting, costs relating to the acquisition and development of proved areas are capitalized when incurred. The costs of development wells are capitalized whether productive or non-productive. Leasehold acquisition costs are capitalized when incurred. If proved reserves are found on an unproved property, leasehold cost is transferred to proved properties. Exploration dry holes are charged to expense when it is determined that no commercial reserves exist. Other exploration costs, including personnel costs, geological and geophysical expenses and delay rentals for oil and natural gas leases, are charged to expense when incurred. The costs of acquiring or constructing support equipment and facilities used in oil and natural gas producing activities are capitalized. Production costs are charged to expense as incurred and are those costs incurred to operate and maintain the Company’s wells and related equipment and facilities.

Unproven properties that are individually significant are assessed for impairment and if considered impaired are charged to expense when such impairment is deemed to have occurred. We perform periodic assessment of individually significant unproved crude oil and natural gas properties for impairment on an annual basis and we would recognize a loss at the time if there was an impairment by providing an impairment allowance. In determining whether a significant unproved property is impaired we consider numerous factors including, but not limited to, current exploration plans, favorable or unfavorable exploratory activity on adjacent leaseholds, our management and geologists’ evaluation of the lease, and the remaining months in the lease term. As of December 31, 2009, the Company only has unproved properties whose acquisition costs are significant. Thus all unproven properties were assessed for impairment and the Company recorded impairment for the year ended December 31, 2009 of $463,017.

The sale of a partial interest in a proved oil and gas property is accounted for as normal retirement and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production depletion rate. If the units-of-production rate is significantly affected, then the sale shall be accounted for as the sale of an asset, and a gain or loss shall be recognized. The unamortized cost of the property or group of properties shall be apportioned to the interest sold and the interest retained on the basis of the fair values of those interests. A gain or loss is recognized for all other sales of producing properties and is included in the results of operations. The sale of a partial interest in an unproved property is accounted for as a recovery of cost when substantial uncertainty exists as to recovery of the cost applicable to the interest retained. A gain on the sale is recognized to the extent the sales price exceeds the carrying amount of the unproved property. A gain or loss is recognized for all other sales of nonproducing properties and is included in the results of operations.

Other Property and Equipment

Property and equipment that are not oil and gas properties are recorded at cost and depreciated using the straight-line method over their estimated useful lives of five to seven years.  Expenditures for replacements, renewals, and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Long-lived assets, other than oil and gas properties, are evaluated for impairment to determine if current circumstances and market conditions indicate the carrying amount may not be recoverable.  The Company has not recognized any impairment losses on non oil and gas long-lived assets.

B-74

Stock-Based Compensation

The Company has accounted for stock-based compensation under the provisions of FASB Accounting Standards Codification (ASC) 718.   This standard requires the Company to record an expense associated with the fair value of stock-based compensation.  The Company uses the Black-Scholes option valuation model to calculate the value of options and warrants at the date of grant.  Option and warrant pricing models require the input of highly subjective assumptions, including the expected price volatility.  Changes in these assumptions can materially affect the fair value estimate.   Based on stock options and stock awards that were granted during 2009, the Company recorded $500,415, as compensation expense under FASB ASC 718.

Stock Issuance

The Company records the stock-based awards issued to consultants and other external entities for goods and services at either the fair market value of the goods received or services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in FASB ASC 505-50.

Income Taxes

The Company accounts for income taxes under FASB ASC 740.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Accounting standards require the consideration of a valuation allowance for deferred tax assets if it is “more likely than not” that some component or all of the benefits of deferred tax assets will not be realized.

The tax effects from an uncertain tax position can be recognized in the financial statements only if the position is more likely than not of being sustained if the position were to be challenged by a taxing authority. The Company has examined the tax positions taken in its tax returns and determined that there are no uncertain tax positions. As a result, the Company has recorded no uncertain tax liabilities in its balance sheet.

Loss Per Common Share

Basic earnings per share (“EPS”) are computed by dividing net income (loss) (the numerator) by the weighted average number of common shares outstanding for the period (the denominator).  Diluted EPS is computed by dividing net income (loss) by the weighted average number of common shares and potential common shares outstanding (if dilutive) during each period.  Potential common shares include stock options, warrants, and restricted stock.  The number of potential common shares outstanding relating to stock options, warrants, and restricted stock is computed using the treasury stock method.

As the Company incurred a loss for the year ended December 31, 2009, the potentially dilutive shares are anti-dilutive and are thus not added into the loss per share calculation. As of December 31, 2009, there were 10,354,773 potentially dilutive shares.

Use of Estimates

The preparation of financial statements under GAAP in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The most significant estimates relate to proved oil and gas reserve volumes, certain depletion factors, future cash flows from oil and gas properties, estimates relating to certain oil and gas revenues and expenses, valuation of share based compensation, valuation of asset retirement obligations, estimates of future oil and gas commodity pricing and the valuation of deferred income taxes.  Actual results may differ from those estimates.

Fair Value

FASB ASC 820 defines fair value, establishes a framework for measuring fair value under U.S. generally accepted accounting principles and enhances disclosures about fair value measurements.  Fair value is defined under FASB ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Valuation techniques used to measure fair value under FASB ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs.  The standard describes a fair value hierarchy based on three levels of inputs, with the first two inputs considered observable and the last input considered unobservable, that may be used to measure fair value as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

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Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As required by ASC 820, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of the nonfinancial assets and liabilities and their placement in the fair value hierarchy levels.

The Company follows the provisions of ASC 820 for nonfinancial assets and liabilities measured at fair value on a nonrecurring basis.

Financial Instruments and Concentration Risks

The Company’s financial instruments include cash and cash equivalents, accounts receivable and accounts payable. The carrying amount of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value because of their immediate or short-term maturities.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date.  If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

NOTE 4     OIL AND NATURAL GAS PROPERTIES

Acquisitions

On February 3, 2009 Freedom entered into an agreement with Robson Energy, LLC (“Robson”), to acquire up to a 15% working interest in the “deep rights” (all depths and stratigraphic intervals located from the top of the first Jurassic Twin Creek Formation encountered and below) and up to a 7.5% working interest in the “shallow rights” (all depths and stratigraphic intervals located above the first Jurassic Twin Creek Formation), in the Fountain Green Project for $2,000,000 payable in a combination of cash and Freedom common stock. Under the agreement Freedom purchased for a value totaling $55,500 paying Robson $50,000 cash and issuing 16,667 shares of stock to acquire 0.50% working interest in the Deep and 0.25% working interest in the Shallow.

On February 11, 2009, the Company purchased from Hewitt Energy Group, LLC (“HEG”) a 5.0% leasehold and a 100% working interest (WI), in the deep rights and a 2.5% WI in the shallow rights in the Fountain Green Project for a value totaling $750,000. The Purchase Price for the working interest paid by Freedom was $500,000 cash and 500,000 shares of Common Stock. The Common Stock was not issued as the obligations of the Company from this transaction were settled in the divestiture dated September 3, 2009.

On February 18, 2009 the Company renewed a lease with Chad Wood for a 52 net acre tract located in Sevier County, Utah, which expires November 5, 2009 for an additional five (5) year term expiring November 5, 2014. The cost to renew the lease was $275,000, payable as follows: (a) $200,000 cash, and (b) 150,000 shares of Freedom’s Common Stock (the “Shares”) valued at $0.50 per share. The cash shall be payable with the first payment of $20,000 paid upon execution of the agreement and the Lease, and the balance in eighteen (18) equal installments of $10,000, due on or before the end of each calendar quarter beginning September 30, 2009 and every December 31, March 31, June 30 and September 30 thereafter until paid in full.

On September 8, 2009, the Company purchased from J. David Gowdy a 1.0% WI in the Fountain Green project for a value totaling $250,000. This liability was settled with the issuance of 1,000,000 shares of the HPI stock received in the divestiture dated September 3, 2009.

Divestitures

On September 3, 2009, the Company agreed to sell to HPI a 12.0% working interest in the Deep (from the first Jurassic Twin Creek formation encountered and below) in the Fountain Green Project in exchange for the following: (a) $500,000 cash; (b) issuance of 6,000,000 shares valued at $0.25 of the Common Stock of HPI; and (c) payment by HPI of any and all costs and expenses associated with the permitting, drilling, testing, completion, and equipping of two (2), 13,000’ 3rd Navajo test wells in the Fountain Green Prospects, at a cost of $6.25 million per well, carrying Freedom for an aggregate 20.0% working interest. Any cost overruns are to be paid for on a “heads up” basis by Freedom for its 20% share.

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NOTE 5     ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consist of the following at December 31, 2009:

December 31,
2009

Lease payable	$180,000
Interest	73,939
Operations	54,701
Legal	45,040
Payroll taxes	56,190
Other	71,046
Total accrued expenses and other payables	$480,916

NOTE 6     CONVERTIBLE NOTES PAYABLE

Convertible notes payable consist of the following:

December 31,
2009
Convertible Note Payable, interest at 10.0%, due January 31, 2011, convertible into common shares of the Company at a conversion rate of $0.33 per common share, secured by 10.0% working interest in the Fountain Green Project (deep only).	$818,493

Convertible Note Payable, interest at 10.0%, due April 15, 2011, convertible into common shares of the Company at a conversion rate of $0.40 per common share, unsecured.	200,000
1,018,493

Debt discount	(131,137)

Total convertible notes payable, net of debt discount	887,356
Less: current portion of convertible notes payable	-
Convertible notes payable, net of current portion	$887,356

Estimated annual future maturities of Notes Payable are as follows:

Year	Amount
2011	$1,018,493
Thereafter	-
Total	$1,018,493

NOTE 7     PREFERRED AND COMMON STOCK

The Company’s articles of incorporation authorize 50,000,000 shares of preferred stock, par value of $0.001 per share, and 450,000,000 shares of common stock, par value of $0.001 per share.

Preferred Stock

As of December 31, 2009, the Company had 50,000,000 shares of preferred stock authorized at a par value of $0.001 per share.   The Company’s Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series, and has approved the Series A Preferred Stock.

As of December 31, 2009, the Company had no shares of preferred stock issued or outstanding.

Common Stock

During the year ended December 31, 2009, the Company issued a net total of 130,000 shares of common stock in exchange for cash. On January 5, 2009, the Company issued a total of 50,000 shares of common stock to an investor for cash proceeds of $25,000, or $0.50 per share. On June 29, 2009, the Company issued a total of 100,000 shares (including a total of 20,000 shares purchased from Jim Nilsson, a Director of the Company, for $5,000, or $0.25 per share) of common stock to an investor for cash proceeds of $25,000, or $0.25 per share.

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On February 3, 2009, the Company issued a total of 16,667 shares for a total value of $5,500, or $0.33 per share related to the acquisition of property from Robson. See Note 4.

On February 18, 2009, the Company issued a total of 150,000 shares related to the Chad Wood property acquisition for a total value of $75,000 or $0.50 per share. See Note 4.

On July 17, 2009, the Company issued a total of 22,500 shares of common stock valued at $5,625 or $0.25 per share to Quantum Energy & Technologies, LLC in relation to the issuance of a convertible note.

On September 22, 2009, the Company issued a total of 777,500 shares of common stock valued at $256,575 or $0.33 per share to Quantum Energy & Technologies, LLC upon exercise of a warrant associated with a convertible note, which reduced the note payable by the same amount.

On September 30, 2009, the Company issued a total of 500,000 shares of common stock valued at $200,000 or $0.40 per share to David Brallier, Trustee, upon partial conversion of a note, which reduced the note payable by the same amount.

On December 3, 2009, the Company’s Board of Directors authorized the issuance of a total of 1,000,830 shares of common stock, which was fully vested, to officers and directors of the Company valued at $500,415 or $0.50 per share.

NOTE 8     OPTIONS AND WARRANTS TO PURCHASE COMMON STOCK

The Company accounts for stock-based compensation under the provisions of FASB ASC 718. This standard requires the Company to record an expense associated with the fair value of stock-based compensation.  The Company uses the Black-Scholes option valuation model to calculate stock-based compensation at the date of grant.  Warrant and options pricing models require the input of highly subjective assumptions, including the expected price volatility.  For the warrants and options granted in 2009, the Company used a variety of comparable and peer companies to determine the expected volatility.  The Company believes the use of peer company data fairly represents the expected volatility it would experience if the Company was publicly traded in the oil and gas industry over the contractual term of the warrants for awards granted to non-employees. Changes in these assumptions can materially affect the fair value estimate.  The total fair value or relative fair value of the warrants and options issued for services is recognized at the time the service is performed. There were options to purchase 7,140,000 shares of common stock exercisable as of December 31, 2009 at $0.07 to $0.85 per share. Options to purchase 700,000 shares expire at various times between May 13, 2010 and October 15, 2011 and the remainder of the options do not have an expiration date. A 10 year life was assumed for options with no expiration date in determining Black-Scholes valuation and calculating weighted-average remainder contractual term in years.

There were warrants to purchase 3,214,773 shares of common stock exercisable as of December 31, 2009 at $0.33 to $2.00 per share and expiring at various times between September 10, 2010 and March 31, 2014. At December 31, 2009, there were warrants to purchase 657,500 shares of common stock related to consultants and the $79,881 relative fair value was expensed in prior years at the time the services were performed. At December 31, 2009, there were warrants to purchase 2,557,273 of common stock related to Notes Payable and the $407,300 relative fair value of the warrants has been reported as a debt discount and netted against the amount due on the notes payable and is being amortized over the term of the notes payable. At December 31, 2009, the balance of warrants related to debt was $131,137 (See Note 6).

The total outstanding warrants for the period of December 31, 2008 through December 31, 2009 are as follows:

			Weighted-
			Average
	Options	Weighted-	Remaining
	and	Average	Contractual
	Warrants	Exercise Price	Term in Years

Options and warrants outstanding as of December 31, 2008	7,797,500	$0.33	6.61
Granted	3,334,773	0.38	1.08
Exercised	(777,500)	0.33	-
Forfeited/Expired	-	-	-
Options and warrants outstanding as of December 31, 2009	10,354,773	$0.32	4.50

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NOTE 9     RELATED PARTY TRANSACTIONS

On June 19, 2008 Freedom, Douglas C. Hewitt, Sr., or assigns (HEG and HPI), and Mountain Home Petroleum, Inc. (“MHP”) and/or its assigns Zions Energy Corporation (“Zions”), entered into an agreement for the Liberty Project in Juab, Utah. The agreement provides that MHP will be carried for 5.0% working interest in the first well (to the tanks) before payout (BPO) (payout is defined as 100% return of investment capital), increasing to 25.0% working interest after payout (APO). Between January 22, 2009 and March 19, 2009, Freedom (the “Company”) acquired the leases comprising the Liberty Project in Juab County, Utah.  Other entities holding an interest in the Liberty Project include HEGLLC, a company in which Douglas C. Hewitt, Sr. owned a controlling interest, MHP, a company for which Mr. Hewitt, served as President and in which Mr. Hewitt owns a controlling interest and Mr. Gowdy owns a minority interest, and Zions, a wholly owned subsidiary of MHP. MHP owns a 2.0% carried interest before payout in the Liberty #1 Well, and a 22.0% working interest after payout in the Liberty #1 Well and 24.25% working interest after payout in the Liberty Project acreage. As of June 4, 2012, the Liberty Project has one well that is in the completion stage of development, and no revenues have been generated from the property. MHP also owns a 6% overriding royalty interest and a 50.0% working interest in the shallow zones of the Fountain Green Project.

All related party transactions have been reviewed and approved by a majority vote of our Board of Directors. With respect to transactions in which the related party is also a member of our Board of Directors, such director abstained from voting to approve the transaction.

NOTE 10     INCOME TAXES

The Company accounts for income taxes pursuant to ASC 740, Income Taxes (“ASC 740”). Under this accounting standard, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences. Given the Company’s history of losses, the Company maintains a full valuation allowance with respect to any deferred tax assets.

ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. There has been no significant change in the unrecognized tax benefit during the year ended December 31, 2009. The Company also estimates that the unrecognized tax benefit will not change significantly within the next twelve months. As the Company has significant net operating loss carry forwards, even if certain of the Company’s tax positions were disallowed, it is not foreseen that the Company would have to pay any taxes in the near future. Consequently, the Company does not calculate the impact of interest or penalties on amounts that might be disallowed.

As of December 31, 2009, the Company had a net operating loss carryforward for federal and state income tax reporting purposes of approximately $10,096,850 that may be offset against future taxable income through 2029.  Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs.  Therefore, the amount available to offset future taxable income may be limited.  No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused.  Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

The Company files income tax returns in the U.S. federal and Utah state jurisdictions. Tax years 2003 to current remain open to examination by U.S. federal and state tax authorities.

The Company’s deferred income tax asset and the related valuation allowance are as follows at December 31, 2009. The valuation allowance increased $705,587 during the year ended December 31, 2009. The deferred tax asset was calculated using a combined tax rate of 37.3%.

December 31,
2009
Deferred tax asset:
NOL carryforward	$3,766,125
Valuation allowance	(3,766,125)
Total	$-

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The components of income tax expense are as follows for the year ended December 31, 2009.

December 31,
2009
Current income tax (benefit):
Federal	$-
State	100
Current tax expense	$100

Deferred tax expense (benefit) arising from:
Net Operating loss carryforward	$3,766,125
Other	-
Valuation allowance	(3,766,125)
Net deferred tax assets	$-
Income tax provision	$100

Significant reconciling items between the provision for income taxes and the amount of income tax expense that would result from applying the U.S. statutory tax rate of 34% includes the change in valuation allowance and the expected state tax expense, net of the federal benefit.

The Company did not have any uncertain tax positions for which it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of December 31, 2009, the Company had no accrued interest or penalties related to uncertain tax positions and during the year ended December 31, 2009, no interest or penalties were accrued.

NOTE 11     SUBSEQUENT EVENTS

On March 4, 2011, HPI entered into a Stock Exchange Agreement with Freedom, which called for the exchange of stock in HPI for all of the outstanding stock of Freedom (the “Freedom Acquisition”) that HPI did not already own (prior to the acquisition, HPI owned 100,000 shares of Freedom common shares) which resulted in HPI acquiring the remaining 99.83% of Freedom shares. The Freedom Acquisition was approved by HPI’s Board of Directors and a majority of the stockholders of Freedom as required by Nevada law, and the exchange took place effective March 31, 2011. The Freedom Acquisition provided HPI with additional oil exploitation opportunities through its ownership of complimentary properties in HPI’s Utah core area. Pursuant to the Stock Exchange Agreement, HPI assumed all of Freedom’s assets and liabilities.

HPI acquired 100% of all outstanding common stock of Freedom by the acquisition of 59,738,189 shares (99.83%) that the HPI did not previously own in exchange for 59,738,189 shares of restricted common stock of HPI, plus 2,000,000 warrants for the purchase of the HPI’s common stock valued at $11,977 exercisable at $0.25 per share to expire January 31, 2013.

Upon the acquisition, Freedom became a wholly-owned subsidiary of HPI. Richfield was incorporated in Nevada on April 8, 2011. Contemporaneously with the incorporation, Richfield merged with its predecessor company, HPI. In connection with the HPI Merger, HPI was merged out of existence and Richfield assumed all of the assets and liabilities of HPI. On June 20, 2011, Freedom was merged into Richfield with Richfield being the surviving entity.

On March 31, 2011, Freedom extended the term of the Convertible Promissory Notes with Quantum Technology to a maturity date of January 31, 2012. The agreement included the conversion of unpaid interest of $178,193 and a portion of the principal of $118,493 for a total conversion of $296,686 into 1,483,432 shares of Common Stock of the Company (valued at $0.20 per share) which was converted one for one into HPI Common Stock. The Company committed to make principal payments of $200,000 on or before June 30, 2011. Quantum retained 2,000,000 warrants for purchasing Common Stock in HPI.

The Company has evaluated subsequent events through June 4, 2012, the date the financial statements were issued. Other than the non-recognized subsequent events, discussed above, there were no recognized or non-recognized transactions occurring subsequent to year-end.

B-80

DETACH HERE

PROXY

RICHFIELD OIL & GAS COMPANY

15 W. South Temple, Suite 1050

Salt Lake City, UT 84101

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Douglas C. Hewitt, Sr. and Michael A. Cederstrom as proxy holders and attorneys-in-fact of the undersigned with full power of substitution to vote all shares of stock that the undersigned is entitled to vote at the Special Meeting of Stockholders of Richfield Oil & Gas Company, to be held at the Little America Hotel, 500 S. Main Street, Salt Lake City, UT 84101, on Friday, October 19, 2012 at 10:00 a.m., local time, and at any continuation or adjournment thereof, with all the powers that the undersigned would have if personally present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement, dated October 2, 2012. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Corporate Secretary of Richfield Oil & Gas Company, gives notice of such revocation.

This proxy, when properly executed, will be voted in accordance with the specifications made by the undersigned stockholder. WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2, AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Richfield Oil & Gas Company

15 W. South Temple, Suite 1050

Salt Lake City, UT 84101

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE FOLLOWING:

		FOR	AGAINST	ABSTAIN

1.	To ratify the appointment of Mantyla McReynolds LLC as our independent registered public accounting firm for the year ending December 31, 2012.	☐	☐	☐

2.	To approve an amendment to our Articles of Incorporation to, among other things, effect a reverse stock split of our common stock at an exchange ratio of between 1-for-5 and 1-for-10, decrease the number of authorized shares of our common stock to 250,000,000, and clarify and amend certain language in Article V (Directors) and Article VII (Indemnification), subject to the Board’s authority to abandon such amendment.	☐	☐	☐

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

	MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please date and sign exactly as your name or names appear herein. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Signature:	Date:	Signature:	Date:

I